Exhibit 23




                 Consent of Independent Auditors


We consent to the incorporation by reference in the following
Hibernia Corporation Registration Statements

     Form S-3 No. 33-26553 (dated February 21, 1989)
     Form S-8 No. 2-81353 (dated February 23, 1989)
     Form S-8 No. 33-26871 (dated February 23, 1989)
     Form S-3 No. 33-37701 (dated January 31, 1991)
     Form S-8 No. 2-96194 (dated April 8, 1991)
     Form S-3 No. 33-53108 (dated December 28, 1992)
     Form S-3 No. 33-55844 (dated December 28, 1992)
     Form S-4 No. 33-52971 (dated May 13, 1994)
     Form S-4 No. 33-51901 (dated May 13, 1994)
     Form S-4 No. 33-53011 (dated June 16, 1994)
     Form S-4 No. 33-52249 (dated July 8, 1994)

of our report dated January 11, 1994, except for the pooling of interests with the Other Pooled Companies described in Note 16, for which the date is August 1, 1994, with respect to the supplemental consolidated financial statements of Hibernia Corporation included in this Report on Form 8-K dated October 7, 1994.


                                   /S/ ERNST & YOUNG LLP
                                   Ernst & Young LLP


New Orleans, Louisiana
October 7, 1994



          REPORT OF ERNST & YOUNG, INDEPENDENT AUDITORS



The Board of Directors and Shareholders
Hibernia Corporation


We have audited the supplemental consolidated balance sheets of Hibernia Corporation and Subsidiary (formed as a result of the consolidation of Hibernia Corporation and the Other Pooled Companies as described in Note 16) as of December 31, 1993 and 1992 and the related supplemental consolidated statements of income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1993. The supplemental consolidated financial statements give retroactive effect to the mergers of Hibernia Corporation and the Other Pooled Companies during 1994, which have been accounted for using the pooling of interests method as described in Note 16 to the supplemental consolidated financial statements. These supplemental financial statements are the responsibility of the management of Hibernia Corporation. Our responsibility is to express an opinion on these supplemental financial statements based on our audits. We did not audit the financial statements of the Other Pooled Companies which statements reflect total assets constituting approximately 16% for 1993 and approximately 15% for 1992 of the related supplemental consolidated financial statement totals, and which reflect net interest income constituting approximately 14% of the related supplemental consolidated financial statement totals for the three-year period ended December 31, 1993. Those statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to data included for the Other Pooled Companies, is based solely on the reports of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the reports of other auditors, the supplemental financial statements referred to above present fairly, in all material respects, the consolidated financial position of Hibernia Corporation and Subsidiary at December 31, 1993 and 1992, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1993, after giving retroactive effect to the mergers of Hibernia Corporation and the Other Pooled Companies, as described in Note 16 to the supplemental consolidated financial statements, in conformity with generally accepted accounting principles.

As discussed in Notes 3 and 13, in 1993 the Company changed its method of accounting for debt securities and income taxes. As discussed in Note 14, in 1991 the Company changed its method of accounting for lease expense.



                                        /S/ERNST & YOUNG
                                        Ernst & Young


January 11, 1994, except for the
pooling of interests with the Other
Pooled Companies described in Note 16,
as to which the date is
August 1, 1994
New Orleans, Louisiana


Supplemental Consolidated Balance Sheets
Hibernia Corporation and Subsidiary
December 31 ($ in thousands)                               1993           1992

ASSETS
  Cash and due from banks                               $254,856      $295,430
  Short-term investments                                 272,234       617,822
  Securities available for sale                          526,636       604,265
  Securities held to maturity
  (estimated fair values 1993 and
   1992:  $1,815,109 and $1,199,031)                   1,784,561     1,177,418
  Loans, net of unearned income                        2,745,385     2,764,117
  Reserve for possible loan losses                      (168,856)     (194,859)
          Loans, net                                   2,576,529     2,569,258
  Bank premises and equipment                             93,564        99,719
  Customers' acceptance liability                         11,800         2,088
  Other assets                                           199,833       226,710
          TOTAL ASSETS                                $5,720,013    $5,592,710

LIABILITIES
  Deposits:
      Demand, noninterest-bearing                       $946,326      $890,372
      Interest-bearing                                 3,948,528     3,910,446
          Total Deposits                               4,894,854     4,800,818
  Federal funds purchased and securities sold under
      agreements to repurchase                           153,241       127,752
  Liability on acceptances                                11,800         2,088
  Payables arising from securities transactions not
   yet settled                                            50,875       151,344
  Other liabilities                                      110,971        80,584
  Debt                                                    23,981        25,710
          TOTAL LIABILITIES                            5,245,722     5,188,296

SHAREHOLDERS' EQUITY
  Preferred stock, no par value:
     Authorized - 100,000,000 shares; issued
      and outstanding - none                                   -             -
  Class A common stock, no par value:
     Authorized - 100,000,000 shares;
      issued and outstanding
      96,633,258 and 95,418,503 at
      December 31, 1993 and 1992                         185,537       183,204
  Class B common stock, no par value:
     Authorized - 100,000,000 shares; issued
      and outstanding - none                                   -             -
  Surplus                                                389,691       388,452
  Retained earnings (deficit)                           (111,812)     (166,648)
  Unrealized gain on securities available for sale        11,275             -
  ESOP commitment                                           (400)         (594)
          TOTAL SHAREHOLDERS' EQUITY                     474,291       404,414
          TOTAL LIABILITES AND SHAREHOLDERS' EQUITY   $5,720,013    $5,592,710

See notes to supplemental consolidated financial statements.



Supplemental Consolidated Income Statements
Hibernia Corporation and Subsidiary
Year Ended December 31 ($ in thousands, except
 per share data)                                         1993          1992          1991
Interest Income
    Interest and fees on loans                       $224,146      $293,980      $495,697
    Interest on securities:
        U.S. government securities and obligations
            of U.S. government agencies               126,820       111,482       135,929
        Obligations of states and political
            subdivisions                                1,222         1,202         6,274
    Trading account interest                               33            99            70
    Interest on time deposits in domestic banks           295           361           522
    Interest on federal funds sold and securities
        purchased under agreements to resell            9,219        15,198        11,417
        Total Interest Income                         361,735       422,322       649,909
Interest Expense
    Interest on deposits                              121,000       167,648       355,371
    Interest on federal funds purchased and
        securities sold under agreements to
         repurchase                                     4,002         6,910        16,794
    Interest on debt and other                          2,669        13,366        14,396
        Total Interest Expense                        127,671       187,924       386,561
Net Interest Income                                   234,064       234,398       263,348
    Provision for possible loan losses                 (5,607)       68,327       180,589
Net Interest Income After Provision for
    Possible Loan Losses                              239,671       166,071        82,759
Noninterest Income
    Trust fees                                         13,310        12,849        14,844
    Service charges on deposits                        34,937        36,451        39,209
    Other service, collection and exchange
        charges                                        17,367        15,745        21,775
    Gain on settlement of acquired loans                1,308         4,151         9,043
    Loss on sale of Texas Bank                              -        (2,934)            -
    Other operating income                              7,326         9,760        13,247
    Securities gains, net                                 165        17,336        17,707
        Total Noninterest Income                       74,413        93,358       116,136
Noninterest Expense
    Salaries and employee benefits                     98,517        99,480       128,063
    Occupancy expense, net                             22,757        25,393        30,823
    Equipment expense                                  12,577        15,019        15,579
    Data processing expense                            16,753        17,726        12,783
    Foreclosed property expense                         7,135        22,702        28,781
    Provision for data processing enhancements         11,991             -             -
    Other operating expense                            83,604        77,691       122,011
        Total Noninterest Expense                     253,334       258,011       338,040
Income Before Income Taxes, Extraordinary Items and
    Cumulative Effect of Accounting Changes            60,750         1,418      (139,456)
Income tax expense                                      5,359         3,170         1,911
Income Before Extraordinary Items and
    Cumulative Effect of Accounting Changes            55,391        (1,752)     (141,367)
Extraordinary net loss on debt restructuring                -       (44,493)            -
Utilization of net operating loss carryforwards             -         6,181           200
Cumulative effect of accounting changes                 3,043             -       (21,643)

     Net Income (Loss)                                $58,434      ($40,064)    ($162,810)
Income (Loss) Per Share
Income (loss) before extraordinary items and cumulative effect of
    accounting changes                                  $0.58        ($0.04)       ($3.44)
Extraordinary loss on debt restructuring                    -         (1.04)            -
Utilization of net operating loss carryforward              -          0.14          0.01
Cumulative effect of accounting chages                   0.03             -         (0.53)
     Net Income (Loss) Per Share                        $0.61        ($0.94)       ($3.96)

See notes to supplemental consolidated financial statements.





SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
Hibernia Corporation and Subsidiary

                             Shares    Shares                                                       Unrealized
                               of        of
                             Preferred Common                                          Retained     Gains(Losses)
($ in thousands, except per  Stock     Stock   Preferred  Common                ESOP   Earnings     on Securities
  share data)                (000)     (000)   Stock      Stock    Surplus  Commitment (Deficit)   Available for Sale   Total
Balances at December 31,
 1990                              -   40,869  $      -   $78,469  $256,531     ($826)     $44,656         $0           $378,830
Net loss for 1991                  -        -         -         -         -         -     (162,810)         -           (162,810)
Issuance of Common Stock:
   Divdend Reinvestment Plan       -      174         -       335       827         -            -          -              1,162
   Employee Benefit Plan           -      243         -       467       764         -            -          -              1,231
Cash dividends declared:
   Common ($.15 per share)         -        -         -         -         -         -       (4,181)         -             (4,181)
    By pooled companies
     prior to merger               -        -         -         -         -         -         (839)         -               (839)
Reduction of ESOP Commitment                                                      106            -          -                106
Other                              -        -         -         -       318         -            -          -                318
Balances at December 31,
 1991                              -   41,286         -    79,271   258,440      (720)    (123,174)         -            213,817
Net loss for 1992                  -        -         -         -         -         -      (40,064)         -            (40,064)
Issuance of Preferred Stock
 in debt restructuring        21,818        -    60,000         -    50,472         -            -          -            110,472
Conversion of Preferred
 Stock to Common Stock       (21,818)  22,091   (60,000)   42,416    17,584         -            -          -                  -
Issuance of Common Stock:
 Divdend Reinvestment Plan         -       14         -        26        38         -            -          -                 64
 Employee Benefit Plan             -       12         -        24        37         -            -          -                 61
 Purchase Warrants in debt
  restructuring                    -        -         -         -     4,304         -            -          -              4,304
 Rights offering                   -   21,677         -    41,619    37,588         -            -          -             79,207
 Debt conversion                   -   10,338         -    19,848    20,079         -            -          -             39,927
Cash dividends declared:
 By pooled companies prior
  to merger                        -        -         -         -         -         -      (3,410)          -             (3,410)
Reduction of ESOP Commitment       -        -         -         -         -       126           -           -                126
Other                              -        -         -         -       (90)                              (90)
Balances at December 31,
 1992                              -   95,418         -   183,204   388,452      (594)   (166,648)          -            404,414
Net income for 1993                -        -         -         -         -         -      58,434           -             58,434
Issuance of Common Stock:
   Divdend Reinvestment Plan       -       32         -        62       167         -           -           -                229
   Stock Option Plan               -       32         -        61        95         -           -           -                156
   Exercise of Purchase
    Warrants                       -    1,151         -     2,210       955         -           -           -              3,165
Cumulative effect of change
 in accounting for securities
 available for sale                -        -         -         -         -         -           -      11,275             11,275
Cash dividends declared:
   Common ($.03 per share)         -        -         -         -         -         -      (2,508)          -             (2,508)
   By pooled companies
    prior to merger                -        -         -         -         -         -      (1,090)          -             (1,090)
Reduction of ESOP Commitment       -        -         -         -         -       194           -           -                194
Other                              -        -         -         -        22         -           -           -                 22
Balances at December 31,
 1993                              0   96,633         0  $185,537  $389,691     ($400)   (111,812)    $11,275           $474,291

See notes to supplemental consolidated financial statements.



SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
Hibernia Corporation and Subsidiary
Year Ended December 31 ($ in thousands)        1993        1992         1991
Operating Activities
 Net income (loss)                          $58,434    ($40,064)   ($162,810)
 Adjustments to reconcile net income
  (loss) to net
     cash provided by operating
      activities:
        Extraordinary loss on debt
         restructuring                            0      44,493            0
        Provision for possible loan
         losses                              (5,607)     68,327      180,589
        Rent accrued, not currently
         payable                                  0           0       21,643
        Amortization of intangibles and
         deferred charges                     8,747      10,496        9,899
        Depreciation and amortization        12,579      16,242       15,656
        Valuation of Texas Bank                   0           0       13,000
        Premium amortization, net of discount
         accretion                           19,213       9,517       (6,271)
        Realized investment securities
         gains                                 (165)    (17,336)     (17,707)
        Provision for data processing
         enhancements                        11,991           0            0
        Gain on sale of assets               (4,415)     (1,767)      (1,980)
        Provision for losses on
         foreclosed and other assets         13,187      23,731       30,700
        Decrease (increase) in interest
         receivable and other assets         (4,862)     46,073       35,981
        Increase (decrease) in interest
         payable and other liabilities       19,608       7,916      (10,511)
      Net Cash Provided By Operating
       Activities                           128,710     167,628      108,189
Investing Activities
 Purchases of securities                 (1,244,827) (1,105,255)    (754,963)
 Proceeds from sales of securities            6,739     472,315      569,153
 Maturities of securities                   633,965     353,225      237,008
 Net decrease (increase) in loans           (67,957)    642,944      247,467
 Proceeds from sales of loans                66,074      98,767      935,137
 Proceeds from sale of Texas Bank, net
  of $146,237 cash sold                           0     (88,237)           0
 Net cash paid to acquire bank               (2,815)          0            0
 Purchases of premises, equipment
  and other assets                           (9,808)    (11,047)     (16,883)
 Proceeds from sales of foreclosed
  assets                                     38,510      47,502       30,292
 Proceeds from sales of premises,
  equipment and other assets                     57      23,803        7,777
      Net Cash (Used) Provided By
       Investing Activities                (580,062)    434,017    1,254,988
Financing Activities
 Net increase (decrease) in domestic
  deposits                                   40,139    (437,657)  (1,032,926)
 Net increase (decrease) in time deposits
  - foreign office                            1,722        (311)    (120,923)
 Net increase (decrease) in short-term
  borrowings                                 25,355     (14,198)    (166,898)
 Proceeds from issuance of debt              12,506       6,250        2,048
 Payments on debt                           (14,481)     (9,522)     (14,456)
 Issuance of common stock                     3,572      77,705        2,330
 Dividends paid                              (3,598)     (3,410)      (5,020)
      Net Cash Provided (Used) By
       Financing Activities                  65,215    (318,143)  (1,335,845)
Increase (Decrease) in Cash and
 Cash Equivalents                          (386,137)    220,502       27,332
 Cash and Cash Equivalents at Beginning
  of Year                                   913,227     692,725      665,393
      Cash and Cash Equivalents at End
       of Year                             $527,090    $913,227     $692,725
Supplemental Disclosures
 Cash paid (received) during the
  year for:
 Interest expense                          $127,229    $195,655     $397,069
 Income taxes                               $12,260    ($13,728)        $121
Non-cash investing and financing
 activities:
 Loans transferred to foreclosed assets      $5,857     $33,797     $111,251


NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
Hibernia Corporation and Subsidiary


Note 1  Summary of Significant Accounting Policies

Hibernia Corporation, through its wholly owned subsidiary, Hibernia National Bank (the Louisiana Bank), provides a full array of financial products and services, including retail, commercial, small-business, international, mortgage and private banking; cash management; and trust throughout Louisiana. The Louisiana Bank, through its wholly owned subsidiaries, also provides retail brokerage and alternative investments, including mutual funds and annuities.

The accounting principles followed by Hibernia Corporation and Subsidiary (the Company or Hibernia) and the methods of applying those principles conform with generally accepted accounting principles and those generally practiced within the banking industry. The principles which significantly affect the determination of financial position and results of operations are summarized below:

Consolidation

The supplemental consolidated financial statements include the accounts of Hibernia Corporation (the Parent Company) and its wholly owned subsidiary, Hibernia National Bank, for all periods presented and the accounts of Hibernia National Bank in Texas (the Texas Bank) from August 24, 1989, the date of acquisition, to June 30, 1992. The consolidated financial statements include the Parent Company's equity investment in the Texas Bank from June 30, 1992, to the date of its sale, December 31, 1992.

These supplemental consolidated financial statements give retroactive effect to the mergers of Hibernia Corporation with Commercial Bancshares, Inc. (on July 1, 1994), Bastrop National Bank (on July 1, 1994), First Bancorp of Louisiana, Inc. (on August 1, 1994) and First Continental Bancshares, Inc. (on August 1, 1994) which have been accounted for using the pooling of interests method. These supplemental consolidated financial statements will become the primary historical financial statements upon issuance of financial statements that include the date of consummation.

All significant intercompany transactions and balances have been eliminated.

Securities

At December 31, 1993, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities." SFAS No. 115 requires the classification of securities into one of three categories:
Trading, Available for Sale, or Held to Maturity.

Management determines the appropriate classification of debt securities at the time of purchase and re-evaluates this classification periodically. Trading account securities are held for resale in anticipation of short-term market movements. Debt securities are classified as held to maturity when the Company has the positive intent and ability to hold the securities to maturity. Securities not classified as held to maturity or trading are classified as available for sale.

Trading account securities are carried at market value and are included in short-term investments. Gains and losses, both realized and unrealized, are reflected in earnings. Held to maturity securities are stated at amortized cost. Available for sale securities are stated at fair value, with unrealized gains and losses, net of tax, reported in a separate component of shareholders' equity.

The amortized cost of debt securities classified as held to maturity or available for sale is adjusted for amortization of premiums and accretion of discounts to maturity or, in the case of mortgage-backed securities, over the estimated life of the security. Amortization, accretion and accruing interest are included in interest income on securities. Realized gains and losses, and declines in value judged to be other than temporary, are included in net securities gains. The cost of securities sold is determined based on the specific identification method.

Loans

Loans are stated at the principal amounts outstanding, less unearned income and the reserve for possible loan losses. Interest on loans and accretion of unearned income are computed by methods which approximate a level rate of return on recorded principal. Non-refundable loan origination and commitment fees and certain direct loan origination costs are deferred, and the net amount is amortized as an adjustment of the related loan's yield over the life of the loan.

Loans are placed in nonaccrual status when, in management's opinion, there is a question concerning full collectibility of both principal and interest.

Reserve for Possible Loan Losses

The reserve for possible loan losses is maintained to cover possible losses inherent in the loan portfolio. The reserve is based on management's estimate of future losses, and actual losses may vary from the current estimate. The estimate is reviewed periodically, taking into consideration the risk characteristics of the loan portfolio, past loss experience, general economic conditions and other factors which deserve current recognition. As adjustments to the estimate of future losses become necessary, they are reflected as a provision for possible loan losses in current-period earnings. Actual loan losses are deducted from and subsequent recoveries are added to the reserve.

Foreclosed Assets

Foreclosed assets include real estate and other collateral acquired upon the default of loans and in-substance foreclosures. In-substance foreclosure occurs when the market value of the collateral is less than the legal obligation of the borrower, repayment of the loan is dependent upon the sale or operation of the collateral and the borrower's ability to rebuild equity in the property is doubtful.

Foreclosed assets are recorded at fair value of the assets acquired less the estimated cost to sell. Losses arising from the initial reduction of the outstanding loan amount to fair value are deducted from the reserve for possible loan losses. A valuation reserve for foreclosed assets is maintained for subsequent valuation adjustments on a specific-property basis.

Bank Premises and Equipment

Bank premises and equipment are stated at cost less allowances for depreciation and amortization. Depreciation and amortization are computed primarily using the straight-line method over the estimated useful lives of the assets, which generally are 10 to 40 years for buildings and 3 to 15 years for equipment, and over the shorter of the lease terms or the estimated lives of the leasehold improvements.

Excess of Cost Over Fair Value of Net Assets Acquired

The excess of cost over the fair value of net assets acquired
(goodwill) is being amortized using the straight-line method over the estimated periods benefited, generally 15 years.

Income Taxes

Effective January 1, 1993, the Company adopted SFAS No. 109, "Accounting for Income Taxes." Under SFAS No. 109, the liability method is used in accounting for income taxes. This method determines deferred tax assets and liabilities based on differences between financial reporting and tax bases of assets and liabilities. The tax effect of these differences is measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse. Prior to the adoption of SFAS No. 109, income tax expense was determined using the deferred method. Deferred tax expense was based on items of income and expense that were reported in different years in the financial statements and tax returns and was measured at the tax rate in effect in the year the difference originated.

The Company files a consolidated federal income tax return. The Louisiana Bank is subject to a Louisiana shareholder tax which is based partly on income. The income portion is reported as state income tax. In addition, certain subsidiaries of the Louisiana Bank are subject to Louisiana state income tax.

Cash Flows

The Company considers as cash and cash equivalents all items included in cash and due from banks, interest-bearing time deposits in domestic banks and federal funds sold and securities purchased under agreements to resell.

Reclassification

Certain items included in the consolidated financial statements for 1992 and 1991 have been reclassified to conform with the 1993 presentation.


Note 2    Short-Term Investments

                                                  December 31
($ in thousands)                               1993        1992

Interest-bearing time deposits in
  domestic banks                               $1,084      $9,322
Federal funds sold and securities purchased
        under agreements to resell            271,150     608,475
Trading account securities                          0          25
   Total short-term investments              $272,234    $617,822


Note 3    Securities

As discussed in Note 1, the Company adopted SFAS No. 115 effective December 31, 1993. Prior to December 31, 1993, the Company classified securities as held for sale securities (available for sale) and investment securities (held to maturity) based on criteria which did not differ significantly from that required by SFAS No. 115. Held for sale securities were recorded at the lower of cost or fair value. A summary of securities classified as available for sale and held to maturity is presented below.



    ($ in thousands)                          December 31, 1993
                                             Estimated   Gross     Gross
                                   Amortized    Fair   Unrealized Unrealized
    Type                            Cost        Value     Gains     Losses
    Available for sale:
       Mortgage-backed securities  $489,790   $500,851   $11,095       $34
        Other                        25,571     25,785       282        68
         Total available for sale  $515,361   $526,636   $11,377      $102
    Held to maturity:
       U.S. treasuries             $576,674   $590,251   $13,829      $252
       Mortgage-backed securities 1,104,523  1,118,960    18,574     4,137
       Other                        103,364    105,898     2,693       159
        Total held to maturity   $1,784,561 $1,815,109   $35,096    $4,548


    ($ in thousands)                            December 31, 1992
                                           Estimated   Gross     Gross
                                 Amortized    Fair   Unrealized Unrealized
    Type                            Cost     Value     Gains     Losses
    Available for sale:
       Mortgage-backed securities $579,435   $590,954   $11,543       $24
        Other                       24,830     25,129       371        72
         Total available for sale $604,265   $616,083   $11,914       $96
    Held to maturity:
       U.S. treasuries            $592,298   $601,576    $9,680      $402
       Mortgage-backed securities  503,755    514,136    10,952       571
       Other                        81,365     83,319     2,054       100
         Total held to maturity $1,177,418 $1,199,031   $22,686    $1,073

Realized gains and losses from the sale of securities are summarized below:



                         Year Ended December 31
($ in thousands)        1993      1992      1991
Realized gains          $173   $17,555   $23,060
Realized losses           (8)     (219)   (5,353)
Net realized gains      $165   $17,336   $17,707


Securities with carrying values of $1,336,499,000 and $1,221,128,000 at December 31, 1993, and 1992, respectively, were either pledged to secure public and trust deposits or sold under repurchase agreements.

The carrying amount and estimated fair value by maturity of securities held to maturity are shown below:




                                    December 31, 1993
                                  Amortized      Fair
($ in millions)                     Cost        Value
Due in 1 year or less                $162.1       $163.4
Due after 1 year through 5 years      515.4        529.7
Due after 5 years through 10 years     32.3         34.2
Due after 10 years                  1,074.8      1,087.8
    Total held to maturity         $1,784.6     $1,815.1

Mortgage-backed securities are classified according to their contractual maturity without consideration of contractual repayments or projected prepayments. Securities available for sale at December 31, 1993, include $6,087,000 due after 1 year through 5 years, $94,213,000 due after 5 years through 10 years and $426,336,000 due after 10 years.

Note 4   Loans

The following is a summary of loans classified by repayment source:





                                             December 31
($ in thousands)                          1993       1992
    Energy-related                     $66,099    $48,186
    Transportation, communications
    and utilities                      112,898    157,281
    Commercial real estate             448,976    477,167
    Health care                        214,571    255,205
    Services                           239,590    241,459
    Commercial and industrial          467,384    497,684
    Other commercial                   138,827    161,722
        Total commercial             1,688,345  1,838,704
    Residential mortgage               458,788    415,640
    Indirect                           238,219    139,329
    Student                             74,526     72,551
    Revolving credit                    52,815     54,988
    Other                              232,692    242,905
        Total consumer               1,057,040    925,413
        Total portfolio             $2,745,385 $2,764,117

The following is a summary of nonperforming loans and foreclosed assets:




                                  December 31
($ in thousands)                1993        1992
Nonaccrual loans             $59,655    $140,918
Restructured loan              1,841         352
Nonperforming loans          $61,496    $141,270
Foreclosed assets            $36,365     $74,622

Interest income in the amount of $8,910,000 for 1993, $18,112,000 for 1992 and $30,649,000 for 1991 would have been recorded on nonperforming loans if they had been classified as performing. The Company recorded $2,527,000, $1,451,000 and $490,000 of interest income on nonperforming loans during 1993, 1992 and 1991, respectively.

In May 1993, the Financial Accounting Standards Board (FASB) issued SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," which becomes effective January 1, 1995. SFAS No. 114 requires that an impaired loan be measured based on discounted future cash flows, observable market price or fair value of the collateral.
The effect of adopting SFAS No. 114 is not expected to have a material impact.

The following is a summary of activity in the reserve for possible loan losses:




                                      Year Ended December 31
($ in thousands)                    1993        1992        1991

Balance at beginning of year         $194,859    $218,543    $165,242
 Loans charged off                    (37,591)    (92,628)   (137,198)
 Recoveries                            17,195      16,123       9,910
   Net loans charged off              (20,396)    (76,505)   (127,288)
 Provision for possible loan losses    (5,607)     68,327     180,589
 Reduction due to sale of Texas Bank        0     (15,506)          0
Balance at end of year               $168,856    $194,859    $218,543


A valuation reserve on foreclosed assets is reported as a reduction of foreclosed assets. The table below summarizes the changes in this reserve:




                                           Year Ended December 31
 ($ in thousands)                          1993     1992     1991
 Balance at beginning of year           $10,696   $6,514   $7,861
 Addition to reserve charged to expense   9,131   20,942   25,446
 Write-downs of foreclosed property      (6,731) (16,760) (26,793)
 Balance at end of year                 $13,096  $10,696   $6,514

Note 5    Related-Party Transactions

Certain directors and officers of the Company, members of their immediate families and entities in which they or members of their immediate families have principal ownership interests are customers of and have other transactions with the Company in the ordinary course of business. Loans to these parties are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable third-party transactions and do not involve more than normal risks of collectibility or present other unfavorable features.

Loans to related parties were $30,874,000 and $37,487,000 at December 31, 1993, and 1992, respectively. The change during 1993 reflects $64,994,000 in new loans and $71,607,000 of repayments. These amounts do not include loans made in the ordinary course of business to other entities with which the Company has no relationship, other than a director of the Company being a director of the other entity, unless the director had the ability to significantly influence the other entity.

Securities sold to related parties under repurchase agreements amounted to $9,968,000 and $13,115,000 at December 31, 1993, and
1992, respectively. During 1993, the Company sold $22,700,000 of mortgage loan pools to a related party at carrying value, which approximated fair value.

First National Bank of Jefferson (FNJ), a subsidiary of First Continental Bancshares, Inc. (see Note 1) had a number of banking relationships with other banks which had certain directors, officers and shareholders in common. The most significant of these relationships related to loan participations sold to and purchased from the other banks. Total loan participations sold to affiliated banks was approximately $2,149,000 and $551,000 at December 31, 1993 and 1992, respectively. The total of loan participations purchased from these banks amounted to approximately $3,054,000 and $2,009,000 at December 31, 1993 and 1992, respectively. These loan participations sold and purchased were made without recourse, on comparable terms with the original loan, and at market rates of interest which provide for reimbursement of loan origination and servicing costs.

Note 6    Bank Premises and Equipment


                                       December 31
($ in thousands)                      1993     1992
Land                               $20,373  $20,787
Bank premises                       63,499   63,834
Leasehold improvements              28,403   27,547
Furniture and equipment             83,562   78,813
                                   195,837  190,981
Less allowance for depreciation
     and amortization             (102,273) (91,262)
Total                              $93,564  $99,719





                                         Year Ended December 31
($ in thousands)                       1993        1992       1991
Provisions for depreciatioN
     and amortization included in:
        Occupancy expense            $5,629      $4,490     $6,015
        Equipment expense             6,777       8,697      7,956
Total                               $12,406     $13,187    $13,971


Note 7    Time Deposits

Domestic certificates of deposit of $100,000 or more amounted to $721,873,000 and $722,891,000 at December 31, 1993, and 1992,
respectively. Interest on these certificates amounted to $26,184,000, $34,682,000 and $89,195,000 in 1993, 1992 and 1991,
respectively.

Foreign deposits, which are deposit liabilities of the Cayman Island office of the Louisiana Bank, were $3,417,000 and $1,695,000 at December 31, 1993, and 1992, respectively. Interest expense on foreign deposits amounted to $149,000, $71,000 and $3,854,000 for 1993, 1992 and 1991, respectively.

Note 8    Debt





                                                 December 31
($ in thousands)                             1993         1992

Hibernia Corporation:
    Hibernia Corporation notes,
      bearing interest at 13%,
      due August 1995                      $    -         $2,020
    Note payable to a bank,
      bearing interest at prime plus 1%,
      maturing in December 1998             3,345          3,545
    Note payable to a bank,
      bearing interest at prime plus 1%,
      maturing in 1997,  with required
      quarterly principal payments of
      $90,000                                   -          1,008
    Note payable to a bank,
      bearing interest at prime plus 1%,
      maturing in 2003, with required
      quarterly principal payments of
      $110,000                              3,690              -
   Convertible subordinated debentures,
      bearing interest at 10%,
      due 2002                                800            850
   Employee Stock Ownership Plan,
      bearing interest at prime,
      maturing in 1997, with required
      quarterly principal payments
      of $31,200                              400            594
    Senior Secured Notes Payable,
      bearing interest at 10.75%,
      due in 1997                           5,884          5,444
    Mandatory Convertible
    Subordinated Debentures,
      bearing interest at 12%,
      maturing in 1996                      6,000          6,000
Hibernia National Bank:
    Subordinated capital notes,
      bearing interest at 8%,
      maturing in December 1997,
      with required annual principal
      payments of $360,000                      -          6,040
   Federal Home Loan Bank advances          3,862              -
    Other                                       -            209
Total                                     $23,981        $25,710


During 1993, the Company retired Hibernia Corporation notes,
Hibernia National Bank subordinated capital notes and other debt.
All other debt, which was acquired through mergers, was retired at or immediately following the legal mergers, except for the Federal Home Loan Bank advances. The acquired debt was secured by the common stock of various subsidiaries of merger companies.

The Federal Home Loan Bank advances were obtained to fund certain loans made by First Bancorp of Louisiana, Inc. The balance of the loans which secure the advances amounted to $3,899,000 at December 31, 1993. The advances accrue interest at contractual rates of 5.7% to 6.3% and are due in monthly installments of approximately $39,000, including interest. The advances are scheduled to amortize through various dates between 2002 and 2008. However, should the loans for which the advances were obtained repay at a faster rate than anticipated, then the advances are to be repaid at a correspondingly faster rate.

Note 9 Other Assets and Other Liabilitie




                                            December 31
($ in thousands)                          1993       1992
Other assets:
    Accrued interest receivable        $49,398    $44,144
    Goodwill                            42,042     46,897
    Foreclosed assets                   36,365     74,622
    Deferred income taxes               23,967     12,478
    Purchased mortgage servicing
      rights                             4,270      7,416
    Excess servicing receivable
      arising from asset
      securitization                     3,384      7,270
    Other                               39,991     33,883
      Total other assets              $199,417   $226,710

 Other liabilities:
    Accrued interest payable           $21,690    $20,512
    Reserve for future rental
      payments under sale/leaseback     21,155     21,317
    Trade accounts payable and
      accrued liabilities               48,247     23,269
    Other                               19,879     15,486
      Total other liabilities         $110,971    $80,584

Amortization relating to goodwill totaled $4,970,000, $5,776,000 and $6,270,000 for the years ended December 31, 1993, 1992, and 1991, respectively. Accumulated amortization at December 31, 1993, and 1992 totaled $37,776,000 and $32,806,000, respectively.

Note 10   Per-Share Data

Income (loss) per common share data are based on the weighted average number of shares outstanding of 96,196,623; 42,629,773; and 41,138,432 in 1993, 1992 and 1991, respectively. Primary and fully diluted per-share data are not applicable to the Company because the computations are not dilutive. The common stock issued in the mergers is considered to be outstanding as of January 1, 1991.

Note 11   Employee Benefit Plans

The Company maintains a defined-contribution benefit plan under
Section 401(k) of the Internal Revenue Code, the Retirement Security Plan (RSP). Substantially all employees who have completed one year of service are eligible to participate in the RSP. Under the RSP, employees contribute a portion of their regular compensation, with the Company matching employee contributions based upon tenure. Matching contributions are charged to employee benefits expense. At December 31, 1993, the RSP owned 771,100 shares of Class A Common Stock. The Company's contributions to the RSP totaled $705,000 in 1993, $681,000 in 1992 and $2,216,000 in 1991.

In 1993 and 1992, the Company maintained incentive bonus programs for key employees. Costs of the incentive bonus programs were $1,800,000 and $1,750,000 for the years ended December 31, 1993, and 1992, respectively. No bonuses were accrued or paid during 1991.

During 1993, the Company established a plan for grant of performance share awards under its Long-Term Incentive Plan for certain members of management. Under this plan, if the Company achieves certain predetermined performance goals during the two-year period from January 1, 1993, through December 31, 1994, the Company will award common stock to certain members of management who contribute to the Company's achievement of predetermined goals. A maximum of 381,000 shares may be awarded under this plan in 1995. During the year ended December 31, 1993, $1,619,000 of compensation expense was recorded relating to the performance share awards.

The Company sponsors a defined-benefit plan which provides certain health care and life insurance benefits for employees who retired on or before December 31, 1992. The plan is unfunded. Effective January 1, 1993, the Company adopted SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." The effect of prospectively adopting SFAS No. 106 increased net periodic postretirement cost and decreased net income by $292,000.

In November 1992, the FASB issued SFAS No. 112, "Employers' Accounting for Postemployment Benefits." SFAS No. 112 requires accrual-based accounting for benefits cost relating to former or inactive employees after employment but before retirement and becomes effective January 1, 1994. The effect of adopting SFAS No. 112 is not expected to have a material impact.

The accumulated postretirement benefit obligation at January 1, 1993, was $4,591,000. The components of net periodic postretirement benefit cost for 1993 include $397,000 of transition obligation amortization and $367,000 of interest cost.

The discount rate used in determining the accumulated postretirement benefit obligation was 8%. The annual assumed rate of increase in the cost of covered benefits (the health care trend rate) is 11% and is assumed to decrease gradually to 8% in 1996 and to remain constant thereafter. Increasing the health care trend rate by one percentage point in each year would increase the accumulated postretirement benefit obligation as of January 1, 1993, by $279,000 and the aggregate of the amortization and interest cost components of net periodic postretirement benefits by $22,000.

First Bancorp of Louisiana, Inc., (FBL) which was merged into the Company on August 1, 1994, maintained an Employee Stock Ownership Plan (ESOP). This ESOP will remain in existence subsequent to the merger. The ESOP covers substantially all FBL employees who qualified as to age and length of service. A participant's interest in his or her account becomes totally vested after completion of five years of service. Contributions to the ESOP are at the discretion of the Board of Directors; however, contributions, including dividends received from Hibernia, must be sufficient to pay any current obligations of the ESOP. Expense relating to this ESOP of $466,000, $135,000, and $154,000 is included in the supplemental consolidated statements of income for the years ended December 31, 1993, 1992 and 1991, respectively.

At December 31, 1993 and 1992, the ESOP had outstanding a note payable to an unaffiliated bank in the amount of $400,000 and $594,000, respectively, which is guaranteed by the Company. At December 31, 1993, the borrowing was secured by 305,541 shares of Hibernia's common stock. At December 31, 1993 and 1992, the ESOP owned 1,202,316 and 1,230,182 shares, respectively, of Hibernia common stock.

Certain of the merged companies adopted retention agreements in 1993 to encourage certain officers of the merged companies to continue their employment through the consummation of the merger. These agreements were executed primarily to maintain stability within the organization and reduce the risk of loss of key members of management before consummation of any potential merger or acquisition of the respective Companies. These agreements provided that if the designated officers remain with the Company through the consummation of the merger, and certain other conditions are satisfied, they would receive additional compensation aggregating approximately $1.3 million. At December 31, 1993, this liability had not been recorded as shareholder and regulatory approval for the mergers had not yet been obtained. This liability was recorded during the three month period ended June 30, 1994.

Note 12   Stock Options

The Company's stock option plans provide incentive and non-qualified options to various key employees and non-employee directors to purchase shares of Class A Common Stock at no less than the fair market value of the stock at the date of grant. All options issued prior to 1992 became exercisable six months from the date of grant. The remaining options granted under the 1987 Stock Option Plan, the Long-Term Incentive Plan and the 1993 Directors' Stock Option Plan become exercisable in the following increments:
50% after the expiration of two years from the date of grant, an additional 25% three years from the date of grant and the remaining 25% four years from the date of grant.

Options issued to employees and directors, other than the chief executive officer, become immediately exercisable if the holder of the option dies while the option is outstanding. Options granted under the 1987 Stock Option Plan generally expire 10 years from the date granted. Options granted under the Long-Term Incentive Plan and the 1993 Directors' Stock Option Plan do not expire unless the holder dies, retires, becomes permanently disabled or leaves the employ of the Company, at which time the options expire at various times ranging from 30 to 180 days.

At December 31, 1993, shares available for grant under the 1987 Stock Option Plan, the Long-Term Incentive Plan and the 1993 Directors' Stock Option Plan amounted to 173,945; 1,918,970; and 925,000, respectively. The 1983 Stock Option Plan was terminated in November 1993, and there are no options outstanding under this plan.

The table below summarizes the activity in the plans during 1993:





                                          Non-         Price Range
                               Incentive  qualified    Per Share

    1987 Stock Option Plan:
    Outstanding,
    December 31, 1992          176,828    752,379      $4.19 to $18.80
    Granted                     13,913    642,152          $7.19
    Canceled                         -     (4,196)         $4.94
    Exercised                        -    (31,639)         $4.94
    Outstanding
    December 31, 1993          190,741  1,358,696      $4.19 to $18.80
    Exercisable,
    December 31, 1993           15,188    401,583      $4.94 to $18.80

    Long-Term Incentive Plan:
    Outstanding,
    December 31, 1992                -          -
    Granted                          -    963,000      $5.94 to $7.75
    Canceled                         -    (58,000)     $7.13 to $7.63
    Outstanding,
    December 31, 1993                -    905,000      $5.94 to $7.75
    Exercisable,
    December 31, 1993                -          -

    1993 Directors' Stock Option Plan:
    Outstanding,
    December 31, 1992                -          -
    Granted                          -     75,000          $7.31
    Outstanding,
    December 31, 1993                -     75,000          $7.31
    Exercisable,
    December 31, 1993                -          -

Note 13   Income Taxes

As discussed in Note 1, the Company adopted SFAS No. 109 effective January 1, 1993. As permitted by SFAS No. 109, prior-year financial statements were not restated. The cumulative effect of the adoption of this Statement was to increase net income by $3,043,000.

Income tax expense includes amounts currently payable and amounts deferred to or from other years as a result of differences in the timing of recognition of income and expense for financial reporting and federal tax purposes. The components of income tax expense are as follows:





                                           Year Ended December 31
($ in thousands)                           1993     1992     1991
Current tax expense:
     Federal income tax                 $13,762   $3,401   $1,046
     State income tax                     1,696      848      183
Total current tax expense                15,458    4,249    1,229
Deferred tax expense (benefit):
     Federal income tax                   3,408   (1,079)     682
     Change in deferred tax
      valuation reserve                 (13,507)       -        -
Total deferred tax expense (benefit)    (10,099)  (1,079)     682
Shareholder's Equity:
    Cumulative effect of change
     in accounting for securities
     available for sale                   3,946        -        -
    Change in deferred tax
     valuation reserve                   (3,946)       -        -
Total shareholder's equity                    -        -        -
Income tax expense                       $5,359   $3,170   $1,911

The reconciliation of the federal statutory income tax rate to the Company's effective rate can be found in the table below.

<CAPTION




                                                  Year Ended December 31
($ in thousands)             1993              1992            1991
                        Amount  Rate      Amount  Rate    Amount  Rate

Tax expense (benefit)
 based on federal
 statutory rate         $21,263  35.0 %   $484   34.0 %  ($47,415) (34.0)%
Tax-exempt interest      (2,999) (4.9)  (4,168)(293.7)     (7,623)  (5.5)
Goodwill                  1,685   2.8    1,327   93.5      (2,661)  (1.9)
Sale of Texas Bank            -     -    2,182  153.8       4,420    3.2
State income tax, net
 of federal benefit       1,103   1.8      559   39.4         120    0.1
Limitation on
 recognition of
 tax benefit                  -     -    2,527  178.1      54,407    39.0
Change in deferred
 tax valuation reserve  (13,507)(22.2)       -      -           -       -
Change in tax rate on
 existing temporary
 differences             (2,109) (3.5)       -      -           -       -
Other                        49     -      259   18.3         663     0.5
Income tax expense       $5,485   9.0 % $3,170  223.4 %    $1,911     1.4%


During 1993, deferred income taxes were based on differences between the basis of assets and liabilities for financial statement purposes and tax reporting purposes and available tax credit carryforwards. During 1992 and 1991, deferred income taxes were provided on those items that were taxable or deductible in different periods for financial statement and federal income tax purposes. The tax effects of the cumulative temporary differences and tax credit carryforwards which create deferred tax assets and liabilities at December 31, 1993, are detailed below:





    ($ in thousands)                         December 31, 1993
    Deferred tax assets:
        Reserve for possible loan losses          $56,922
        Sale / leaseback                            6,258
        Foreclosed assets                           7,183
        Loan fees                                   2,462
        Other                                      12,230
        Alternative minimum tax
         credit carryforward                       17,450
        Regular net operating losses                2,096
    Total deferred tax assets                     104,601
    Deferred tax liabilities:
        Discounts on securities                       426
        Unrealized gain on securities
           available for sale                       3,946
        Depreciation                                2,640
        Purchase accounting adjustments, net        2,619
        Other                                       4,227
    Total deferred tax liabilities                 13,858
    Deferred tax assets net of
      deferred tax liabilities                     90,743
    Deferred tax valuation reserve                (66,776)
    Total net deferred tax asset                  $23,967


Management currently estimates realizability of the net deferred tax asset based on the Company's ability to, first, recover taxes previously paid and, second, generate taxable income over the next 12 months. A deferred tax valuation reserve is established to limit the net deferred tax asset to its realizable value.

The tax effects of significant items giving rise to deferred tax expense (benefit) in 1992 and 1991 are detailed below:



                                             Year Ended December 31
    ($ in thousands)                              1992      1991
    Provision for possible loan losses          $2,712  ($18,146)
    Discounts on securities                       (135)     (300)
    Foreclosed assets                              813    (3,028)
    Loan fees                                      550       334
    Depreciation                                  (787)     (523)
    Sale of auto loans                          (3,638)      562
    Alternative minimum tax credits               (692)        -
    Other                                           98    (4,234)
    Limitation on recognition of tax benefits        -    26,017
    Deferred tax expense (benefit)             ($1,079)     $682


For federal income tax purposes, the Company has $17,450,000 in alternative minimum tax credit carryforwards at December 31, 1993, which do not expire.

The 1992 debt restructuring between the Company and bank group discussed in Note 17 gave rise to "testing dates" under Section 382 of the Internal Revenue Code to determine if a change in ownership of the Company had occurred. Generally, a change in ownership occurs when the percentage of stock owned by one or more five-percent shareholders, as defined, has increased by more than 50 percentage points over a three-year period. When a change of this type occurs, a limitation is imposed on pre-change "built-in" losses, as defined, and tax credit carryforwards. Due to the assumed issuance of stock in connection with proposed mergers and dependent upon resolution of proposed tax regulations related to stock issuances, for purposes of Section 382, a change in ownership of the Company will occur in 1994. Based on current estimates, the Company has no pre-change "built-in" losses, and its ability to utilize tax credit carryforwards will not be significantly affected.

Note 14   Leases

The Company leases its headquarters, operations center and certain other bank premises and equipment under non-cancelable operating leases which expire at various dates through 2013. Certain of the leases have escalation clauses and renewal options ranging from one to 30 years.

Total rental expense (none of which represents contingent rentals) included in occupancy and equipment expense was $10,740,000;
$12,490,000 and $15,151,000 in 1993, 1992 and 1991,
respectively.

The future minimum rental commitments at December 31, 1993, for all long-term operating leases are as follows: 1994 - $9,254,000; 1995
- - $8,838,000; 1996 - $8,077,000; 1997 - $7,733,000; 1998 -
$7,520,000; and thereafter - $64,812,000.

On January 1, 1991, the Company changed its method of accounting for lease expense related to the 1983 sale/leaseback of the Company's headquarters and operations buildings. Under the alternative method adopted in 1991, the Company recognizes lease expense on the straight-line basis over the terms of the 25-year leases, rather than in accordance with the contractual lease payments. The cumulative effect adjustment resulting from the change in method included in the results of operations for 1991 amounted to $21.6 million. The change had no material effect on the results of operations (before the cumulative effect adjustment) for 1991. There was no income tax benefit recognized related to the cumulative effect adjustment.

Note 15   Other Operating Expense



                                        Year ended December 31
($ in thousands)                        1993     1992     1991
Deposit insurance and
 examination fees                     $14,187  $13,302  $15,900
Postage                                 3,936    4,481    6,846
Stationery and supplies                 4,065    4,041    4,825
Professional                            9,203   13,427   15,339
Amortization of intangibles             8,276   10,174   10,247
State taxes on equity                   2,356    1,872    4,614
Loan collection expense                 4,753    7,237    9,418
Advertising and promotional expenses    5,623    2,882    3,203
Valuation allowance on Texas Bank           -        -   13,000
Other                                  31,205   20,275   38,619
    Total other operating expense     $83,604  $77,691 $122,011


Note 16   Proposed Mergers

The Company merged with four Louisiana financial institutions in 1994. These supplemental consolidated financial statements give retroactive effect to these mergers

On July 1, 1994, Commercial Bancshares, Inc. (Commercial) merged into Hibernia. Hibernia issued 2,367,481 shares of common stock to the shareholders of Commercial common stock. Commercial shareholders received 8.4 shares of Hibernia common stock for each share of Commercial common stock.

On July 1, 1994, Bastrop National Bank (Bastrop) merged into
Hibernia. Hibernia issued 2,444,043 shares of common stock to the shareholders of Bastrop common stock. Bastrop shareholders received 8.147 shares of Hibernia common stock for each share of Bastrop common stock.

On August 1, 1994, First Bancorp of Louisiana, Inc. (FBL) merged into Hibernia. Hibernia issued 4,311,315 shares of common stock to the shareholders of FBL common stock. FBL shareholders received
18.14 shares of Hibernia common stock for each share of FBL common stock.

On August 1, 1994, First Continental Bancshares, Inc. (FCBI) merged into Hibernia. Hibernia issued 3,898,655 shares of common stock to the shareholders of FCBI common stock and other securities. FCBI shareholders received 1.41 shares of Hibernia common stock for each share of FCBI common stock.

Hibernia's mergers with Commercial, Bastrop, FBL and FCBI
(collectively, the Other Pooled Companies) were accounted for as a poolings-of-interests. The following table shows the key components of the results of operations of the previously separate entities for the years ended December 31, 1993, 1992 and 1991.


                                Hibernia  Commercial   Bastrop      FBL    FCBI         Total

Year ended December 31, 1993

Net interest income             $195,705     $6,459     $4,939     $8,248     $18,713     $234,064

Cumulative effect of
  accounting change                    -       $421          -          -      $2,622       $3,043

Net income                       $47,950     $2,088     $2,050     $2,706      $3,640      $58,434


Year ended December 31, 1992

Net interest income             $197,278     $6,538     $5,179     $7,067     $18,336     $234,398


Extraordinary gain (loss)
   on debt restructuring        ($56,122)      $284          -          -     $11,345     ($44,493)

Utilization of net operating
   loss carryforward                   -       $185          -          -      $5,996       $6,181

Net income (loss)               ($64,037)    $2,058     $2,179     $1,945     $17,791     ($40,064)



Year ended December 31, 1991

Net interest income             $234,599     $5,590     $4,175     $4,899     $14,085     $263,348

Utilization of net operating
   loss carryforward                   -       $200          -          -           -         $200

Cumulative effect of
   accounting change            ($21,643)         -          -          -           -     ($21,643)

Net income (loss)              ($165,640)    $1,070     $1,561     $1,038       ($839)   ($162,810)



Hibernia is a party to merger agreements with three additional Louisiana financial institutions which are pending regulatory and shareholder approval. All of these transactions are expected to be consummated during 1994 or early 1995 and will be accounted for as poolings of interests. The summary below contains information regarding institutions with which Hibernia has entered into definitive merger agreements.




($ in thousands)                June 30, 1994      Estimated  Consideration
                                Number             Hibernia       Value of
                                  of      Total     Shares         Shares
       Institution              Offices   Assets    Issued*        Issued*

Pioneer Bancshares, Inc.         11      $361,986   8,371,000      $71,149
First State Bank &
  Trust Company                   7       149,686   3,350,000       28,745
American Bank of Norco            5        93,541   2,250,000       19,125

Total                            23      $605,213  13,971,000     $119,019


*Estimated per share market value of $8.50

Note 17   Recapitalization

During 1992, the Company increased shareholders' equity by $177.8 million through the restructuring of $99.1 million in debt and a shareholder rights offering.

Debt Restructuring

On September 28, 1992, the Company completed the restructuring of its $99.1 million debt to a group of seven banks. As reflected in the table below, the existing debt was extinguished through the issuance of securities and resulted in a non-cash extraordinary loss for the fair value of the securities issued in excess of the carrying value of the debt restructured.

The Company recorded the preferred stock at its $60 million liquidation preference and recorded as surplus the value of the preferred stock in excess of the liquidation preference, together with the value of the warrants issued, net of costs of issuance of $1.3 million. Subsequent to the completion of the rights offering and pursuant to antidilution provisions of the preferred stock, the bank group converted an aggregate of 21,818,182 shares of preferred stock to 22,091,443 shares of common stock.

Under antidilution provisions of the senior and subordinated debt agreements, each bank was issued rights to purchase additional shares of common stock, the number to be determined by the number of shares issued in a rights offering to shareholders. The agreements provided that, if all shares available in the rights offering were purchased, the banks would have the right to purchase an aggregate of approximately 16.5 million shares. The rights offering was fully subscribed, and the banks elected to purchase an aggregate of 10.3 million shares through the conversion of debt and related accrued interest, and certain of the banks purchased for cash an additional 1.9 million shares.

During 1993, certain warrants issued in the restructuring were exercised, resulting in the issuance of approximately 1,151,000 shares of common stock. The number of shares subject to warrants outstanding and exercisable at December 31, 1993, was approximately 661,000. The warrants expire in September 1999.

During 1992, FCBI restructured its debt with a bank.  As a result of this restructuring, a gain on extinguishment of debt of
$11,345,000, net of tax, was recorded.   During 1992, a portion of
Commercial's notes payable were discounted by the lending bank. As a result, an extraordinary gain of $284,000, net of tax, was recorded.

    COMPUTATION OF EXTRAORDINARY LOSS
    ($ in thousands)
    Securities issued
         21,818,182 shares of non-cumulative
            convertible preferred stock valued at
            $5.125 per share, which was the quoted
            market price of Hibernia Corporation
            common stock on September 28,1992            $111,818
         1,812,000 common stock purchase warrants
            valued at $2.375 per share, which is the
            spread between the $5.125 quoted market
            price of Hibernia Corporation common
            stock on September 28, 1992, and the
            $2.75 contractual exercise price                4,304
         Senior debt, secured by all assets of
            the Company                                    26,625
         Subordinated debt                                 12,500
            Total fair value of securities issued        (155,247)
    Less:  debt restructured                               99,125
    Extraordinary loss (non-cash) on debt
      restructuring - Hibernia                            (56,122)
    Extraordinary gain (non-cash) on deby
      restructuring - Commercial                              284
    Extraordinary gain (non-cash) on debt
     restructuring - FCBI                                  11,345
    Extraordinary loss on debt restructuring, net        ($44,493)


Rights Offering

On November 12, 1992, the Company commenced an offering to shareholders of record on that date to purchase 19.8 million shares of common stock at a subscription price of $4.00 per share. The closing market price of the Company's common stock on November 11, 1992, was $5.00 per share. The offering was fully subscribed, and the Company issued 19.8 million shares of common stock. As previously described, certain debtholders elected to participate in the rights offering and purchased an additional 1.9 million shares of common stock at $4.00 per share. The Company received net proceeds from the rights offering of $79.2 million.

Note 18   Sale of the Texas Bank

On December 31, 1992, the Company sold the stock of the Texas Bank to Comerica Incorporated. The Company received net proceeds of $56.2 million, which is the purchase price of $58.0 million reduced by the dividend paid by the Texas Bank to the Parent Company in the third quarter of 1992. The Company recorded a loss of $2.9 million in the third quarter of 1992 in order to reduce the Parent Company's investment in the Texas Bank to its net realizable value.

At June 30, 1992, the carrying values of the assets and liabilities of the Texas Bank were $910.2 million and $848.2 million, respectively. The revenues and expenses of the Texas Bank (before eliminations) shown in the table below are included in the Consolidated Statements of Income on a fully consolidated basis for 1991 and the first six months of 1992.


Condensed Income Statements
Hibernia National Bank in Texas

                                       Six Months Year Ended
                                       Ended June December 31

($ in thousands)                            1992       1991
Interest Income                          $36,132    $94,676
Interest Expense                          15,974     55,377
  Net interest income                     20,158     39,299
Provision for possible loan losses         3,125      7,280
  Net interest income after provision     17,033     32,019
Noninterest income                         5,316     17,730
Noninterest expense                       19,939     46,647
  Income before income taxes               2,410      3,102
Income tax expense                         1,009        864
  Net income                              $1,401     $2,238


Note 19   Hibernia Corporation (Parent Company only)




BALANCE SHEETS
                                        December 31
($ in thousands)                        1993      1992
Investment in bank subsidiary       $461,069  $377,318
Other assets                          63,564    70,742
    Total assets                    $524,633  $448,060
Current liabilities                  $30,639   $24,185
Debt                                  20,119    19,461
Shareholders' equity                 473,875   404,414
    Total liabilities and
      shareholders' equity          $524,633  $448,060



STATEMENTS OF INCOME
                                        Year Ended December 31
($ in thousands)                        1993     1992     1991


    Equity in undistributed income
        (loss) of subsidiary            $65,211  $12,969  ($143,637)
    Dividends from subsidiary             7,340    6,588     10,100
    Other income                          1,924   (3,780)       227
        Total income                     74,475   15,777   (133,310)
    Interest expense                      2,277   12,819     13,801
    Other expense                        13,178    5,985     16,258
        Total expense                    15,455   18,804     30,059
        Income (loss) before taxes,
          extraordinary item and
          accounting changes             59,020   (3,027)  (163,369)
    Income tax expense (benefit)           (299)  (1,196)      (559)
        Income (loss) before
          extraordinary items and
          cumulative effect of
          accounting changes             59,319   (1,831)  (162,810)
    Extraordinary gain (loss) on
      debt restructuring                      0  (44,493)         0
    Utilization of NOL Carryforward           0    6,260          0
    Cumulative effect of accounting
      changes                              (885)       0          0
        Net income (loss)               $58,434 ($40,064) ($162,810)




STATEMENTS OF CASH FLOWS
                                       Year Ended December 31
($ in thousands)                       1993     1992     1991
Operating Activities
    Net income (loss)               $58,434 ($40,064) ($162,810)
    Non-cash adjustment for equity
      in subsidiary's undistributed
      net (income) loss             (65,211) (12,969)   142,462
    Extraordinary loss on
      debt restructuring                  0   44,493          0
    Other adjustments                 7,849   13,654     30,585
Net cash provided (used) by
operating activities                  1,072    5,114     10,237
Investing Activities
    Investment in subsidiary         (9,181) (75,000)    (6,217)
    Proceeds from sales of
      investments, net                  283   (1,103)     1,218
    Sale of Texas Bank                    0   56,225          0
Net cash used by
investing activities                 (8,898) (19,878)    (4,999)
Financing Activities
    Issuance of debt                  8,500    6,250      2,900
    Payments on debt                 (8,088)  (9,109)   (13,771)
    Dividends paid                   (2,999)    (105)    (4,258)
    Issuance of Common Stock          3,572   79,051      2,330
Net cash provided (used)
by financing activities                 985   76,087    (12,799)
    Increase (decrease) in cash      (6,841)  61,323     (7,561)
Cash at beginning of year            63,918    2,595     10,156
Cash at end of year                 $57,077  $63,918     $2,595

Note 20   Other Financial Instruments

The Company issues financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit, letters of credit and standby letters of credit and involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet.

Commitments to extend credit are legally binding, conditional agreements generally having fixed expiration or termination dates and specified interest rates and purposes. These commitments generally require customers to maintain certain credit standards. Collateral requirements and loan-to-value ratios are the same as those for funded transactions and are established based on management's credit assessment of the customer. Commitments may expire without being drawn upon. Therefore, the total commitment amount does not necessarily represent future requirements.

The Company issues letters of credit and financial guarantees whereby it agrees to honor certain financial commitments in the event its customers are unable to perform. The majority of the standby letters of credit consist of performance guarantees. Management conducts regular reviews of all outstanding standby letters of credit, and the results of these reviews are considered in assessing the adequacy of the Company's reserve for possible loan losses.




                                         December 31
($ in thousands)                      1993       199
Commitments to
    extend credit                     $564,381   $456,636
Letters of credit
    and financial guarantees          $104,024   $131,884


Management does not anticipate any material losses as a result of these instruments.

As of December 31, 1993, and 1992, the Company was a guarantor of an interest rate swap agreement, which matures in 1995, with a notional amount of $74 million. The agreement was executed by one of the Company's customers, and the Company is exposed to loss should its customer default. The Company's exposure to loss is limited to the difference between the interest payments the customer is obligated to pay and those it is entitled to receive. The Company attempts to minimize this risk by performing normal credit reviews on its customer.

Significant loan concentrations are disclosed in Note 4.


Note 21   Fair Value of Financial Instruments

SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments for which it is practicable to estimate fair value, whether or not the financial instruments are recognized in the financial statements. When quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. The derived fair value estimates cannot be substantiated through comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. SFAS No. 107 excludes certain financial instruments and all non-financial instruments from its disclosure requirements. Further, the disclosures do not include estimated fair values for items which are not financial instruments but which represent significant value to the Company - among them, core deposit intangibles, loan servicing rights, trust operations and other fee-generating businesses. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

The carrying amount of cash and short-term investments, demand deposits and short-term borrowings approximates the estimated fair value of these financial instruments. The estimated fair value of securities, interest rate swaps and other off-balance-sheet instruments is based on quoted market prices, dealer quotes and prices obtained from independent pricing services. The estimated fair value of loans and interest-bearing deposits is based on present values using applicable risk-adjusted spreads to the LIBOR yield curve to approximate current interest rates applicable to each category of these financial instruments.

Interest rates were not adjusted for changes in credit of performing commercial loans for which there are no known credit concerns. Management segregates loans in appropriate risk categories and believes the risk factor embedded in the interest rates results in a fair valuation of these loans on an entry-value basis.

Variances between the carrying amount and the estimated fair value of loans reflect both credit risk and interest rate risk. Changes in credit risk gave rise to carrying amounts in excess of fair values which is more than offset by the reserve for possible loan losses of $168.9 million. However, the current low interest rate environment gave rise to fair values in excess of carrying amounts.

The fair value estimates presented are based on information available to management as of December 31, 1993. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, these amounts have not been revalued for purposes of these financial statements since that date, and, therefore, current estimates of fair value may differ significantly from the amounts presented.




                                              December 31, 1993
                                                         Estimated
                                           Carrying        Fair
($ in thousands)                           Amount         Value
Assets
    Cash and short-term investments        $527,090      $527,090
    Securities available for sale           526,636       526,636
    Securities held to maturity           1,784,561     1,815,109
    Commercial loans                      1,688,345     1,700,326
    Consumer loans                        1,057,040     1,064,562
Liabilities
    Demand deposits                         946,326       946,326
    Interest-bearing deposits             3,948,528     3,934,767
    Federal funds purchased and
      securities sold under
      agreements to repurchase              153,241       153,241
Off-balance-sheet financial instruments
    Interest rate swaps                           0         1,408
    Commitments and letters of credit             0        (6,117)


Note 22   Regulatory Matters and Dividend Restrictions

In July 1991, the Louisiana Bank entered into a consent order with the Office of the Comptroller of the Currency (OCC). Under the consent order, the Louisiana Bank agreed to develop three-year capital, strategic, profit and liquidity plans; to review and revise certain policies; and to correct specific matters deemed by the OCC to be violations of law. In June 1993, this consent order was terminated by the OCC.

In December 1991, the Parent Company entered into an agreement with the Federal Reserve Bank of Atlanta (FRB), pursuant to which the Parent Company agreed, among other things, to develop capital, strategic and liquidity plans and to obtain approval from the FRB prior to declaring or paying any dividends on its capital stock, increasing its indebtedness or selling certain assets. These regulatory controls were terminated by the FRB in November 1993.

Under current FRB regulations, the Louisiana Bank may lend the Parent Company up to 10% of the Louisiana Bank's capital and surplus. Based on this limitation, approximately $26,086,000 was available for loans to the Parent Company at December 31, 1993.

The payment of dividends by the Louisiana Bank to the Parent
Company is restricted by various regulatory and statutory limitations. In 1994, the Louisiana Bank will have available to pay dividends to the Parent Company, without approval of the OCC, approximately $84,878,000, plus net retained profits earned in 1994 prior to the dividend declaration date.

Banks are required to maintain noninterest-bearing balances with the FRB to meet reserve requirements. Average reserve balances were $42,382,000 in 1993 and $48,560,000 in 1992.

Note 23   Contingencies

The Company is a party to certain pending legal proceedings arising from matters incidental to its business.

In addition, the Company is a named defendant in a shareholder class-action suit which alleges that, during the period March 19, 1990, to July 30, 1991, the market value of the Company's common stock was artificially inflated due to false and misleading news releases and public statements and the failure to disclose material facts. This suit is in the discovery stage. The Company intends to contest the suit vigorously.

The Company has established reserves for potential litigation losses of approximately $11,500,000 at December 31, 1993. In the opinion of management and counsel, the aggregated unreserved liability or loss, if any, of legal proceedings will not have a significant effect on the consolidated financial condition of the Company.

                         COMMERCIAL CONSOLIDATED FINANCIAL INFORMATION

                                            REPORT

                          COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

                                       DECEMBER 31, 1992


                                            REPORT

                          COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

                                       DECEMBER 31, 1992



                                       TABLE OF CONTENTS

                                                       Exhibit          Page



INDEPENDENT AUDITORS' REPORT                                           1

FINANCIAL STATEMENTS FOR THE YEARS ENDED
   DECEMBER 31, 1992 AND 1991:
      Consolidated Statements of Condition             A                2
      Consolidated Statements of Income                B                3
      Consolidated Statements of Changes in
        Shareholders' Equity                           C                4
      Consolidated Statements of Cash Flows            D              5 -  6
      Notes to Consolidated Financial Statements       E              7 - 19

INDEPENDENT AUDITORS' REPORT ON ADDITIONAL                                20
   INFORMATION

ADDITIONAL INFORMATION FOR THE YEAR ENDED
   DECEMBER 31, 1992:
      Consolidating Statement of Condition             F               21
        Information
      Consolidating Statement of Income                G               22
        Information
      Consolidating and Eliminating Entries            H               23



                                 INDEPENDENT AUDITORS' REPORT


Board of Directors
Commercial Bancshares, Inc. and Subsidiary
Abbeville, Louisiana

We have audited the accompanying consolidated statements of condition of Commercial Bancshares, Inc. and Subsidiary as of December 31, 1992 and 1991, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Holding Corporation and Subsidiary's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Commercial Bancshares, Inc. and Subsidiary as of December 31, 1992 and 1991, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.



January 29, 1993

                                                                Exhibit A
                    COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CONDITION    DECEMBER 31, 1992 AND 1991

                         ASSETS
                                        1992              1991
Cash and Due from Banks             $  6,835,587      $  5,380,059
Interest Bearing Deposits                 46,799           150,212
Federal Funds Sold                    11,350,000         6,800,000

  Total Cash and
    Cash Equivalents                  18,232,386        12,330,271

Investment Securities                 89,428,562        84,900,784
Loans (net of allowance for
   loan losses
   of $1,195,030 and
   $1,306,102 in 1992
   and 1991, respectively)            63,123,572        67,513,972
Premises and Equipment, Net            3,235,296         3,482,689
Real Estate and Other Property
   Acquired by Foreclosure,
   Net                                 2,265,898         2,601,318
Accrued Interest Receivable            1,774,692         1,975,148
Other Assets                           2,180,103         1,588,222

TOTAL ASSETS                        $180,240,509      $174,394,404

                  LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES:
Deposits:
   Non-interest Bearing
      Deposits                      $ 26,142,498      $ 20,397,683
   Interest Bearing Deposits         136,329,821       134,679,298

   Total Deposits                    162,472,319       155,076,981

Accrued Interest Payable                 555,358           996,041
Other Liabilities                      1,513,436         1,121,228
Notes Payable                          3,545,000         7,287,652

TOTAL LIABILITIES                    168,086,113       164,481,902

SHAREHOLDERS' EQUITY:
Common Stock, $2 par value,
   500,000 sharesauthorized,
   314,723 shares issued,
   282,343shares
   outstanding                           629,446           629,446
Capital Surplus                          515,305           515,305
Unrealized Loss on
  Marketable Equity
  Securities                              -0-             (186,196)
Treasury Stock,
  32,380 Shares at Cost               (1,152,744)       (1,152,744)
Undivided Profits                     12,162,389        10,104,691

TOTAL SHAREHOLDERS' EQUITY           12,154,396          9,910,502

TOTAL LIABILITIES AND               $180,240,509      $174,392,404
  SHAREHOLDERS' EQUITY

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                                                                   Exhibit B

                          COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

                                         FOR THE YEARS ENDED
CONSOLIDATED STATEMENTS OF INCOME     DECEMBER 31, 1992 AND 1991

                                        1992              1991
INTEREST INCOME:
   Loans, Including Fees            $  6,489,210      $  7,856,716
   Investment Securities:
      Taxable                          5,622,683         6,063,002
      Non-taxable                         69,866           228,859
   Federal Funds Sold                    230,384           292,117

TOTAL INTEREST INCOME                 12,412,143        14,440,694

INTEREST EXPENSE:
   Deposits                            5,496,924         8,215,523
   Notes Payable                         377,686           634,718

TOTAL INTEREST EXPENSE                 5,874,610         8,850,241

NET INTEREST INCOME                    6,537,533         5,590,453

PROVISION FOR LOAN LOSSES                150,000            10,000

NET INTEREST INCOME AFTER
   PROVISION FOR LOAN
   LOSSES                              6,387,533         5,580,453

OTHER INCOME:
   Customer Service Fees                 861,278           917,499
   Loss on Sale of Marketable
      Equity Securities
                                        (201,944)         (213,142)
   Gain on Sale of Other
      Investment Securities
                                         246,045           235,331
   Loss on Sale of Other Real
      Estate and
      Other Property Acquired            (29,589)          (21,738)
   Income From Real Estate
      Acquired by Foreclosure
                                         221,340           104,102
   Other Income                           58,647            83,173

TOTAL OTHER INCOME                     1,155,777         1,105,225

OTHER EXPENSES:
   Salaries and Employee
      Benefits
                                       2,565,331         2,509,687
   Occupancy Expense                     793,808           863,914
   Amortization of Intangible
      Assets
                                         155,480           176,299
   Expenses Related to Real
      Estate Acquired
      by Foreclosure                     256,870           623,313
   Other Operating Expenses            1,545,024         1,479,264

TOTAL OTHER EXPENSES                   5,316,513         5,652,477

INCOME BEFORE INCOME TAX
   EXPENSE AND
   EXTRAORDINARY ITEMS                 2,226,797         1,033,201

INCOME TAX EXPENSE                       638,350           163,445

INCOME BEFORE EXTRAORDINARY
   ITEMS                               1,588,447           869,756

EXTRAORDINARY ITEMS:
   Benefit of Utilization
      of Net Operating
      Loss Carryforward                  185,000           200,000
   Gain on Debt Extinguishment,
      Net of Income
      Taxes                              284,251               -0-

NET INCOME                          $  2,057,698      $  1,069,756

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                                                                   Exhibit C

                        COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF                             FOR THE YEARS ENDED
CHANGES IN SHAREHOLDERS' EQUITY                   DECEMBER 31, 1992 AND 1991



                                        Unrealized
                                           Loss
                                            on
                                        Marketable
                   Common      Capital     Equity    Undivided     Treasury
                   Stock      Surplus   Securities     Profits        Stock

BALANCE,
  12-31-90
  1990         $   629,446  $  515,305  $  (473,511) $ 9,034,935 $(1,152,744)

Change in
  Unrealized
  Loss on
  Marketable
  Equity
  Securities                                287,315

Net Income                                             1,069,756

BALANCE,
  12-31-91        629,446      515,305     (186,196)  10,104,691  (1,152,744)

Change in
  Unrealized
  Loss on
  Marketable
  Equity
  Securities                                186,196

Net Income                                             2,057,698

BALANCE,
  12-31-92     $  629,446   $   515,305  $       -0- $12,162,389 $(1,152,744)



The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                                                                  Exhibit D

                        COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

                                                        FOR THE YEARS ENDED
CONSOLIDATED STATEMENTS OF CASH FLOWS              DECEMBER 31, 1992 AND 1991

                                 1992                    1991

CASH FLOWS FROM OPERATING
   ACTIVITIES:
   Net Income                $  2,057,698            $  1,069,756
   Adjustments to Reconcile
      Net Income to
      Net Cash Provided
      by Operating Activities:
        Loss on Sale of
         Marketable Equity
         Securities               201,944                 213,142
        Gain on Sale on
         Investment
         Securities              (246,045)               (235,331)
        Gain on Debt
         Extinguishment          (430,682)                    -0-
        Net Accretion of
         Discount                     -0-                (314,625)
        Net Amortization
         of Premium               637,520                     -0-
        Provision for
         Loan Losses              150,000                  10,000
        Provision for
         Deferred Income
         Taxes                     (1,325)                    -0-
        Losses on Sales
         and Writedowns of
         Real Estate and
         Other Property
         Acquired by
         Foreclosure               96,134                 348,970
        Depreciation and
         Amortization             481,935                 562,837
        (Increase) Decrease
         in Accrued Interest
         Receivable and
         Other Assets            (530,904)                794,714
        Decrease in Accrued
         Interest Payable       (440,683)                (357,763)
        Increase (Decrease)
         in Other
         Liabilities              393,533                 (71,994)

NET CASH PROVIDED BY
   OPERATING ACTIVITIES         2,369,125               2,019,706

                                                                Exhibit D
                                                               (Continued)

                        COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

                                                         FOR THE YEARS ENDED
CONSOLIDATED STATEMENTS OF CASH FLOWS              DECEMBER 31, 1992 AND 1991

                                 1992                    1991

CASH FLOWS FROM
   INVESTING ACTIVITIES:
   Principal Payments
     Received and Proceeds
     from Sales and
     Maturities of
     Investment
     Securities                45,924,300              16,282,584
   Purchase of
     Investment
     Securities               (50,859,301)            (24,767,670)
   Net Decrease in
     Certificate of
     Deposit                          -0-               1,000,000
   Net Decrease in
     Loans                      4,088,802               3,382,864
   Proceeds from Sales
     of Real Estate
     and Other Property
     Acquired By
     Foreclosure                  904,700               1,656,041
   Purchase of Additional
     Interest in
     Real Estate
     Acquired                    (513,816)                    -0-
   Purchase of Premises
     and Equipment                (95,063)               (129,898)

NET CASH USED IN
   INVESTING ACTIVITIES          (550,378)             (2,576,079)



The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                                                                  Exhibit D
                                                                  Continued

                        COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

                                                         FOR THE YEARS ENDED
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)  DECEMBER 31, 1992 AND 1991



                                 1992                    1991

CASH FLOWS FROM
   FINANCING ACTIVITIES:
   Net Increase in
     Deposits                $  7,395,338            $    138,436
   Repayments of Notes
     Payable                   (3,311,970)               (862,778)

NET CASH PROVIDED BY
   (USED IN) FINANCING
   ACTIVITIES                   4,083,368                (724,342)

NET DECREASE IN CASH
   AND CASH EQUIVALENTS         5,902,115              (1,280,715)

CASH AND CASH EQUIVALENTS,
   BEGINNING OF YEAR           12,330,271              13,610,986

CASH AND CASH EQUIVALENTS,
   END OF YEAR               $ 18,232,386            $ 12,330,271




SUPPLEMENTAL DISCLOSURE
   OF CASH FLOW INFORMATION:
   Cash Paid During the
     Year for Interest       $  6,315,292            $  9,208,004

   Cash Paid During the
     Year for Income
     Taxes                   $    545,538            $    175,000

   Income Tax Refunds
     Received During
     the Year                $        -0-            $    867,277


The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                                                                   Exhibit E

                        COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                  DECEMBER 31, 1992

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES:

The accounting and reporting policies of Commercial Bancshares, Inc. (Holding Corporation) and Subsidiary conform to generally accepted accounting principles and the prevailing practices within the banking industry. A summary of significant accounting policies is as follows:

Principles of Consolidation

The consolidated financial statements include the accounts of Commercial Bancshares, Inc. and its wholly-owned subsidiary, First Commercial Bank. All material intercompany transactions and balances have been eliminated.

Fair Value of Financial Instruments

Statement No. 107 (SFAS No. 107), "Disclosures about Fair Value of Financial Instruments," issued by the Financial Accounting Standards Board in December 1991, requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. The techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. Statement 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Holding Corporation and Subsidiary.

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

   Cash and Cash Equivalents
   For those short-term instruments, the carrying amount is a reasonable estimate of fair value.

   Investment Securities
   Fair value equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

   Loans
   The fair value is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

                                                                 Exhibit E
                                                                 Continued
                        COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                 DECEMBER 31, 1992

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES
(Continued):

   Deposits
   The fair value of demand deposits, NOW accounts, savings accounts, and money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities.

   Notes Payable
   Rates currently available to the Holding Corporation and Subsidiary for debt with similar terms and remaining maturities are used to estimate fair value of existing debt.

Commitments to Extend Credit and Standby Letters of Credit

The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties at the reporting date.

Investment Securities

Investment securities, other than marketable equity securities, are carried at cost, adjusted for amortization of premiums and accretion of discounts which are recognized as adjustments to interest income. Gains or losses on disposition are recorded in other income on the trade date based on the net proceeds and the adjusted carrying amount of the securities sold using the specific identification method. It is the Holding Corporation and Subsidiary's intent, and it has the ability to hold these securities to maturity.

Marketable equity securities are stated at the lower of aggregate cost or market and are adjusted by a charge to a valuation account within shareholders' equity called "Unrealized Loss on Marketable Equity Securities." Realized gains or losses on the sale of marketable equity securities are shown separately in other income.

Loans

Loans are stated at the principal amount outstanding, net of unearned discount and allowance for loan losses. Unearned discount relates principally to consumer installment loans. The related interest income is recognized principally by the simple interest method which records interest based on the principle amount outstanding. Loan fees which represent an adjustment to the interest yield are deferred and amortized over the estimated life of the loan.

When the payment of principal or interest on a loan is delinquent for 90 days, or earlier in some cases, the loan is placed on non-accrual status, unless the loan is in the process of collection and the underlying collateral fully supports the carrying value of the loan. If the decision is made to continue accruing interest on the loan, periodic reviews are made to confirm the accruing status of the loan. When a loan is placed on non-accrual status, interest accrued during the current year prior to the judgement of uncollectibility is charged to operations. Interest accrued during prior periods is charged to the allowance for loan losses. Generally, any payments received on non-accrual loans are applied first to outstanding loan amounts and next to the recovery of charged-off loan amounts. Any excess is treated as recovery of lost interest.

Allowance For Loan Losses

The allowance for loan losses is a valuation allowance available for losses incurred on loans. All losses are charged to the allowance for loan losses when the loss actually occurs or when a determination is made that a loss is likely to occur. Recoveries are credited to the allowance at the time of recovery.

Management's judgment as to the level of future losses on existing loans involves the consideration of current and anticipated economic conditions and their potential effects on specific borrowers; an evaluation of the existing relationships among loans, potential loan losses, and the present level of the allowance; results of examinations of the loan portfolio by regulatory agencies; and management's internal review of the loan portfolio.

It should be understood that estimates of future loan losses involve an exercise of judgment. While it is possible that in particular periods the Bank may sustain losses which are substantial relative to the allowance for loan losses, it is the judgment of management that the allowance for loan losses reflected in the consolidated statements of condition is adequate to absorb possible losses in the existing loan portfolio.

Premises and Equipment

Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation expense is computed primarily using the straight-line method over the estimated useful lives of the assets which range from 3 to 40 years. Leasehold improvements are amortized on a straight-line basis over the periods of the leases or the estimated useful lives, whichever is shorter.

Real Estate Acquired by Foreclosure

Real estate acquired by foreclosure is recorded at the balance of the loan or at estimated fair value, whichever is less, at the date acquired, plus capital improvements made thereafter to facilitate sale. Adjustments are made to reflect declines, if any, in net realizable values below the recorded amounts. Costs of holding real estate acquired in settlement of loans are reflected in income currently. Gains on sales of such real estate are taken into income based on the buyer's initial and continuing investment in the property.

Intangible Assets

Unamortized costs of the purchased subsidiary in excess of the fair market value of the acquired net tangible assets are included in Other Assets in the consolidated statements of condition. Identifiable intangible assets, principally related to depositor and borrower relationships, are being amortized using an accelerated method over the estimated periods benefitted (6 to 12 years). The unamortized balance at December 31, 1992 and 1991 was $239,845 and $320,912, respectively. Amortization expense on identifiable intangible assets was $81,067 and $106,662 for 1992 and 1991, respectively. The remaining costs (goodwill) are being amortized on the straight-line basis over 12 years. The unamortized balance at December 31, 1992 and 1991 was $199,346 and $238,562, respectively. Amortization expense was $39,216 for 1992 and 1991.

Income Taxes

Deferred income taxes are provided for timing differences between items of income or expense reported in the consolidated financial statements and those reported for income tax purposes. These differences relate primarily to the provision for loan losses, writedowns of Other Real Estate Owned, deferred compensation, depreciation on premises and equipment and capital loss carryovers.

In December 1987, the Financial Accounting Standards Board issued Statement No. 96 (SFAS No. 96), "Accounting for Income Taxes". In early 1992, the Financial Accounting Standards Board issued Statement No. 109 (SFAS No. 109) which supersedes SFAS No. 96 for the accounting for income taxes. Implementation is for all fiscal years beginning after December 15, 1992. SFAS No. 109 requires companies to change from the deferred income method to the modified liability method. Under the modified liability method, deferred tax balances are calculated at balance sheet dates and represent amounts of income taxes refundable or payable in future years resulting from temporary differences and operating loss and tax credit carryforwards. The change in deferred tax balances is recorded as an element of income tax expense in the financial statements. Under current interpretations of SFAS No. 109, the company's preliminary evaluation indicates that upon adoption in 1993, a favorable effect of approximately $500,000 will be realized for financial reporting purposes.

The tax sharing agreement between the Holding Corporation and the Bank states that the Bank is responsible only to the extent of that portion of the consolidated tax liability less applicable credits calculated as if it were filing a separate return.

Consolidated Statements of Cash Flows

For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold. Generally, federal funds are purchased and sold for one day periods.

Reclassifications

Certain reclassifications have been made to the 1991 consolidated financial statements in order to conform to the classifications adopted for reporting in 1992.

NOTE 2 - CASH AND DUE FROM BANKS:

The Bank is required to maintain average reserve balances with the Federal Reserve Bank. "Cash and Due from Banks" in the consolidated statements of condition included amounts so restricted of $500,000 at December 31, 1992 and 1991.

NOTE 3 - INVESTMENT SECURITIES:

The carrying value and related market value of investment securities are presented below:

                                                December 31, 1992
                          Carrying     Unrealized      Unrealized      Market
                            Value         Gains          Losses         Value


U.S. Treasuries          $21,715,571  $   234,471    $   (42,136)  $21,907,906
U.S. Agencies             64,648,853      887,673       (253,523)   65,283,003
State and Political
  Subdivisions             1,450,624       42,449           -0-      1,493,073
Other Securities           1,613,514       30,795           -0-      1,644,309

Totals                   $89,428,562  $ 1,195,388    $  (295,659)  $90,328,291


                                                December 31, 1991
                          Carrying     Unrealized      Unrealized      Market
                            Value         Gains          Losses         Value

U.S. Treasuries        $18,883,364  $   317,146    $     -0-     $19,200,510
U.S. Agencies           62,492,958    1,752,274       (62,009)    64,183,223
State and Political
  Subdivisions             994,485       64,738          (604)     1,058,619
Marketable Equity
  Securities             1,527,007       -0-             -0-       1,527,007
Other Securities         1,002,970       17,655          -0-       1,020,625

Totals                 $84,900,784  $ 2,151,813   $   (62,613)   $86,989,984


The carrying value and related market value of investment securities at December 31, 1992, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                      Carrying       Market
                                       Value           Value

Due in One Year or Less             $38,478,930      $38,834,059
Due After One Year through
  Five Years                        49,467,264        49,962,952
Due After Five Years through
  Ten Years                           1,026,210        1,059,079
Due After Ten Years                     456,158          472,201

Totals                              $89,428,562      $90,328,291

At December 31, 1991, marketable equity securities consisted of investments in the following mutual funds: Transamerica U.S. Government Income Trust, Transamerica Government Securities Trust, and Colonial Government Securities.

Proceeds from sales of investments in debt securities during 1992 were $8,359,703. Gross gains of $246,045 and gross losses of $-0- were realized on those sales.

Proceeds from sales of investments in debt securities during 1991 were $15,339,746. Gross gains of $236,266 and gross losses of $935 were realized on those sales.

Investment securities with a carrying amount of approximately $30,320,343 and $32,841,969 and an estimated market value of $30,885,909 and $34,469,037 at
December 31, 1992 and 1991, respectively, were pledged to secure public deposits and for other purposes required or permitted by law.

NOTE 4 - LOANS:

The loan portfolio consists of various types of loans classified by major type as follows:
                                        1992             1991

Real Estate                         $38,143,741      $38,726,389
Commercial and
  Industrial                         17,806,935       19,395,194
Consumer                              7,698,373        9,638,286
Agriculture                             640,488          887,314
Other                                    29,065          172,891

                                     64,318,602       68,820,074
Less Allowance
  for Loan Losses                     1,195,030        1,306,102

Totals                              $63,123,572      $67,513,972

Loans had an estimated fair value of $64,228,923 at December 31, 1992.

As of December 31, 1992 and 1991, loans outstanding to directors, officers, and their affiliates were approximately $4,634,484 and $4,578,799, respectively.
In the opinion of management, all transactions entered into between the Bank and such related parties have been and are, in the ordinary course of business, made on the same terms and conditions as similar transactions with unaffiliated persons. During 1992, $5,083,957 of new and renewal loans were made and repayments of $5,028,272 were received. Letters of Credit and unadvanced lines of credit to directors, officers, and their affiliates totaled $1,304,616 and $772,099 at December 31, 1992 and 1991.

At December 31, 1992, fixed rate loans totaled $45,605,390 and variable rate loans totaled $18,713,212.

At December 31, 1992 and 1991 loans on which the accrual of interest had been discontinued or reduced amounted to $848,073 and $1,547,356, respectively. Interest income foregone on these non-accrual loans was $82,131 and $43,757 for the years ended December 31, 1992 and 1991, respectively.

The Bank had five trouble debt restructurings during the year involving commercial loans. The aggregate recorded investment at December 31, 1992 was $352,320. The amount of interest income included in net income from these loans was $21,727. If the loans would have been continued under the original terms gross interest income would have been $30,695.

An analysis of activity in the allowance for loan losses is as follows:

                                        1992             1991

Balance at Beginning
  of Year                           $ 1,306,102      $ 2,064,339

  Provision Charged
    to Operations                       150,000           10,000
  Loans Charged Off                    (406,368)        (965,938)
  Loan Recoveries                       145,296          197,701

Balance at End
  of Year                           $ 1,195,030      $ 1,306,102


NOTE 5 - PREMISES AND EQUIPMENT:

Premises and equipment are summarized below:
                                        1992             1991

Land                                $   455,970      $   455,970
Buildings                             3,511,047        3,508,297
Leasehold Improvements                  296,251          290,788
Furniture, Fixtures,
  and Equipment                       3,038,734        2,973,768

                                      7,302,002        7,228,823
Less Accumulated
  Depreciation and
  Amortization                       (4,066,706)      (3,746,134)

Premises and Equipment,
  Net                               $ 3,235,296      $ 3,482,689

Depreciation expense included in the Consolidated Statements of Operations was $342,456 and $402,538 for the years ended December 31, 1992 and 1991.

NOTE 6 - DEPOSITS:

Deposits are summarized below:
                                        1992             1991

Demand                              $ 26,142,498     $ 20,397,683
NOW Accounts                          28,641,197       24,062,385
Savings                               14,774,682       11,668,123
Money Market Accounts                 28,707,285       24,593,358
Time Certificates
  of Deposits                         64,206,657       74,355,432

Totals                              $162,472,319     $155,076,981

Deposits had an estimated fair value of $ 162,735,630 at December 31, 1992.

Included in the interest bearing deposits are certificates of deposit in amounts of $100,000 or more totaling $13,960,372 and $17,591,861 at December 31, 1992 and 1991, respectively.

NOTE 7 - CONCENTRATION OF DEPOSITS:

The Bank has deposits with four customers in the amount of $10,982,755 at December 31, 1992. This amount represents 6.76% of total customer deposits. The deposits consist of public, corporate and personal funds.

NOTE 8 - NOTES PAYABLE:

Notes payable consist of the following notes secured by 100% of the stock of the subsidiary bank. The current note is subject to the terms of a loan agreement which specifies minimum net worth and capital requirements, common stock dividend restrictions, loan loss reserve requirements, limitations on non-performing assets and other customary covenants.

                                       1992               1991
Note payable to a bank,
bearing interest payable
quarterly at a rate 1/4
of 1% in excess of the
prime rate of the lending
bank, 7.75% as of
December 31, 1991                   $    -0-           $6,835,000

Note payable to a bank,
bearing interest payable
quarterly at a rate 1/2
of 1% in excess of the
prime rate of the lending
bank, 8.00% as of
December 31, 1991                        -0-              452,652

                                       1992               1991

Note payable to a bank,
bearing interest payable
quarterly at the rate of
1% in excess of the prime
rate of the lending bank,
7.00% at December 31, 1992.           3,545,000               -0-

  Totals                            $ 3,545,000       $7,287,652

Notes payable had a estimated fair value of $3,545,000 at December 31, 1992.

Maturities of notes payables for each of the five years succeeding December 31, 1992, are as follows:

             Year                      Amount
   December 31, 1993                $   200,000
   December 31, 1994                    390,000
   December 31, 1995                    655,000
   December 31, 1996                    705,000
   December 31, 1997                    780,000
   After December 31, 1997              815,000

   Total                            $ 3,545,000

A portion of the notes payable at December 31, 1991 were discounted by the lending bank and the balance paid in full in September 1992. The extraordinary item reported at December 31, 1992, is the $430,682 discount allowed by the lending bank, net of $146,431 in related income taxes.

NOTE 9 - INCOME TAXES:

The components of the provision for federal income taxes are as follows:

                                                     1992              1991


Current Income
  Tax Provision                                  $601,106          $121,000
Income Taxes Related
  to Gain on Debt
  Extinguishment                                 (146,431)            -0-
Benefit of Prior
  Net Operating Losses                            185,000            200,000
Refund Related to 1991
  in Excess of Benefit
  Recorded in Prior Year                            -0-              (98,000)
Provision for Deferred
  Taxes                                            (1,325)           (59,555)

Total                                         $   638,350        $   163,445

The provision for federal income taxes differs from the amount computed by applying the federal income tax statutory rate on operations as follows:

                                           1992             1991
                                      Amount     %      Amount     %
Taxes Calculated
  at Statutory Rate                  $757,000   34.0   $351,000   34.0
Decrease resulting
  from Tax-Exempt
  Interest Component                  (38,000)  (1.7)  (116,000) (11.2)
Amortization of Costs
  Incurred and Excess
  Purchase Price of
  Acquired Company                     55,000    2.5     77,000    7.5
Utilization of Available
  Tax Credits                        (164,000)  (7.4)
Refund Related to 1991
  in Excess of
  Benefit Recorded                        -0-    -0-    (98,000)  (9.5)
Deferred Tax from
  Prior Year                              -0-    -0-    (59,555)  (5.8)
Other, Net                             28,350    1.3      9,000     .8

Totals                               $638,350   28.7   $163,445   15.8

NOTE 9 - INCOME TAXES (Continued):

Deferred taxes, according to the timing differences which caused them, are as follows:
                                         1992               1991

Depreciation                         $   (19,000)       $   (16,000)
Provision for
  Loan Losses                             (5,000)           215,000
Deferred Compensation                     14,000            (13,000)
Capital Loss not
  Utilized Due to
  Limitation                             (46,000)           (85,000)
Other Real
  Estate Owned                            63,000              2,000
Limitation on
  Recording of
  Deferred Tax Debits                       -0-            (102,000)
Other                                     (8,325)            (1,000)

Totals                               $    (1,325        $       -0-


NOTE 10 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK:

The Bank is a party to various financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit and involve, to varying degrees, elements of credit risk in excess of the amounts recognized in the consolidated statements of condition.

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. The
Bank does not anticipate any material loss as a result of these transactions.

                                          1992             1991


Commitments to
  Extend Credit                       $ 7,017,503      $ 7,534,537

Standby Letters
  of Credit                           $   638,550      $   541,510

The fair values of commitments to extend credit and standby letters of credit were $7,017,503 and $638,550 at December 31, 1992.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts disclosed above do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if considered necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counterparty.

NOTE 10 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK (Continued):

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

NOTE 11 - COMMITMENTS AND CONTINGENT LIABILITIES:

The Holding Corporation and Subsidiary are also subject to claims and lawsuits which arise primarily in the ordinary course of business. Based on information presently available and advice received from legal counsel representing the Holding Corporation and Subsidiary in connection with such claims and lawsuits, it is the opinion of management that the disposition or ultimate determination of such claims and lawsuits will not have a material adverse effect on the consolidated financial position of the Holding Corporation and Subsidiary.

The Bank is a party to three operating lease agreements for the rental of branch bank and drive-in facilities. Monthly payments total $3,346 through lease periods that begin to expire in 1993.

Required payments for each of the next five years are as follows:

                                       Amount

                 1993               $    38,502
                 1994                    19,552
                 1995                     9,552
                 1996                     1,592
                 1997                       -0-

                 Total              $    69,198


Lease payments included in Occupancy Expense totaled $40,152 and $39,880 for the years ending December 31, 1992 and 1991, respectively.

NOTE 12 - DIVIDEND RESTRICTIONS:

The Bank is restricted under applicable laws in the payment of dividends to an amount equal to current year earnings plus undistributed earnings for the immediately preceding year, unless prior permission is received from the Commissioner of Financial Institutions. Payment of dividends by the Holding Corporation are subject to restrictive covenants of the debt agreement.

NOTE 13 - EMPLOYEE BENEFIT PLANS:

The Bank has an Employee Stock Ownership Plan (ESOP) covering employees who meet certain eligibility requirements. The cost of the Plan is borne by the Bank through contributions determined by the Board of Directors. Contributions to the ESOP were $30,000 for the year ended December 31, 1992.

The Bank also has a salary deferral plan covering substantially all employees who meet eligibility requirements. The plan provides for payments upon retirement, death or disability. The Bank makes a matching contribution for a portion of the employee salary deferrals. The Bank's contributions to the plan were $37,976 and $35,128 for the years ended December 31, 1992 and 1991, respectively.

NOTE 14 - STOCK OPTION PLAN:

During 1992, the Board of Directors of the Holding Corporation and the President of the Bank signed a stock option agreement. Under the agreement, the Holding Corporation has offered an option to the President to purchase 4,000 shares of common stock at the market price of the stock on the agreement date of September 1, 1992 ($25 per share). The option was not exercised in 1992 and expires September 1, 1993.

NOTE 15 - RELATED PARTY TRANSACTIONS:

The majority of the insurance coverages for the Bank were written through an insurance agency owned by a member of the Board of Directors. The policies provide coverage for bank facilities and equipment, blanket bond and liability coverage, and other miscellaneous insurance needs. Payments to the agency totalled $184,196 during the year ended December 31, 1992.

                    INDEPENDENT AUDITORS' REPORT ON ADDITIONAL INFORMATION



Board of Directors
Commercial Bancshares, Inc. and Subsidiary
Abbeville, LA


Our report on our audit of the basic consolidated financial statements of Commercial Bancshares, Inc. and Subsidiary for 1992 appears on page 1. That audit was made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The consolidating information on pages 19 through 21 is presented for the purpose of additional analysis and is not a required part of the basic financial statements. This consolidating information is the responsibility of the Company's management. Such information has been subjected to the auditing procedures applied in our audit of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects when considered in relation to the basic consolidated financial statements taken as a whole.





January 29, 1993

                                                               Exhibit F

                                 COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY



CONSOLIDATING STATEMENT OF CONDITION INFORMATION            DECEMBER 31, 1992

                                                                First
                                               Commercial       Commercial
ASSETS                                         Bancshares         Bank

Cash and Due from Banks                        $   315,869      $  6,835,587
Interest Bearing Deposits                                             46,799
Federal Funds Sold                                                11,350,000

  Total Cash and Cash Equivalents                  315,869        18,232,386


Investments Securities                                            89,428,562
Loans, Net                                                        63,100,382
Premises and Equipment, Net                                        2,905,131
Real Estate Acquired by
  Forclosure, Net                                                  2,265,898
Accrued Interest Receivable                                        1,774,692
Other Assets                                    15,897,873         1,589,654

TOTAL ASSETS                                   $15,897,873      $179,296,705

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES:
  Deposits:                                    $       -0-      $ 26,458,367
    Non-interest Bearing                                         136,329,821
    Interest Bearing

      Total Deposits                                   -0-       162,788,188

    Accrued Interest Payable                        67,550           487,808
    Other Liabilities                              130,927         1,617,177
    Notes Payable                                3,545,000

      Total Liabilities                          3,743,477       164,893,173

SHAREHOLDERS' EQUITY
  Common Stock                                     629,446           600,000
  Capital Surplus                                  515,305         5,400,000
  Treasury Shares, At Cost                      (1,152,744)
  Undivided Profits                             12,162,389         8,403,532

      Total Shareholders' Equity                12,154,396        14,403,532

TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY     $15,897,873      $179,296,705

                                                                  Exhibit F
                                                                  (Continued)

                                 COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY


CONSOLIDATING STATEMENT OF CONDITION INFORMATION            DECEMBER 31, 1992

                                               Consolidating     Commercial
                                                    and          Bancshares,
                                               Eliminating       Inc. and
ASSETS                                           Entries         Subsidiary

Cash and Due from Banks                        $  (315,869)      $  6,835,587
Interest Bearing Deposits                                              46,799
Federal Funds Sold                                                 11,350,000

  Total Cash and Cash Equivalents                 (315,869)        18,232,386

Investments Securities                                             89,428,562
Loans, Net                                          23,190         63,123,572
Premises and Equipment, Net                        330,165          3,235,296
Real Estate Acquired by
  Forclosure, Net                                                   2,265,898
Accrued Interest Receivable                                         1,774,692
Other Assets                                   (14,991,555)         2,180,103

TOTAL ASSETS                                  $(14,954,069)     $ 180,240,509

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES:
  Deposits:
    Non-interest Bearing                      $   (315,869)     $  26,142,498
    Interest Bearing                                              136,329,821

      Total Deposits                              (315,869)       162,472,319

    Accrued Interest Payable                                          555,358
    Other Liabilities                             (234,668)         1,513,436
    Notes Payable                                                   3,545,000

      Total Liabilities                           (550,537)       168,086,113

SHAREHOLDERS' EQUITY
  Common Stock                                    (600,000)           629,446
  Capital Surplus                               (5,400,000)           515,305
  Treasury Shares, At Cost                                        (1,152,744)
  Undivided Profits                             (8,403,532)        12,162,389

      Total Shareholders' Equity               (14,403,532)        12,154,396

TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY    $(14,954,069)      $180,240,509

                                                                   Exhibit G

                    COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATING STATEMENT OF INCOME INFORMATION
FOR THE YEAR ENDED DECEMBER 31, 1992


                                                               First
                                               Commercial      Commercial
                                               Bancshares        Bank

INTEREST INCOME:
  Loans, Including Feests                      $       -0-     $  6,489,210
  Investment Securities:
    Taxable                                        15,241         5,607,442
    Non-Taxable                                                      69,866
  Federal Funds Sold                                                230,384
                                                   15,241        12,396,902

INTEREST EXPENSE:
  Deposits                                                        5,496,924
  Notes Payable                                   377,686
                                                  377,686         5,496,924
NET INTEREST INCOME (LOSS)                       (362,445)        6,899,978

PROVISION FOR LOAN LOSSES                                           150,000

NET INTEREST INCOME (LOSS) AFTER PROVISION
  FOR LOAN LOSSES                                (362,445)        6,749,978

OTHER INCOME:
  Customer Service Fees                                             861,278
  Loss on Sale of Marketable Equity
    Securities                                                     (201,944)
  Gain on Sale of Other Investment
    Securities                                        874           245,171
  Loss on Sale of Other Real Estate
    and Other Property Acquired                                     (29,589)
  Income From Real Estate Acquired
    by Foreclosure                                                  221,340
  Other Income                                  1,950,451            38,098
                                                1,951,325         1,134,354

OTHER EXPENSES:
  Salaries and Employee Benefits                                  2,565,331
  Occupancy Expense                                                 793,808
  Amortization of Intangible Assets               155,480
  Expenses Related to Real Estate
    Acquired by Foreclosure
    and Repossessed Property                                        256,870
  Other Operating Expenses                         95,667         1,449,357
                                                  251,147         5,065,366

                                                                  Exhibit G
                                                                  (Continued)

                          COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATING STATEMENT OF INCOME INFORMATION
FOR THE YEAR ENDED DECEMBER 31, 1992

                                                               First
                                               Commercial      Commercial
                                               Bancshares        Bank

INCOME BEFORE INCOME TAX EXPENSE
  (BENEFIT) AND EXTRAORDINARY
  ITEMS                                         1,337,733         2,818,966

INCOME TAX EXPENSE (BENEFIT)                     (250,715)          889,065

INCOME BEFORE EXTRAORDINARY ITEMS               1,588,448         1,929,901

EXTRAORDINARY ITEMS                               469,251

NET INCOME                                    $ 2,057,699     $   1,929,901

                                                        Exhibit G
                                                        (Continued)


               COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATING STATEMENT OF INCOME INFORMATION
FOR THE YEAR ENDED DECEMBER 31, 1992

                                          Consolidating   Commercial
                                               and         Bancshares,
                                           Eliminating     Inc. and
                                             Entries      Subsidiary

INTEREST INCOME:
  Loans, Including Fees                    $       -0-    $  6,489,210
  Investment Securities:
    Taxable                                                  5,622,683
    Non-Taxable                                                 69,866
  Federal Funds Sold                                            230,384

                                                             12,412,143

INTEREST EXPENSE:
  Deposits                                                    5,496,924
  Notes Payable                                                 377,686
                                                              5,874,610
NET INTEREST INCOME (LOSS)                                    6,537,533

PROVISION FOR LOAN LOSSES                                       150,000

NET INTEREST INCOME (LOSS) AFTER PROVISION
  FOR LOAN LOSSES                                             6,387,533

OTHER INCOME:
  Customer Service Fees                                         861,278
  Loss on Sale of Marketable Equity
    Securities                                                 (201,944)
  Gain on Sale of Other Investment
    Securities                                                  246,045
  Loss on Sale of Other Real Estate
    and Other Property Acquired                                 (29,589)
  Income From Real Estate Acquired
    by Foreclosure                                              221,340
  Other Income                               (1,929,902)         58,647

                                             (1,929,902)      1,155,777

                                                                  Exhibit G
                                                                  (Continued)

                        COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATING STATEMENT OF INCOME INFORMATION
FOR THE YEAR ENDED DECEMBER 31, 1992

                                          Consolidating   Commercial
                                               and         Bancshares,
                                           Eliminating     Inc. and
                                             Entries      Subsidiary

OTHER EXPENSES:
  Salaries and Employee Benefits                              2,565,331
  Occupancy Expense                                             793,808
  Amortization of Intangible Assets                             155,480
  Expenses Related to Real Estate
    Acquired by Foreclosure
    and Repossessed Property                                     256,870
  Other Operating Expenses                                     1,545,024
                                                               5,316,513

INCOME BEFORE INCOME TAX EXPENSE
  (BENEFIT) AND EXTRAORDINARY
  ITEMS                                      (1,929,902)       2,226,797

INCOME TAX EXPENSE (BENEFIT)                                     638,350

INCOME BEFORE EXTRAORDINARY ITEMS            (1,929,902)       1,588,447

EXTRAORDINARY ITEMS                                              469,251

NET INCOME                                  $(1,929,902)    $  2,057,698

                                                                 Exhibit H

                     COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

                      CONSOLIDATING AND ELIMINATING ENTRIES


                                                     (1)


Premises and Equipment, Net             $   330,165
Loans                                        23,190
Other Liabilities                           234,668
Other Assets                                                      $588,023


    To reclassify intangibles
      resulting from excess
      price paid over book
      value from other assets
      to appropriate accounts.


                                                     (2)


Noninterest-bearing Deposits                315,870
Cash and Due from Banks                                            315,870


    To eliminate parent company's
      demand deposit accounts at
      the subsidiary bank.


                                                     (3)


Common Stock                                600,000
Capital Surplus                           5,400,000
Undivided Profits                         6,473,630
Other Income                              1,929,902
  Other Assets                                                  14,403,532


    To eliminate equity in
      subsidiary and investment
      in consolidated subsidiary
      on parent company's books.

                                                   REPORT

                                 COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

                                         DECEMBER 31, 1991 AND 1990

                                                   REPORT

                                 COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

                                         DECEMBER 31, 1991 AND 1990



                                              TABLE OF CONTENTS

                                                  Exhibit             Page

INDEPENDENT AUDITORS' REPORT                                          1

FINANCIAL STATEMENTS FOR THE YEARS ENDED
  DECEMBER 31, 1991 AND 1990:
    Consolidated Statements of Condition               A               2
    Consolidated Statements of Operations              B               3
    Consolidated Statements of Changes in
      Shareholders' Equity                             C               4
    Consolidated Statements of Cash Flows              D           5 - 6
    Notes to Consolidated Financial Statements         E           7 - 16

INDEPENDENT AUDITORS' REPORT ON
  ADDITIONAL INFORMATION                                               17

ADDITIONAL INFORMATION FOR THE YEAR ENDED
  DECEMBER 31, 1991:
  Consolidating Statement of Condition
    Information                                        F               18
  Consolidating Statement of Operations
    Information                                        G               19
  Consolidating and Eliminating Entries                H               20

                            INDEPENDENT AUDITORS' REPORT



Board of Directors
Commercial Bancshares, Inc. and Subsidiary
Abbeville, Louisiana

We have audited the accompanying consolidated statement of condition of Commercial Bancshares, Inc. and Subsidiary as of December 31, 1991, and the related consolidated statement of operations, changes in shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Holding Corporation and Subsidiary's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Commercial Bancshares, Inc. and Subsidiary as of December 31, 1990, were audited by other auditors whose report dated January 31, 1991, on those statements included an explanatory paragraph that described the uncertainty detailed in the final paragraph below.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Commercial Bancshares, Inc. and Subsidiary as of December 31, 1991, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

At December 31, 1990, the Holding Corporation's notes payable to a Bank had matured. The loan agreements relating to these notes anticipates an annual renewal of the notes for the next five years. However, as a result of the Holding Corporation's failure to meet certain technical covenants in the loan agreement, the lender originally expressed its intention not to renew the notes and demanded payment in full. The Holding Corporation has been negotiating with the lender since 1990 to restructure the debt. The notes are secured by 100% of the stock of the subsidiary bank. Payments continue to be made according to the agreement and management believes that the negotiations will be successful. The consolidated financial statements do not contain any adjustments which might be required should the negotiations not succeed.




January 31, 1992

                                                                    Exhibit A

                                 COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CONDITION               DECEMBER 31, 1991 AND 1990
                                       ASSETS
                                                       1991          1990

Cash and Due from Banks (Note 2)                   $  5,380,059  $  6,361,847
Interest Bearing Deposits                               150,212     1,324,139
Total Cash and Cash Equivalents                       5,530,271     7,685,986
Certificate of Deposit                                      -0-     1,000,000
Federal Funds Sold                                    6,800,000     5,925,000
Investment Securities (Note 3)                       84,900,784    75,791,569
Loans (net of allowance for loan
  losses of $1,306,102 and
  $2,065,000 in 1991 and 1990,
  respectively) (Note 4)                             67,513,972    71,474,031
Premises and Equipment, Net (Note 5)                  3,482,689     3,755,329
Real Estate and Other Property
  Acquired by Foreclosure, Net                        2,601,318     4,039,134
Accrued Interest Receivable                           1,975,148     1,869,794
Other Assets                                          1,588,222     2,648,589

TOTAL ASSETS                                       $174,392,404  $174,189,432

                     LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES:
Deposits:
  Non-interest Bearing Deposits                    $ 20,397,683  $ 21,510,149
  Interest Bearing Deposits                         134,679,298   133,428,396

  Total Deposits (Note 6 and 7)                     155,076,981   154,938,545

Accrued Interest Payable                                996,041     1,353,804
Other Liabilities                                     1,121,228     1,193,222
Notes Payable (Note 8)                                7,287,652     8,150,430

TOTAL LIABILITIES                                   164,481,902   165,636,001

COMMITMENTS AND CONTINGENCIES (Notes 11 and 12)             -0-           -0-

SHAREHOLDERS' EQUITY:
Common Stock, $2 par value,
  500,000 shares authorized,
  314,723 shares issued,
  282,343 shares outstanding                           629,446        629,446
Capital Surplus                                        515,305        515,305
Unrealized Loss on Marketable
  Equity Securities                                    (186,196)    (473,511)
Treasury Stock, at Cost (32,380 shares
  in 1991 and 1990)                                  (1,152,744)  (1,152,744)
Undivided Profits                                    10,104,691    9,034,935

                                                                  Exhibit A
                                                                (Continued)


                         COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CONDITION               DECEMBER 31, 1991 AND 1990
                                       ASSETS
                                                       1991          1990
TOTAL SHAREHOLDERS' EQUITY                            9,910,502    8,553,431

TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY                             $174,392,404 $174,189,432

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                                                                  Exhibit B

                         COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

                                                FOR THE YEARS ENDED
CONSOLIDATED STATEMENTS OF OPERATIONS           DECEMBER 31, 1991 AND 1990

                                                    1991          1990

INTEREST INCOME:
  Loans, Including Fees                         $  7,856,716  $  8,238,210
  Investment Securities:
    Taxable                                        6,063,002     5,694,562
    Non-taxable                                      228,859       401,536
  Federal Funds Sold                                 292,117       514,385

TOTAL INTEREST INCOME                             14,440,694    14,848,693

INTEREST EXPENSE:
  Deposits                                         8,215,523     9,089,076
  Notes Payable                                      634,718       842,621

TOTAL INTEREST EXPENSE                             8,850,241     9,931,697

NET INTEREST INCOME                                5,590,453     4,916,996

PROVISION FOR LOAN LOSSES                             10,000     1,310,491

NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES                        5,580,453     3,606,505

OTHER INCOME:
  Customer Service Fees                              917,499       814,251
  Loss on Sale of Marketable
    Equity Securities                               (213,142)      (57,488)
  Gain on Sale of Other
    Investment Securities                            235,331           928
  Loss on Sale of Other
    Real Estate and
    Other Property Acquired                          (21,738)      (34,094)
Other Income                                         187,275       332,227

TOTAL OTHER INCOME                                 1,105,225     1,055,824

OTHER EXPENSES:
  Salaries and Employee Benefits                   2,509,687     2,739,422
  Occupancy Expense                                  863,914       959,732
  Amortization of Intangible Assets                  176,299       193,834
  Expenses related to Real
    Estate Acquired by Foreclosure                   623,313       890,915
  Other Operating Expenses                         1,479,264     1,432,631

TOTAL OTHER EXPENSES                               5,652,477     6,216,534

                                                                  Exhibit B
                                                                 (Continued)


                                 COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

                                                FOR THE YEARS ENDED
CONSOLIDATED STATEMENTS OF OPERATIONS           DECEMBER 31, 1991 AND 1990

                                                    1991          1990

INCOME (LOSS) BEFORE INCOME TAX
  EXPENSE (BENEFIT) AND EXTRAORDINARY
  ITEM                                             1,033,201    (1,554,205)

INCOME TAX EXPENSE (BENEFIT) (Note 9)                163,445      (687,000)

INCOME BEFORE EXTRAORDINARY ITEM                     869,756      (867,205)

EXTRAORDINARY ITEM - BENEFIT OF
  UTILIZATION OF NET OPERATING
  LOSS CARRYFORWARD                                 (200,000)          -0-

NET INCOME (LOSS)                               $  1,069,756  $   (867,205)

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                                                                   Exhibit C

                                 COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF                      FOR THE YEARS ENDED
CHANGES IN SHAREHOLDERS' EQUITY              DECEMBER 31, 1991 AND 1990

                                                             Unrealized
                                                                Loss
                                                             on Marketable
                                     Common      Capital       Equity
                                     Stock       Surplus      Securities


BALANCE, DECEMBER 31, 1989        $   629,446  $  515,305    $  (471,608)

Purchase of Treasury Stock

Change in Unrealized Loss
  on Marketable Equity
  Securities                                                      (1,903)

Net Loss

BALANCE, DECEMBER 31, 1990           629,446      515,305       (473,511)

Change in Unrealized Loss
  on Marketable Equity
  Securities                                                     287,315

Net Income

BALANCE, DECEMBER 31, 1991        $   629,446  $   515,305   $(186,196)

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                                                                    Exhibit C
                                                                   (Continued)


                                 COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF                      FOR THE YEARS ENDED
CHANGES IN SHAREHOLDERS' EQUITY              DECEMBER 31, 1991 AND 1990




                                             Undivided         Treasury
                                               Profits          Stock

BALANCE, DECEMBER 31, 1989                   $9,902,140        $(1,151,744)

Purchase of Treasury Stock                                          (1,000)

Change in Unrealized Loss
  on Marketable Equity
  Securities

Net Loss                                        867,205)

BALANCE, DECEMBER 31, 1990                    9,034,935         (1,152,744)

Change in Unrealized Loss
  on Marketable Equity
  Securities

Net Income                                    1,069,756

BALANCE, DECEMBER 31, 1991                  $10,104,691        $(1,152,744)

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                                                                   Exhibit D

                                 COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

                                                 FOR THE YEARS ENDED
CONSOLIDATED STATEMENTS OF CASH FLOWS            DECEMBER 31, 1991 AND 1990

                                                     1991          1990

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income (Loss)                              $  1,069,756  $   (867,205)
  Adjustments to Reconcile Net
    Income (Loss) to Net Cash
    Provided by Operating Activities:
      Loss on Sale of Marketable Equity
        Securities                                    213,142        57,488
     Gain on Sale of Investment Securities           (235,331)         (928)
     Net Accretion of Discount                       (314,625)     (951,645)
     Provision for Loan Losses                         10,000     1,310,491
     Losses on Sales and Writedowns of
       Real Estate and Other
       Property Acquired
       by Foreclosure                                 348,970       414,035
     Depreciation and Amortization                    562,837       667,235
     Decrease (Increase) in Accrued
       Interest Receivable and Other
       Assets                                         794,714      (785,815)
     Decrease in Accrued Interest Payable            (357,763)      (83,595)
     Increase in Other Liabilities                    222,004       245,652
     Decrease in Deferred Income Taxes               (293,998)           -0-

NET CASH PROVIDED BY OPERATING
  ACTIVITIES                                        2,019,706          5,713

CASH FLOWS FROM INVESTING ACTIVITIES:

  Net (Increase) Decrease in
    Federal Funds Sold                               (875,000)     2,375,000
  Proceeds from Sales and Maturities
    of Investment Securities                       16,282,584     24,142,995
  Purchase of Investment Securities               (24,767,670)   (30,554,019)
  Net (Increase) Decrease in
    Certificate of Deposit                          1,000,000     (1,000,000)
  Net (Increase) in Loans                           3,382,864      1,253,084
  Proceeds from Sales of Real Estate
    and Other Property Acquired
    By Foreclosure                                  1,656,041      1,620,876
  Purchase of Premises and Equipment                 (129,898)       (52,921)

NET CASH USED IN INVESTING ACTIVITIES              (3,451,079)    (2,214,985)

                                                               Exhibit D
                                                               (Continued)


                                 COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

                                                 FOR THE YEARS ENDED
CONSOLIDATED STATEMENTS OF CASH FLOWS            DECEMBER 31, 1991 AND 1990

                                                     1991          1990


CASH FLOWS FROM FINANCING ACTIVITIES:
  Net Increase in Deposits                       $    138,436   $  2,156,698
  Repayments of Notes Payable                        (862,778)     (862,778)
  Purchase of Treasury Stock                               -0-        (1,000)

NET CASH PROVIDED BY (USED IN)
  FINANCING ACTIVITIES                               (724,342)     1,292,920

NET DECREASE IN CASH AND
  CASH EQUIVALENTS                                 (2,155,715)      (916,352)

CASH AND CASH EQUIVALENTS,
  BEGINNING OF YEAR                                 7,685,986      8,602,338

CASH AND CASH EQUIVALENTS,
  END OF YEAR                                    $  5,530,271   $  7,685,986



SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

  Cash Paid During the Year
    for Interest                                 $  9,208,004   $ 10,015,292

  Cash Paid During the Year
    for Income Taxes                             $    175,000   $     53,102

Income Tax Refunds Received
  During the Year                                $    867,277   $        -0-


The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                                                                   Exhibit E

                                 COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                  DECEMBER 31, 1991

 1.    SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES:

       The accounting and reporting policies of Commercial Bancshares, Inc. (Holding Corporation) and subsidiary conform to generally accepted accounting principles and the prevailing practices within the banking industry. A summary of significant accounting policies is as follows:

       Principles of Consolidation

       The consolidated financial statements include the accounts of Commercial Bancshares, Inc. and its wholly-owned subsidiary, First Commercial Bank. All material intercompany transactions have been eliminated.

       Investment Securities

       Investment securities, other than marketable equity securities, are carried at cost, adjusted for amortization of premiums and accretion of discounts which are recognized as adjustments to interest income. Gains or losses on disposition are recorded in other income on the trade date based on the net proceeds and the adjusted carrying amount of the securities sold using the specific identification method. It is the Holding Corporation and Subsidiary's intent, and it has the ability to hold these securities to maturity. Marketable equity securities are stated at the lower of aggregate cost or market and are adjusted by a charge to a valuation account within shareholders' equity called "Unrealized Loss on Marketable Equity Securities." Realized gains or losses on the sale of marketable equity securities are shown separately in other income.

       Loans

       Loans are stated at the principal amount outstanding, net of unearned discount and allowance for loan losses. Unearned discount relates principally to consumer installment loans. The related interest income is recognized principally by the simple interest method which records interest based on the principle amount outstanding. Loan fees which represent an adjustment to the interest yield are deferred and amortized over the estimated life of the loan.

       When the payment of principal or interest on a loan is delinquent for 90 days, or earlier in some cases, the loan is placed on non-accrual status, unless the loan is in the process of collection and the underlying collateral fully supports the carrying value of the loan. If the decision is made to continue accruing interest on the loan, periodic reviews are made to confirm the accruing status of the loan. When a loan is placed on non-accrual status, interest accrued during the current year prior to the judgement of uncollectibility is charged to operations. Interest accrued during prior periods is charged to the allowance for loan losses. Generally, any payments received on non-accrual loans are applied first to outstanding loan amounts and next to the recovery of charged-off loan amounts. Any excess is treated as recovery of lost interest.

                                                                  Exhibit E
                                                                  Continued

                  COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                  DECEMBER 31, 1991

 1. SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (Continued):

    Allowance For Loan Losses

    The allowance for loan losses is a valuation allowance available for losses incurred on loans. All losses are charged to the allowance for loan losses when the loss actually occurs or when a determination is made that a loss is likely to occur. Recoveries are credited to the allowance at the time of recovery.

    Management's judgment as to the level of future losses on existing loans involves the consideration of current and anticipated economic conditions and their potential effects on specific borrowers; an evaluation of the existing relationships among loans, potential loan losses, and the present level of the allowance; results of examinations of the loan portfolio by regulatory agencies; and management's internal review of the loan portfolio. In determining the collectibility of certain loans, management also considers the fair value of any underlying collateral.

    It should be understood that estimates of future loan losses involve an exercise of judgment. While it is possible that in particular periods the Bank may sustain losses which are substantial relative to the allowance for loan losses, it is the judgment of management that the allowance for loan losses reflected in the consolidated statements of condition is adequate to absorb possible losses in the existing loan portfolio.

    Premises and Equipment

    Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation expense is computed primarily using the straight-line method over the estimated useful lives of the assets which range from 3 to 40 years. Leasehold improvements are amortized on a straight-line basis over the periods of the leases or the estimated useful lives, whichever is shorter.

    Real Estate Acquired by Foreclosure

    Real estate acquired by foreclosure is recorded at the balance of the loan or at estimated fair value, whichever is less, at the date acquired, plus capital improvements made thereafter to facilitate sale. Adjustments are made to reflect declines, if any, in net realizable values below the recorded amounts. Costs of holding real estate acquired in settlement of loans are reflected in income currently. Gains on sales of such real estate are taken into income based on the buyer's initial and continuing investment in the property.

                                                                   Exhibit E
                                                                   Continued

                                 COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                  DECEMBER 31, 1991

 1. SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (Continued):

    Intangible Assets

    Unamortized costs of the purchased subsidiary in excess of the fair market value of the acquired net tangible assets are included in Other Assets in the consolidated statements of condition. Identifiable intangible assets, principally related to depositor and borrower relationships, are being amortized using an accelerated method over the estimated periods benefitted (6 to 12 years). The unamortized balance at December 31, 1991 and 1990 was $320,912 and $907,000, respectively. Amortization expense on identifiable intangible assets was $106,662 and $139,000 for 1991 and 1990, respectively. The remaining costs (goodwill) are being amortized on the straight-line basis over 12 years. The unamortized balance at December 31, 1991 and 1990 was $238,562 and $278,000, respectively. Amortization expense was $39,216 for 1991 and 1990.

    Income Taxes

    Deferred income taxes are provided for timing differences between items of income or expense reported in the consolidated financial statements and those reported for income tax purposes. These differences relate primarily to the provision for loan losses, writedowns of Other Real Estate Owned, deferred compensation, depreciation on premises and equipment and capital loss carryovers.

    In December 1987, the Financial Accounting Standards Board issued Statement No. 96 (SFAS No. 96), "Accounting for Income Taxes". In early 1992, the Financial Accounting Standards Board issued Statement No. 109 (SFAS No.
    109) which supersedes SFAS No. 96 for the accounting for income taxes. Implementation is for all fiscal years beginning after December 15, 1992. SFAS No. 109 requires companies to change from the deferred method of accounting for income taxes to the liability method. Under the liability method, deferred tax balances are calculated at balance sheet dates and represent amounts of income taxes refundable or payable in future years resulting from temporary differences. The change in deferred tax balances is recorded as an element of income tax expense in the financial statements. Under current interpretations of SFAS No. 109, the company's evaluation indicates no material impact on its financial statements.

    Consolidated Statements of Cash Flows

    For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold. Generally, federal funds are purchased and sold for one day periods.

    Reclassifications

    Certain reclassifications have been made to the 1990 consolidated financial statements in order to conform to the classifications adopted for reporting in 1991.

 2. CASH AND DUE FROM BANKS:

    The Bank is required to maintain average reserve balances with the Federal Reserve Bank. "Cash and due from banks" in the consolidated statements of condition included amounts so restricted of $500,000 at December 31, 1991 and $1,018,000 at December 31, 1990.

 3. INVESTMENT SECURITIES:

    The carrying value and related market value of investment securities are presented below:

                                                     December 31, 1991

                      Carrying    Unrealized       Unrealized      Market
                       Value          Gains          Losses         Value

U.S. Treasuries      $18,883,364  $   317,146     $      -0-    $19,200,510
U.S. Agencies         62,492,958    1,752,274       (62,009)     64,183,223
State and Political
  Subdivisions           994,485       64,738          (604)      1,058,619
Marketable Equity
  Securities           1,527,007          -0-            -0-      1,527,007
Other Securities       1,002,970       17,655            -0-      1,020,625

Totals               $84,900,784  $ 2,151,813     $  (62,613)   $86,989,984


                                                      December 31, 1990

                      Carrying    Unrealized       Unrealized      Market
                       Value          Gains          Losses         Value

U.S. Treasuries      $12,964,000  $   207,000     $   (34,000)  $13,137,000
U.S. Agencies         54,085,000      188,000        (309,000)   53,964,000
State and Political
  Subdivisions         3,781,000      216,000             -0-     3,997,000
Marketable Equity
  Securities           2,432,000          -0-             -0-     2,432,000
Other Securities       2,530,000        7,000          (6,000)    2,531,000

Totals               $75,792,000  $   618,000     $  (349,000)  $76,061,000

The carrying value and related market value of investment securities at December 31, 1991, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                           Carrying          Market
                                              Value              Value

Due in One Year or Less                    $28,670,273       $28,991,142
Due After One Year
  through Five Years                        24,801,730        25,532,255
Due After Five Years
  through Ten Years                          4,324,835         4,492,466
Due After Ten Years                         25,576,939        26,447,114
    Subtotal                                83,373,777        85,462,977
Marketable Equity Securities                 1,527,007         1,527,007

Totals                                     $84,900,784       $86,989,984

3.  INVESTMENT SECURITIES (Continued):

    Marketable equity securities consist of investments in the following mutual funds: Transamerica U.S. Government Income Trust, Transamerica Government Securities Trust, and Colonial Government Securities.

    Proceeds from sales of investments in debt securities during 1991 were $15,339,746. Gross gains of $236,266 and gross losses of $935 were realized on those sales.

    Proceeds from sales of investments in debt securities during 1990 were $17,564,488. Gross gains of $8,000 and gross losses of $7,512 were realized on those sales.

    Investment securities with a carrying amount of approximately $32,841,969 and $36,394,000 and an estimated market value of $34,469,037 and $36,706,000 at December 31, 1991 and 1990, respectively, were pledged to secure public deposits and for other purposes required or permitted by law.

 4. LOANS:

    The loan portfolio consists of various types of loans classified by major type as follows:
                                                    1991           1990

       Real Estate                              $38,726,389    $37,509,000
       Commercial and Industrial                 19,395,194     24,422,000
       Consumer                                   9,638,286     10,335,000
       Agriculture                                  887,314      1,157,000
       Other                                        172,891        116,000

                                                 68,820,074     73,539,000

       Less:  Allowance for Loan Losses           1,306,102      2,065,000

       Totals                                   $67,513,972    $71,474,000

    As of December 31, 1991 and 1990, loans outstanding to directors, officers, and their affiliates were approximately $4,578,799 and $4,938,000, respectively. In the opinion of management, all transactions entered into between the Bank and such related parties have been and are, in the ordinary course of business, made on the same terms and conditions as similar transactions with unaffiliated persons. During 1991, $140,419 of new loans were made and repayments of $499,620 were received. Letters of Credit and unadvanced lines of credit to directors, officers, and their affiliates totaled $772,099 at December 31, 1991.

    At December 31, 1991, fixed rate loans totaled $53,086,309 and variable rate loans totaled $15,705,879.

    At December 31, 1991 and 1990 loans on which the accrual of interest had been discontinued or reduced amounted to $1,547,365 and $2,005,000, respectively. The following table presents interest income actually earned and additional interest income that would have been earned under these original terms of the loans:

                                                    1991            1990

       Income Earned                            $   100,870     $    78,000
       Foregone Income                               43,757         205,000

    The Bank had six trouble debt restructurings during the year involving commercial loans. The aggregate recorded investment at December 31, 1991 was $816,873. The amount of interest income included in net income from these six loans was $10,204. If the loans would have been continued under the original terms gross interest income would have been $148,272.

    An analysis of activity in the allowance for loan losses is as follows:

                                                    1991            1990

       Balance at Beginning of Year             $ 2,064,339     $ 3,711,000

         Provision Charged to Operations             10,000       1,310,000
         Loans Charged Off                         (965,938)     (3,085,000)
         Loan Recoveries                            197,701         129,000

Balance at End of Year                          $ 1,306,102     $ 2,065,000

5.     PREMISES AND EQUIPMENT:

       Premises and equipment are summarized below:

                                                    1991            1990

       Land                                     $   455,970     $   456,000
       Buildings                                  3,508,297       3,248,000
       Leasehold Improvements                       290,788         316,000
       Furniture, Fixtures, and Equipment         2,973,768       2,695,000

                                                  7,228,823       6,715,000

       Less Accumulated Depreciation
         and Amortization                        (3,746,134)     (2,960,000)
       Premises and Equipment, Net              $ 3,482,689     $ 3,755,000

    Depreciation expense included in the Consolidated Statements of Operations was $402,538 and $492,225 for the years ended December 31, 1991 and 1990.

6.     DEPOSITS:

       Deposits are summarized below:

                                                    1991           1990

       Demand                                   $ 20,397,683   $ 21,510,000
       NOW Accounts                               24,062,385     19,892,000
       Savings                                    11,668,123     10,475,000
       Money Market Accounts                      24,593,358     21,702,000
       Time Certificates of Deposits              74,355,432     81,360,000

       Totals                                   $155,076,981   $154,939,000


       Maturities of certificates of deposit are presented in the following schedules:
                                                    Amount
                                                      Maturing


       1992                                         $67,923,442
       1993                                           5,161,631
       1994                                           1,059,667
       1995                                             154,508
       1996                                              40,184
       After 1996                                        16,000

       Total                                        $74,355,432

    Included in the interest bearing deposits are certificates of deposit in amounts of $100,000 or more totaling $17,591,861 and $20,574,000 at
    December 31, 1991 and 1990, respectively.

7.  CONCENTRATION OF DEPOSITS:

    The Bank has deposits with 3 customers in the amount of $17,236,655 at December 31, 1991. This amount represents 11.11% of total customer deposits. The deposits consist of public and personal funds.

8.  NOTES PAYABLE:

    Notes payable consist of the following notes secured by 100% of the stock of the subsidiary bank. Both notes are subject to the terms of the same loan agreement which specify a minimum net worth requirement, common stock dividend restrictions and other customary covenants.


                                                          1991         1990

         Note payable to a bank, bearing interest
         payable quarterly at a rate 1/4 of 1% in
         excess of the prime rate of the lending
         bank, 7.75% as of December 31, 1991          $ 6,835,000  $ 7,620,000

         Note payable to a bank, bearing interest
         payable quarterly at a rate 1/2 of 1% in
         excess of the prime rate of the lending
         bank, 8.00% as of December 31, 1991              452,652      530,000

         Totals                                       $ 7,287,652  $ 8,150,000

    At December 31, 1990, the Holding Corporation was in technical default of certain covenants of the loan agreements relating to notes payable to bank. Although the Holding Corporation has been current as to principal and interest, the lender has declined to waive the violations, has declared the notes in default and demanded payment in full. The Holding Corporation has been negotiating with the lender since 1990 to restructure the debt. Management believes that the negotiations will be successful.

9.     INCOME TAXES:

       The components of the provision for federal income taxes are as follows:

                                                      1991         1990

Currently (Receivable) Payable                    $   121,000  $  (687,000)
Provision in Lieu of Income Taxes                     200,000          -0-
Refund Related to 1990 in Excess of
  Benefit Recorded in Prior Year                      (98,000)         -0-
Deferred Taxes                                        (59,555)         -0-

Total                                             $   163,445  $  (687,000)

The provision for federal income taxes differs from the amount computed by applying the federal income tax statutory rate on operations as follows:

                                          1991                1990
                                    Amount       %      Amount       %

Taxes Calculated at
  Statutory Rate                   $351,000     34.0   $(528,000)  (34.0)
Decrease resulting from
  Tax-Exempt Interest
  Component                        (116,000)   (11.2)   (211,000)  (13.5)
Amortization of Costs
  Incurred and Excess
  Purchase Price of
  Acquired Company                   77,000      7.5      66,000     4.2
Refund Related to 1990
  in Excess of
  Benefit Recorded                  (98,000)    (9.5)         -0-     --
Deferred Tax from Prior Year        (59,555)    (5.8)         -0-     --
Other, Net                            9,000       .8     (14,000)  (  .9)

Totals                             $163,445     15.8   $(687,000)  (44.2)


    For income tax purposes, the Holding Corporation and Subsidiary has net operating loss carryforwards at December 31, 1991 of approximately $517,000 which expire in years through 2001 and investment tax credit carryforwards of $74,000. For financial statement purposes, the Holding Corporation and Subsidiary has a net operating loss carryforward of approximately $1,900,000.

    Deferred taxes, according to the timing differences which caused them, are as follows:

                                                        1991          1990

       Depreciation                                 $   (16,000)  $   (11,000)
       Provision for Loan Losses                        215,000       534,000
       Deferred Compensation                            (13,000)      (21,000)
       Capital Loss not Utilized
         Due to Limitation                              (85,000)           -0-
       Other Real Estate Owned                            2,000       (97,000)
       Limitation on Recording of
         Deferred Tax Debits                           (102,000)     (375,000)
       Other                                             (1,000)      (30,000)

       Totals                                       $       -0-   $       -0-


    At December 31, 1991, the Bank has a liability to the Holding Corporation $327,200 for income tax benefits provided by the Holding Corporation.

10. EMPLOYEE BENEFIT PLANS:

    The Bank has an Employee Stock Ownership (ESOP) covering eligible employees.

    The Bank also has a salary deferral plan covering substantially all employees which provides for payments upon retirement, death or disability.

11. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK:

    The Bank is a party to various financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit and involve, to varying degrees, elements of credit risk in excess of the amounts recognized in the consolidated statements of condition. As of December 31, 1991 and 1990, the Bank's commitments to extend credit totaled $7,534,537 and $6,599,000, respectively, and standby letters of credit totaled $541,510 and $714,000, respectively. Bank management does not anticipate any material loss as a result of these transactions.

    Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts disclosed above do not necessarily represent future cash requirements. The Bank evaluated each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if considered necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counterparty.

    Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending standard lending arrangements.

12. COMMITMENTS AND CONTINGENT LIABILITIES:

    The Holding Corporation and Subsidiary are also subject to claims and lawsuits which arise primarily in the ordinary course of business. Based on information presently available and advice received from legal counsel representing the Holding Corporation and Subsidiary in connection with such claims and lawsuits, it is the opinion of management that the disposition or ultimate determination of such claims and lawsuits will not have a material adverse effect on the consolidated financial position of the Holding Corporation and Subsidiary.

13. DIVIDEND RESTRICTIONS

    Dividends from the subsidiary Bank are payable only out of current earnings or undistributed earnings of the preceding year. In addition, dividends in excess of fifty percent of current earnings, or of an amount that would bring adjusted primary capital of the Bank under eight percent are currently subject to regulatory approval. Payment of dividends by the Holding Corporation are subject to restrictive covenants of the debt agreement.

               INDEPENDENT AUDITORS' REPORT ON ADDITIONAL INFORMATION


Our audit was conducted for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The consolidating information on pages 18 through 20 is presented for the purpose of additional analysis and is not a required part of the basic financial statements. This consolidating information is the responsibility of the Company's management. Such information has been subjected to the auditing procedures applied in our audit of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects when considered in relation to the basic consolidated financial statements taken as a whole. Reference is made to the fourth paragraph of our independent auditors' report on page 1.





January 31, 1992

                                                                  Exhibit F

                                 COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATING STATEMENT OF CONDITION INFORMATION         DECEMBER 31, 1991

                                                             First
                                     Commercial            Commercial
ASSETS                               Bancshares               Bank

Cash and Due from Banks              $  1,059,556          $  5,380,059
Interest Bearing Deposits                  62,445                87,767
  Total Cash and
    Cash Equivalents                    1,122,001             5,467,826

Federal Funds Sold                                            6,800,000
Investment Securities                                        84,900,784
Loans, Net                                                   67,486,086
Premises and Equipment, Net                                   3,136,524
Real Estate Acquired by
  Foreclosure, Net                                            2,601,318
Accrued Interest Receivables                                  1,975,148
Other Assets                           16,365,640               845,935

                                      $17,487,641          $173,213,621

LIABILITIES AND SHAREHOLDERS'
  EQUITY

LIABILITIES:
  Deposits:
    Non-interest Bearing              $                    $ 21,457,239
    Interest Bearing                                        134,679,298
      Total Deposits                                        156,136,537

  Accrued Interest Payable                147,363               848,678
  Other Liabilities                       142,124             1,540,972
  Notes Payable                         7,287,652                   -0-
      Total Liabilities                 7,577,139           158,526,187

COMMITMENTS AND CONTINGENCIES                 -0-                   -0-

SHAREHOLDERS' EQUITY:
  Common Stock                            629,446               600,000
  Capital Surplus                         515,305             5,400,000
  Unrealized Loss on
    Marketable Equity
    Securities                                                 (186,196)
  Treasury Shares, At Cost             (1,152,744)                  -0-
  Undivided Profits                     9,918,495             8,873,630
      Total Shareholders' Equity        9,910,502            14,687,434

                                      $17,487,641          $173,213,621

                                                              Exhibit F
                                                             (Continued)

                     COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATING STATEMENT OF CONDITION INFORMATION         DECEMBER 31, 1991

                                     Consolidating         Commercial
                                          and              Bancshares,
                                     Eliminating            Inc. and
ASSETS                                 Entries             Subsidiary
Cash and Due from Banks              $ (1,059,556)         $  5,380,059
Interest Bearing Deposits                                       150,212
  Total Cash and
    Cash Equivalents                   (1,059,556)            5,530,271

Federal Funds Sold                                            6,800,000
Investment Securities                                        84,900,784
Loans, Net                                 27,886            67,513,972
Premises and Equipment, Net               346,165             3,482,689
Real Estate Acquired by
  Foreclosure, Net                                            2,601,318
Accrued Interest Receivables                                  1,975,148
Other Assets                          (15,623,353)             1,588,222

                                      $(16,308,858)         $174,392,404

LIABILITIES AND SHAREHOLDERS'
  EQUITY

LIABILITIES:
  Deposits:
    Non-interest Bearing              $ (1,059,556)        $ 20,397,683
    Interest Bearing                                        134,679,298
      Total Deposits                    (1,059,556)         155,076,981

  Accrued Interest Payable                                      996,041
  Other Liabilities                      (561,868)            1,121,228
  Notes Payable                                                7,287,652
      Total Liabilities                (1,621,424)           164,481,902

COMMITMENTS AND CONTINGENCIES                 -0-                   -0-

SHAREHOLDERS' EQUITY:
  Common Stock                           (600,000)              629,446
  Capital Surplus                      (5,400,000)              515,305
  Unrealized Loss on
    Marketable Equity
    Securities                                                 (186,196)
  Treasury Shares, At Cost                                   (1,152,744)
  Undivided Profits                    (8,687,434)           10,104,691
      Total Shareholders' Equity      (14,687,434)             9,910,502

                                      $(16,308,858)         $174,392,404

                                                                 Exhibit G

                 COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATING STATEMENT OF CONDITION INFORMATION         DECEMBER 31, 1991

                                                             First
                                     Commercial            Commercial
ASSETS                               Bancshares               Bank

INTEREST INCOME:
  Loans, Including Fees              $                     $  7,856,716
  Investment Securities:
    Taxable                               81,626              5,981,376
    Non-taxable                                                 228,859
  Federal Funds Sold                                            292,117
                                          81,626             14,359,068

INTEREST EXPENSE:
  Deposits                                                    8,215,523
  Notes Payable                          634,718
                                         634,718              8,215,523

NET INTEREST INCOME (LOSS)              (553,092)             6,143,545

PROVISION FOR LOAN LOSSES                                        10,000

NET INTEREST INCOME (LOSS)
  AFTER PROVISIONS FOR
  LOAN LOSSES                           (553,092)             6,133,545

OTHER INCOME:
  Customer Service Fees                                         917,499
  Loss on Sale of Marketable
    Equity Securities                                          (213,142)
  Gain (Loss) on Sale of
    Other Investment
    Securities                                                  235,331
  Loss on Sale of Other
    Real Estate Owned                                           (21,738)
  Other Income                        1,443,959                 184,398
                                      1,443,959               1,102,348

OTHER EXPENSES:
  Salaries and Employee
    Benefits                                                   2,509,687
  Occupancy Expense                                              863,914
  Amortization of
    Intangible Assets                   176,299
  Expenses Related to Real
    Estate Acquired by
    Foreclosure and
    Repossessed Property                                         623,313
  Other                                  78,767                1,400,497
                                        255,066                5,397,411

INCOME (LOSS) BEFORE INCOME
  TAX EXPENSE AND
  EXTRAORDINARY ITEM
  (BENEFIT)                             635,801                1,838,482

INCOME TAX EXPENSE (BENEFIT)            (433,955)                597,400

INCOME BEFORE EXTRAORDINARY
  ITEM                                 1,069,756               1,241,082

EXTRAORDINARY ITEM                                              (200,000)

NET INCOME (LOSS)                   $  1,069,756           $   1,441,082

                                                                   Exhibit G
                                                                 (Continued)

                     COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATING STATEMENT OF CONDITION INFORMATION         DECEMBER 31, 1991

                                     Consolidating         Commercial
                                         and               Bancshares,
                                     Eliminating           Inc. and
ASSETS                                 Entries             Subsidiary

INTEREST INCOME:
  Loans, Including Fees              $                     $  7,856,716
  Investment Securities:
    Taxable                                                   6,063,002
    Non-taxable                                                 228,859
  Federal Funds Sold                                            292,117
                                                             14,440,694

INTEREST EXPENSE:
  Deposits                                                    8,215,523
  Notes Payable                                                 634,718
                                                              8,850,241

NET INTEREST INCOME (LOSS)                                    5,590,453

PROVISION FOR LOAN LOSSES                                        10,000

NET INTEREST INCOME (LOSS)
  AFTER PROVISIONS FOR
  LOAN LOSSES                                                 5,580,453

OTHER INCOME:
  Customer Service Fees                                         917,499
  Loss on Sale of Marketable
    Equity Securities                                          (213,142)
  Gain (Loss) on Sale of
    Other Investment
    Securities                                                  235,331
  Loss on Sale of Other
    Real Estate Owned                                           (21,738)
  Other Income                       (1,441,082)                187,275
                                     (1,441,082)              1,105,225

OTHER EXPENSES:
  Salaries and Employee
    Benefits                                                   2,509,687
  Occupancy Expense                                              863,914
  Amortization of
    Intangible Assets                                            176,299
  Expenses Related to Real
    Estate Acquired by
    Foreclosure and
    Repossessed Property                                         623,313
  Other                                                        1,479,264
                                                               5,652,477

INCOME (LOSS) BEFORE INCOME
  TAX EXPENSE AND
  EXTRAORDINARY ITEM
  (BENEFIT)                         (1,441,082)                1,033,201

INCOME TAX EXPENSE (BENEFIT)                                   (163,445)

INCOME BEFORE EXTRAORDINARY
  ITEM                               (1,441,082)                869,756

EXTRAORDINARY ITEM                                             (200,000)

NET INCOME (LOSS)                   $ (1,441,082)         $   1,069,756

                                                                 Exhibit H

                    COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

                     CONSOLIDATING AND ELIMINATING ENTRIES


                                                     (1)

Premises and Equipment, Net                    $   346,165
Loans                                               27,886
Other Liabilities                                  234,668
  Other Assets                                                  $   608,719



    To reclassify intangibles resulting from excess price paid over book value from other assets to appropriate accounts.


                                                     (2)

Noninterest-bearing Deposits                     1,059,556
  Cash and Due from Banks                                         1,059,556



       To eliminate parent company's demand deposit accounts at the subsidiary bank.


                                                     (3)

Other Liabilities                                  327,200
  Other Assets                                                      327,200


       To eliminate receivable on parent company's books and payable on subsidiary's books.


                                                     (4)

Common Stock                                       600,000
Capital Surplus                                  5,400,000
Undivided Profits                                7,246,352
Other Income                                     1,441,082
  Other Assets                                                   14,687,434


    To eliminate equity in subsidiary and investment in consolidated subsidiary on parent company's books.

                 BASTROP FINANCIAL INFORMATION



                   BASTROP NATIONAL BANK
                    BASTROP, LOUISIANA


                        _________________

                      FINANCIAL STATEMENTS

                       FOR THE YEAR ENDED

                        DECEMBER 31, 1993

                        ________________






                      BASTROP NATIONAL BANK
                       BASTROP, LOUISIANA
                        DECEMBER 31, 1993





                            CONTENTS

                                                            PAGE

Independent Auditor's Report..............................   1

Balance Sheets............................................   2

Statements of Income......................................   3

Statements of Changes in Stockholders' Equity.............   4

Statements of Cash Flows..................................  5-6

Notes to Financial Statements.............................  7-13






                         ROGER C. PARKER
                   CERTIFIED PUBLIC ACCOUNTANT

                         2905-A Cameron
                    MONROE, LOUISIANA  71201
                  318-387-3170/FAX 318-361-5153



                        January 20, 1994


                  Independent Auditors' Report



To the Board of Directors
  and Stockholders of
  Bastrop National Bank
Bastrop, Louisiana

I have audited the accompanying balance sheets of Bastrop National Bank as of December 31, 1993 and 1992, and the related statements of income, retained earnings, and cash flows for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Bank's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bastrop National Bank as of December 31, 1993 and 1992, and the results of its operations and cash flows for the years in the period ended December 31, 1993 in conformity with generally accepted accounting principles.


/S/ ROGER C. PARKER
Roger C. Parker
Certified Public Accountant




                      BASTROP NATIONAL BANK
                         BALANCE SHEETS
                   DECEMBER 31, 1993 AND 1992

                                         1993            1992

                             ASSETS

Cash and Due from Banks                   5,494,362       5,594,884
Investment Securities (Approximate
  Market Value $77,799,000 and
  $76,707,000 respectively)              76,709,820      75,318,479
Federal Funds Sold                       10,525,000       9,100,000
Loans, Less allowance for Loan
  Losses of $384,155 and $357,825,
  respectively                           35,097,784      34,821,674
Bank Premises, Equipment and
  Furniture                               1,284,430       1,346,229
Other Real Estate                            93,473          75,000
Accrued Interest Receivable               1,251,659       1,531,089
Other Assets                                 65,367          69,561

          TOTAL ASSETS                  130,521,895    127,856,916

               LIABILITIES AND STOCKHOLDERS EQUITY

LIABILITIES
DEPOSITS
  Demand                                 16,482,783      17,563,007
  NOW Accounts                           23,597,169      20,234,050
  Savings                                10,896,022      11,599,684
  Time, $100,000 and Over                24,226,655      24,166,867
  Other Time                             39,838,325      40,351,618

          TOTAL DEPOSITS                115,040,954     113,915,226
  Accrued Interest Payable                  467,949         462,294
  Other Liabilities                         252,247         168,918

          TOTAL LIABILITIES             115,761,150     114,546,438

STOCKHOLDERS' EQUITY
Common Stock, Par Value $1
  300,000 Shares Authorized and Issued      300,000         300,000
Surplus                                   1,000,000       1,000,000
Retained Earnings                        13,460,745      12,010,478

     TOTAL STOCKHOLDERS' EQUITY          14,760,745      13,310,478

     TOTAL LIABILITIES AND
       STOCKHOLDERS' EQUITY             130,521,895     127,856,916

The accompanying notes are an integral part of these financial statements.






                                   YEAR ENDED DECEMBER 31,
                            1993            1992            1991

INTEREST INCOME
  Interest and Fees
    on Loans              3,182,851       3,410,283       3,647,521
  Interest on
    Investment Securities
      U. S. Treasury
        Securities          693,203         860,960         997,035
      U. S. Government
        Agencies and
        Corporations      3,617,036       3,898,852       3,665,610
      States and Political
        Subdivisions       630,161          572,024         494,647
      Other Securities       2,352           14,847          31,659
  Interest on Federal
    Funds Sold             199,826          178,219         470,424
  Interest on Deposits
    in Banks                     -            1,997          37,191

  TOTAL INTEREST INCOME  8,325,429        8,937,182       9,344,087

INTEREST EXPENSE
  Interest on Deposits   3,386,741        3,757,895       5,169,113
    NET INTEREST INCOME  4,938,688        5,179,287       4,174,974
  Provision for
    Loan Losses             28,000           39,688          16,528
    NET INTEREST
      INCOME AFTER
      PROVISION FOR
      LOAN LOSSES        4,910,688        5,139,599       4,158,446

OTHER INCOME
  Service Charges          544,620          507,224         466,321
  Credit Life Insurance     76,389          115,148         105,929
  Other Income              78,107           68,671          67,785
  Securities Gains          50,811           21,938
- -
  TOTAL OTHER INCOME       749,927          712,981         640,035

OTHER EXPENSES
  Salaries                1,162,254       1,058,085         990,862
  Profit Sharing and
    Other Employee
    Benefits                289,499         278,495         239,804
  Occupancy Expenses        357,625         351,039         350,224
  Other Operating
    Expenses              1,021,747       1,131,369         900,610
  Securities Losses               -               -         277,633
  TOTAL OTHER EXPENSES    2,831,125       2,818,988       2,759,133

  INCOME BEFORE TAXES     2,829,490       3,033,592       2,039,348
Applicable Income Taxes     779,223         854,279         478,000

  NET INCOME              2,050,267       2,179,313       1,561,348

The accompanying notes are an integral part of these financial statements.






                    BASTROP NATIONAL BANK
          STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY


                                                          TOTAL
                   COMMON                 RETAINED    STOCKHOLDERS'
                   STOCK      SURPLUS     EARNINGS        EQUITY

BALANCE,
DECEMBER 31, 1990
                   300,000    1,000,000   12,319,817  13,619,817

Net Income             -0-          -0-    1,561,348   1,561,348

Cash Dividends
 Declared              -0-          -0-  (   750,000) (  750,000)

BALANCE,
DECEMBER 31, 1991  300,000    1,000,000   13,131,165  14,431,165

Net Income             -0-          -0-    2,179,313   2,179,313

Cash Dividends
  Declared             -0-          -0-  ( 3,300,000) (3,300,000)

BALANCE,
DECEMBER 31, 1992  300,000    1,000,000   12,010,478  13,310,478

Net Income             -0-          -0-    2,050,267   2,050,267

Cash Dividends
  Declared             -0-          -0-  (   600,000) (  600,000)

BALANCE,
  DECEMBER 31,
    1993          300,000     1,000,000   13,460,745   14,760,745


The accompanying notes are an integral part of these financial statements.






                      BASTROP NATIONAL BANK
                    STATEMENTS OF CASH FLOWS

                                   YEAR ENDED DECEMBER 31,
                            1993            1992            1991

CASH FLOWS FROM
  OPERATING ACTIVITIES:
Interest Received From:
  Loans                   3,360,206     3,488,614     3,545,922
  Investment Securities   5,349,147     5,646,648     5,162,992
  Federal Funds Sold        199,826       178,219       470,424
  Service Charges           544,620       507,224       466,321
  Credit Life Insurance      76,389       115,148       105,929
  Other Income               78,107        68,671        67,785
  Interest Paid to
    Depositors          ( 3,381,086)  ( 3,952,084)  ( 5,442,653)
  Cash Paid to
    Suppliers &
    Employees           ( 2,589,767)  ( 2,586,665)  ( 2,148,116)
  Income Taxes Paid     (   748,000)  (   868,118)  (   557,761)
  NET CASH PROVIDED BY
   OPERATING ACTIVITIES   2,889,442     2,597,657     1,670,843

CASH FLOWS FROM
  INVESTING ACTIVITIES:
Proceeds From Sales of
  Inventory Securities   6,155,828      8,356,196       979,750
Proceeds From
  Maturities of Investment
    Securities          26,600,097     22,018,538    23,203,308
Purchase of Investment
  Securities           (34,400,775)   (38,988,494)  (34,468,071)
Federal Funds Sold,
  Net                  ( 1,425,000)   ( 1,775,000)    1,700,000
Net (Increase) Decrease
  in Loans             (   322,583)   ( 1,758,580)      682,951
Capital Expenditures   (   123,259)   (    90,692)  (    25,215)
NET CASH USED IN
  INVESTING ACTIVITIES ( 3,515,692)   ( 8,688,032)  ( 7,927,277)

CASH FLOWS FROM
  FINANCING ACTIVITIES:
Net Increase in Demand
  Deposits, NOW Accounts,
  and Savings Accounts   1,579,233      7,726,064     7,002,751
Net Decrease in
  Time Deposits        (   453,505)   (   157,512)  (    71,416)
Dividends Paid         (   600,000)   ( 3,300,000)  (   750,000)
NET CASH PROVIDED BY
  FINANCING ACTIVITIES (   525,728)   ( 4,268,552)  ( 6,181,335)

NET DECREASE IN CASH
  & CASH EQUIVALENTS   (   100,000)   ( 1,821,823)  (    75,099)

CASH AND CASH
  EQUIVALENTS AT
  BEGINNING OF YEAR      5,594,884      7,416,707     7,491,806

CASH AND CASH
  EQUIVALENTS AT
  END OF YEAR            5,494,362      5,594,884     7,416,707

RECONCILIATION OF
  NET INCOME TO NET
  CASH PROVIDED BY
  OPERATING ACTIVITIES:
Net Income               2,050,267      2,179,313     1,561,348

  Adjustments to Reconcile Net Income
    to Net Cash Provided by Operating
    Activities:

      Depreciation         185,058        191,508       199,609
      Provision for
        Loan Losses         28,000         39,688        16,528
      (Gain) Loss on
        Sale of
        Investments     (   50,811)    (   21,938)      277,633
      (Increase) Decrease
        in Interest
        Receivable         279,430         11,074    (  191,298)
      Amortization of
        Bond Premium       304,320        365,225        26,549
      Decrease in
        Prepaid Expenses     4,194          6,471        50,580
      (Reduction) Increase
        in Interest Payable  5,655     (  194,189)   (  273,540)
      Increase in Other
        Liabilities         83,329         20,505         3,434
NET CASH PROVIDED BY
  OPERATING ACTIVITIES   2,889,442      2,597,657     1,670,843


The accompanying notes are an integral part of these financial statements.






                      BASTROP NATIONAL BANK
                  NOTES TO FINANCIAL STATEMENTS
                  YEAR ENDED DECEMBER 31, 1993

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Investment Securities. Investment securities are stated at cost adjusted for amortization of premiums and accretion of discounts, which are recognized as adjustments to interest income. Gains or losses on disposition are based on the net proceeds and the adjusted carrying amount of the securities sold, using the specific identification method.

     Loans and Allowance for Loan Losses. Loans are stated at the amount of unpaid principal, reduced by unearned discount and an allowance for loan losses. Unearned discount on consumer loans is recognized as income over the terms of the loans using the rule of seventy-eights method. Interest on commercial loans is calculated by using the simple interest method on daily balances of the principal amount outstanding. The allowance for loan losses is established through a provision for loan losses charged to expenses. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely.

     The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrowers' ability to pay. Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrowers' financial condition is such that collection of interest is doubtful.

     Bank Premises and Equipment - Bank premises and equipment are recorded at cost. Depreciation is provided by using both straight-line and accelerated methods over the estimated useful lives of the properties.

     Cash Equivalents - For purposes of the statement of cash flows, cash and cash equivalents include cash on hand and amounts due from banks.

2.   INVESTMENT SECURITIES

     Carrying amounts and approximate market values of investment securities are summarized as follows.

                                  GROSS       GROSS     ESTIMATED
                     AMORTIZED  UNREALIZED  UNREALIZED   MARKET
DECEMBER 31, 1993      COST       GAINS       LOSSES     VALUE

U. S. Treasury
  Securities         13,896,776   173,602       4,329  14,066,046
Obligations of Other
  U. S. Government
  Agencies and
  Corporations       21,178,155   489,885      15,570  21,652,470
Obligations of
  States and
  Political
  Subdivisions       11,473,026   226,221      38,907  11,660,340
Mortgage Backed
  Securities         30,122,866   452,125     193,823  30,381,168
Federal Reserve
  Bank Stock             39,000         -           -      39,000

     TOTAL           76,709,820 1,341,833     252,629  77,799,024

The amortized cost and estimated market value of debt securities at December 31, 1993 by contractual maturity, are shown below.
Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                        ESTIMATED
                                            AMORTIZED    MARKET
                                              COST        VALUE

Due in One Year or Less                     9,249,820    9,346,691
Due After One Year Through Five Years      30,315,776   30,938,755
Due After Five Years Through Ten Years      6,982,358    7,093,410
Mortgage Backed Securities                 30,122,866   30,381,168
Federal Reserve Bank Stock                     39,000       39,000

     TOTAL                                 76,709,820   77,799,024

2.  INVESTMENT SECURITIES (Continued)

                                  GROSS       GROSS     ESTIMATED
                     AMORTIZED  UNREALIZED  UNREALIZED   MARKET
DECEMBER 31, 1992      COST       GAINS       LOSSES     VALUE

U. S. Treasury
  Securities         12,170,939   174,298           -  12,345,234
Obligations of Other
  U. S. Government
  Agencies and
  Corporations       31,323,804   599,998      32,870  31,890,932
Obligations of
  States and
  Political
  Subdivisions        8,264,051   243,004      16,853   8,490,202
Mortgage Backed
  Securities         23,520,688   475,437      54,257  23,941,868
Other Securities         39,000         -           -      39,000

     TOTAL           75,318,479 1,492,737     103,980  76,707,236

The amortized cost and estimated market value of debt securities at December 31, 1992, by contractual maturity, are shown below.
Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                        ESTIMATED
                                            AMORTIZED    MARKET
                                              COST        VALUE

Due in One Year or Less                     6,574,138    6,663,693
Due After One Year Through Five Years      39,165,754   39,903,710
Due After Five Years Through Ten Years      6,018,899    6,158,965
Due After Ten Years                                 -            -
Mortgage Backed Securities                 23,520,688   23,941,868
Federal Reserve Bank Stock                     39,000       39,000

     TOTAL                                 75,318,479   76,707,236

Gross gains of $59,470, $39,387 and $204,750 and gross losses of $8,659, $17,499 and $482,383 were realized on sales of investment securities in 1993, 1992, and 1991, respectively.

Investment securities with an amortized cost of $19,847,872 and estimated market value of $20,361,512 were pledged as collateral on public deposits and for other purposes as required by law at December 31, 1993. Securities so pledged at December 31, 1992 had an amortized cost $16,567,862 and estimated market value of $17,100,540.

There were no securities on non-accrual status at December 31, 1993 and December 31, 1992.
3.   LOANS

Major classification of loans are as follows:

                                    December 31,
                                1993            1992

Installment                   3,984,930        4,292,014
Installment - Real Estate    12,010,777       11,363,652
Commercial                   13,614,323       12,596,842
Commercial - Real Estate      6,307,167        7,550,372
                             35,917,197       35,802,880
Unearned Discount               435,258          623,381
                             35,481,939       35,179,499
Allowance for Loan Losses       384,155          357,825

     Loans, Net              35,097,784       34,821,674

Loans on which the accrual of interest has been discontinued or reduced amounted to $265,445 and $393,614 at December 31, 1993 and 1992 respectively. If interest on those loans had been accrued, such income would have approximated $26,708 and $33,457 in 1993 and 1992, respectively.

Changes in the allowance for loan losses were as follows:

                                    YEAR ENDED DECEMBER 31,
                                      1993           1992


Balance, Beginning of Year         357,825        345,000
Provision Charged to Operations     28,000         39,688
Loans Charged Off                 ( 15,691)      ( 39,905)
Recoveries                          14,021         13,042

Balance, end of year               384,155         357,825

4.  BANK PREMISES, EQUIPMENT AND FURNITURE

Major classifications of these assets are as follows:

                                          December 31,
                                      1993           1992

Land                               202,095        202,095
Buildings                        2,352,716      2,352,716
Equipment and Furniture          1,087,250        984,817
                                 3,642,061      3,539,628
Accumulated Depreciation         2,357,631      2,193,399
                                 1,284,430      1,346,229

Depreciation expense amounted to $185,058 in 1993, $191,508 in 1992 and $199,609 in 1991.
5.  FEDERAL INCOME TAXES

     The Company's effective income tax rates in the accompanying statements of income are less than statutory tax rates for the following reasons:

                                      1993     1992     1991

Statutory Federal Income Tax Rate      34%      34%      34%
Less:  Non-taxable Bond
  Interest Income                     ( 7)     ( 6)     ( 9)

     Effective Tax Rate                 27%     28%      25%

The primary differences between taxable income for financial reporting purposes and tax reporting purposes are due to permanent rather than timing differences. Therefore, there is no provision for deferred income taxes.

6.  PROFIT SHARING PLAN

     The Bank maintains a voluntary profit sharing plan covering substantially all of its employees. The contributions for the years ended December 31, 1993, 1992 and 1991 were $100,000 and $75,000, respectively.

7.  COMMITMENTS AND CONTINGENCIES

     In the normal course of business, the bank makes various commitments and incurs certain contingent liabilities that are not presented in the accompanying financial statements. The commitments and contingent liabilities include various guarantees, commitments to extend credit, and standby letters of credit. At December 31, 1993 and 1992, outstanding commitments to extend credit totaled $6,392,897 and $3,129,226, respectively. At December 31, 1993 and 1992, commitments under standby letters of credit and guarantees aggregated $338,700 and $638,700, respectively. The bank does not anticipate any material losses as a result of the commitments and contingent liabilities.

8.   TRANSACTIONS WITH DIRECTORS AND OFFICERS

     The Bank has had, and may be expected to have in the future, banking transactions in the ordinary course of business with directors, principal officers, their immediate families, and affiliated companies in which they are principal stockholders (commonly referred to as related parties) on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. The activity in these loans is summarized below:

           BALANCE AT
            BEGINNING                             BALANCE AT
             OF YEAR     NEW LOANS    PAYMENTS    END OF YEAR
   1993    1,680,314     1,754,500    2,193,938   1,240,876

   1992    1,064,998     2,536,345    1,921,029   1,680,314

9.   FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

     The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the statement of financial position. The contract amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

     The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit written is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

     Unless noted otherwise, the Bank does not require collateral or other security to support financial instruments with credit risk.

                                            DECEMBER 31,
                                        1993           1992

Financial Instruments Whose Contract
  Amounts Represents Credit Risk:
    Commitments to Extend Credit        6,392,897      3,929,225
    Standby Letters of Credit             338,700        638,700

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

     The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Bank upon extension of credit is based on management's credit evaluation of the counterparty.
     Collateral held varies, but may include accounts receivable, inventory, property, plant, equipment, and income-producing commercial properties.

     Standby letters of credit written are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan commitments to customers.

10.  SIGNIFICANT CONCENTRATIONS OF CREDIT RISK

     Most of the Bank's business activity is with customers located within its primary market area, an area that generally includes Morehouse Parish. The economy of the Bank's primary market area depends heavily on agriculture and the paper manufacturing industry. As of December 31, 1993 and 1992 approximately $5,257,000 and $4,224,000 of the Bank's loan portfolio was either secured by farmland or loans to farmers.

11.  DIVIDENDS AND REGULATORY RESTRICTIONS

     Regulations limit the availability of the Bank's retained earnings for the payment of dividends without prior approval of bank regulatory authorities. In this regard, the Bank can declare dividends in 1994 of $329,580 plus an additional amount for 1994 year-to-date income as of the date of the dividend.

     The Bank is required by the Federal Reserve to maintain certain minimum balances of noninterest bearing deposits in either vault cash or Federal Reserve deposits. At December 31, 1993, this required balance was approximately $986,100.

12.  MERGER

     On November 3, 1993, the Board of Directors of the Bank voted to merge with Hibernia National Bank. Pending regulatory approval, the merger is expected to be completed in March or April of 1994.

                         FIRST BANCORP OF LOUISIANA, INC.
                         AND SUBSIDIARY

                         Consolidated Financial Statements

                         December 31, 1992 and 1991

                         (With Independent Auditors' Report
                          Thereon)

            Independent Auditors' Report



The Board of Directors
First Bancorp of Louisiana, Inc.:


We have audited the accompanying consolidated balance sheets of First Bancorp of Louisiana, Inc. and Subsidiary as of December 31, 1992 and 1991, and the related consolidated statements of income, stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Bancorp of Louisiana, Inc. and Subsidiary at December 31, 1992 and 1991, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

February 12, 1993

                     FIRST BANCORP OF LOUISIANA, INC. AND SUBSIDIARY

                              Consolidated Balance Sheets

                               December 31, 1992 and 1991





Assets                                              1992                 1991



Cash and due from banks                      $ 11,815,310          15,211,415

Federal funds sold and other temporary
   investments                                    825,000           5,015,000

Interest-bearing deposits with financial
   institutions                                 1,077,474           2,138,000
Investment securities                          69,215,516          65,048,163
Loans, net                                     69,563,468          59,908,098
Premises and equipment, net                     1,640,299           1,092,136
Accrued interest receivable                     1,518,937           1,610,990
Other assets                                      899,659             567,974
                                             ____________         ___________
                                             $156,555,663         150,591,776
                                             ============         ===========

            Liabilities and Stockholders' Equity

Deposits:
   Demand, noninterest-bearing                $ 26,975,743          27,538,669
   Money market and NOW accounts                33,391,507          26,258,099
   Savings                                      11,772,828           9,379,603
   Time                                         68,654,612          72,574,272
                                               ___________         ___________
           Total deposits                      140,794,690         135,750,643

Notes payable                                    2,452,487           3,087,607
Accrued interest payable                           350,295             906,087
Securities sold under agreements to repurchase   1,700,513           1,218,948
Other liabilities                                  309,752             364,896
                                               ___________         ___________
           Total liabilities                   145,607,737         141,328,181
                                               ___________         ___________

Stockholders' equity:
   Common stock, par value $5 per share.
     1,000,000 shares authorized; 272,700 shares
     issued                                      1,363,500           1,363,500
   Capital surplus                               6,743,622           6,743,622
   Retained earnings                             5,020,586           3,185,882
   Treasury stock, 63,552 and 52,267 shares
     in 1992 and 1991, respectively, at cost    (1,585,463)         (1,309,970)
   Employee Stock Ownership Plan commitment       (594,319)           (719,439)
                                               ___________         ___________
           Total stockholders' equity           10,947,926           9,263,595

Commitments and contingent liabilities
                                              ____________         ___________
                                              $156,555,663         150,591,776
                                              ============         ===========

See accompanying notes to consolidated financial statements.

                     FIRST BANCORP OF LOUISIANA, INC. AND SUBSIDIARY

                            Consolidated Statements of Income

                          Years ended December 31, 1992 and 1991

                                                   1992               1991
Interest income:
   Loans                                   $  6,286,019          5,845,228
   Investment securities:
     U.S. government and agency obligations   2,472,422          2,523,581
     Mortgage-backed                          1,668,749          1,587,823
     Obligations of states and political
      subdivisions                              555,133            573,989
     Other                                      798,813            631,160
   Deposits with financial institutions         131,584            323,943
   Federal funds sold and other                 146,539            385,977
                                             __________         __________
           Total interest income             12,059,259         11,871,701
                                             __________         __________
Interest expense:
   Deposits:
     Time                                     3,400,329          4,985,181
     Money market and NOW accounts              975,395          1,163,020
     Savings                                    361,915            431,118
   Notes payable                                185,786            318,789
   Other                                         69,056             74,244
                                              _________          _________
           Total interest expense             4,992,481          6,972,352
                                              _________          _________

           Net interest income                7,066,778          4,899,349
Provision for loan losses                       710,000            432,000
                                              _________          _________
           Net interest income after provision
             for loan losses                  6,356,778          4,467,349
                                              _________          _________

Other operating income:
   Customer service charges                     660,966            604,577
   Investment securities gains (losses), net     59,527            (17,972)
   Other real estate gains, net                  63,226             26,475
   Other charges and commissions                536,824            581,067
                                              _________          _________
           Total other operating income       1,320,540          1,194,147
                                              _________          _________
Other operating expenses:
   Salaries and employee benefits             2,403,749          2,194,554
   Occupancy and equipment                      941,884            588,902
   Other operating expenses                   1,788,475          1,535,132
                                              _________          _________
           Total other operating expenses     5,134,108          4,318,588
                                              _________          _________

           Income before income tax expense   2,543,210          1,342,908
Income tax expense                              597,789            304,888
                                              _________          _________

           Net income                   $     1,945,421          1,038,020
                                              =========          =========
Net income per share:
   Average common shares outstanding    $          9.11               4.67
                                              =========          =========
   Average common shares outstanding assuming
     full dilution                      $          8.15               4.18
                                              =========          =========

See accompanying notes to consolidated financial statements.

                     FIRST BANCORP OF LOUISIANA, INC. AND SUBSIDIARY

                    Consolidated Statements of Stockholders' Equity

                        Years ended December 31, 1992 and 1991



                                                          Employee
                                                         Stock        Total
                                                         Ownership   Stock-
               Common    Capital    Retained  Treasury   Plan        holders'
               Stock     Surplus    Earnings    Stock     Commitment  Equity


Balances at
 December 31,
 1990        1,363,500  6,743,622  2,237,445  (1,228,654) (825,254) 8,290,659

Purchase of
3,878 shares of
common stock
as treasury
stock               _           _         _      (93,718)        _    (93,718)

Cash dividends
declared            _           _   (89,583)      12,402         _    (77,181)

Reduction of
commitment to
    ESOP            _           _         _            _   105,815    105,815

Net income          _           _ 1,038,020            _         _  1,038,020

            _________   _________ _________  ___________  _________ _________
Balances at
December 31,
1991        1,363,500   6,743,622 3,185,882  (1,309,970)  (719,439) 9,263,595

Purchase of
11,285 shares
of common
stock as
treasury
stock              _            _        _     (281,400)        _    (281,400)

Cash dividends
declared           _            _ (110,717)       5,907         _    (104,810)

Reduction of
commitment to
ESOP               _            _        _           _    125,120      125,120

Net income         _            _ 1,945,421          _          _    1,945,421
          __________    _________ _________ __________  _________  __________


Balances at
December 31,
1992      $1,363,500    6,743,622 5,020,586 (1,585,463)  (594,319)  10,947,926
          ==========    ========= ========= ===========  =========  ==========


See accompanying notes to consolidated financial statements.

                         FIRST BANCORP OF LOUISIANA, INC. AND SUBSIDIARY

                             Consolidated Statements of Cash Flows

                             Years ended December 31, 1992 and 1991

                                                    1992            1991
Operating activities:
  Net income                                       $ 1,945,421     1,038,020
   Adjustments to reconcile net income to net
     cash provided by operating activities:
      Provision for loan losses                        710,000       432,000
      Provision for depreciation and amortization      453,101       273,117
      Net amortization of investment securities         44,834         1,617
      Deferred income tax benefit                     (376,239)      (40,403)
      Loss (gain) on sales of investment securities    (59,527)       17,972
      Gains on sales of premises and equipment
        and other assets                               (64,403)      (31,281)
      Decrease in accrued interest receivable           92,053        58,756
      Increase in other assets                         (10,632)      (44,401)
      Decrease in accrued interest payable            (555,792)      (10,889)
      Increase (decrease) in other liabilities         (55,144)      202,116
                                                   ___________    __________
           Net cash provided by operating
             activities                              2,123,672     1,896,624
                                                   ___________    __________

Investing activities:
   Net decrease in interest-bearing deposits with
     financial institutions                          1,060,526     2,272,000
   Proceeds from sales of investment securities      2,193,324       482,028
   Proceeds from maturities and principal
     paydowns of investment securities              14,611,400     9,783,826
   Purchases of investment securities              (20,957,384)  (17,601,250)
   Purchases of loans                                        _    (4,273,050)
   Net increase in loans                           (10,526,270)   (7,203,051)
   Proceeds from sales of premises and equipment
     and other assets                                  290,489       180,479
   Purchases of premises and equipment              (1,011,264)      (99,068)
                                                   ___________   ___________
           Net cash used by investing
             activities                            (14,339,179)  (16,458,086)
                                                   ___________   ___________

Financing activities:
   Net increase in deposits                          5,044,047    21,584,755
   Net (decrease) increase in obligations under
     repurchase agreements                             481,565      (186,600)
   Cash dividends paid                                (104,810)      (77,181)
   Payments to acquire treasury stock                 (281,400)      (93,718)
   Proceeds from refinancing of notes payable          850,000     2,048,168
   Payments on notes payable                        (1,360,000)   (2,908,168)
                                                    __________    __________
           Net cash provided by financing
             activities                              4,629,402    20,367,256
                                                    __________    __________

Increase (decrease) in cash and cash equivalents    (7,586,105)    5,805,794
Cash and cash equivalents at beginning of year      20,226,415    14,420,621
                                                    __________    __________
Cash and cash equivalents at end of year           $12,640,310    20,226,415
                                                    ==========    ==========


See accompanying notes to consolidated financial statements.

         FIRST BANCORP OF LOUISIANA, INC. AND SUBSIDIARY

            Notes to Consolidated Financial Statements

                  December 31, 1992 and 1991



(1)   Business and Summary of Significant Accounting Policies

   Business _ First Bancorp of Louisiana, Inc. ("First Bancorp") was incorporated under the laws of the State of Louisiana as a one-bank holding company for the purpose of acquiring 100% of the outstanding stock of First National Bank of West Monroe (the "Bank"). The Bank is the principal asset and primary source of revenue for First Bancorp.

   First Bancorp, through the Bank, provides a full range of banking services to individual and corporate customers in northeast Louisiana. First Bancorp and the Bank are subject to regulations of certain federal agencies and undergo periodic examinations by those regulatory authorities.

   Principles of Consolidation and Basis of Presentation _ The consolidated financial statements include the results of operations of First Bancorp and the Bank and its subsidiary, First National Computer Center, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

   The consolidated financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and income and expenses for the period.

   Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses and the valuation of other real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowances for loan losses and the valuation of other real estate, management obtains independent appraisals for significant properties.

   Cash and Cash Equivalents _ For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, repurchase agreements, and federal funds sold. Generally, repurchase agreements and federal funds are sold for one-day periods.

   Investment Securities _ Investment securities are carried at cost adjusted for accretion of discount and amortization of premium on a constant yield basis to maturity. Gains or losses on the sale of investment securities are based upon the adjusted cost of the specific security sold.

   All investments in debt securities held by the Bank are classified in the accompanying financial statements as investment securities based on management's ability and intention to hold such securities for the foreseeable future.

   The amortization of premiums and discounts on mortgage-backed securities and collateralized mortgage obligations are periodically adjusted to reflect the actual prepayment experience on the underlying mortgage loans.

   Loans _ Loans are stated at the principal amount outstanding with appropriate reduction for unearned discount and the allowance for loan losses.

   Interest on commercial, real estate, and most installment loans is accrued as earned. Interest on other installment loans is deferred and recognized under the sum-of-the-digits method, which generally results in level rates of return on principal balances outstanding. Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that the collection of interest is uncertain. Normally, loans are reviewed for placement in a noninterest-accruing status when the principal or interest has been billed and uncollected for a period of ninety days. Generally, when a loan is placed on nonaccrual status, any interest previously accrued but not collected is reversed unless the collateral for the loan is sufficient to cover the accrued interest or a guarantor assures payment of interest.

   Allowance for Loan Losses _ The allowance for loan losses is maintained at a level believed adequate by management to absorb potential loan losses. Management's determination of the adequacy of the allowance is based on an evaluation of the relative risks inherent in the loan portfolio, taking into consideration the nature, volume, and quality of the portfolio, specific problem loans, past credit loss experience, current and future economic conditions, results of internal review procedures, and other relevant factors. The provision for loan losses is charged to expense and loans charged off, net of recoveries, are charged directly to the allowance.

   While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for losses on loans. Such agencies may require the Bank to recognize additions to the allowances based on their judgments about information available to them at the time of their examination.

   Premises and Equipment _ Bank premises and equipment are stated at acquisition cost less accumulated depreciation and amortization. Depreciation is computed on the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized on a straight-line basis over the life of the respective lease or the estimated useful lives of the improvements, whichever is shorter. Maintenance and repairs are charged to operating expense and renewals and betterments are capitalized. Gains or losses on dispositions are reflected currently in the statement of income.

   Income Taxes _ First Bancorp and the Bank file a consolidated federal tax return. Income taxes and benefits are allocated based on each company's contribution to the total federal tax liability.

   Deferred income taxes are provided on items of income or expense recognized in different time periods for financial accounting and income tax purposes.

   Statement of Financial Accounting Standards No. 109,
     "Accounting for Income Taxes," was issued by the Financial Accounting Standards Board in February 1992. Statement 109 requires a change from the deferred method under APB Opinion 11 to the asset and liability method of accounting for income taxes. Under the asset and liability method of Statement 109, deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

   Statement 109 must be adopted in 1993.  Upon adoption, First
     Bancorp plans to apply the provisions of Statement 109 without restating prior year's financial statements. It is not anticipated that the adoption of Statement 109 will have a material effect on First Bancorp's consolidated financial position or results of operations. The amount will be reported separately as the cumulative effect of the change in the method of accounting for income taxes in the consolidated statement of income for the year ending December 31, 1993.

   Other Real Estate _ Other real estate and repossessed assets of $144,000 and $225,000 are included in other assets in the consolidated financial statements at December 31, 1992 and 1991, respectively, and consist of properties acquired in satisfaction of uncollectible loans. These properties are carried at the lower of acquisition cost or fair value based on their appraised value at the date acquired less selling costs. Any write-down required from the loan receivable to acquisition cost or fair value at the date of foreclosure is charged to the allowance for loan losses. Subsequent gains or losses on the sale of these properties are credited or charged to earnings while losses resulting from periodic valuation of these properties are charged to earnings.

   Net Income Per Share _ Net income per average share outstanding is calculated based on the weighted average number of shares outstanding during the year. The average number of shares outstanding during 1992 and 1991 was 213,587 and 222,248, respectively. Net income per average share outstanding assuming full dilution also considers the impact of conversion of First Bancorp's subordinated debentures into common shares as of the beginning of each year. The average number of shares outstanding during 1992 and 1991 assuming full dilution was 245,530 and 264,353, respectively.

   Reclassifications _ Certain 1991 amounts have been reclassified to conform to the 1992 presentation.

(2)   Cash and Due From Banks

   The Bank is a member of the Federal Reserve System and is required to maintain reserve balances in accordance with Federal Reserve Bank requirements. Included in cash and due from banks are reserve requirements of $877,000 and $710,000 at December 31, 1992 and 1991, respectively.

(3)   Investment Securities

   The amortized cost and estimated market values of investments in debt securities at December 31, 1992 and 1991, are as follows:


                                            December 31, 1992
                                ________________________________________________
                                             Gross        Gross
                              Amortized      Unrealized   Unrealized  Market
                              Cost           Gains        Losses      Value

   U.S. Treasury securities
     and obligations of
     U.S. government
     corporations and
     agencies               $31,065,082    1,057,409        _       32,122,491
   Obligations of states
     and political
     subdivisions             6,099,710      424,065        _        6,523,775
   Corporate securities       9,055,433      289,355        _        9,344,788
   Mortgage-backed
     securities              21,769,377      592,928   (56,328)     22,305,977
   Other securitie            1,225,914        4,637        _        1,230,551
                            ___________    _________   _______      __________
                            $69,215,516    2,368,394   (56,328)     71,527,582
                            ===========    =========   =======      ==========

                                                 December 31, 1991
                              _________________________________________________

                                             Gross        Gross
                               Amortized     Unrealized   Unrealized   Market
                               Cost          Gains        Losses       Value


   U.S. Treasury securities
     and obligations of
     U.S. government
     corporations and
     agencies               $29,568,253    1,530,382        _       31,098,635
   Obligations of states
     and political
     subdivisions             6,400,964      533,884     (62,000)    6,872,848
   Corporate securities       8,546,915      345,149        _        8,892,064
   Mortgage-backed
     securities              19,511,254      859,725     (17,471)   20,353,508
   Other securitie            1,020,777        8,436      (5,744)    1,023,469
                            ___________    _________     ________   __________

                            $65,048,163    3,277,576     (85,215)   68,240,524
                            ===========    =========     ========   ==========


   The amortized cost and estimated market value of debt securities at December 31, 1992, by contractual maturity, are shown below.
     Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                                  Estimated
                                             Amortized Cost       Market Value

Due in one year or less                       $14,679,943         15,014,634
Due after one year through five years          24,265,262         25,164,344
Due after five years through ten years          5,515,292          5,933,616
Due after ten years                             2,985,642          3,109,011
                                              ___________         __________
                                               47,446,139         49,221,605
Mortgage-backed securities                     21,769,377         22,305,977
                                              ___________         __________
                                              $69,215,516         71,527,582
                                              ===========         ==========

   Proceeds from sales of investments in debt securities during 1992 were $2,193,000. Gross gains of $60,000 were realized on those sales. Proceeds from sales of investments in debt securities during 1991 were $482,000, which resulted in gross losses of $18,000.

   Investments in debt securities having an amortized cost of $21,164,000 and $19,093,000 at December 31, 1992 and 1991,
     respectively, were pledged to secure public funds on deposit and for other purposes as required or permitted by law.

(4)   Loans and Allowance for Loan Losses

   The composition of the Bank's loan portfolio at December 31,
     1992 and 1991, is as follows:
                                                   1992            1991

     Commercial, industrial, and agricultural     $ 54,259,323     46,954,545
     Installment                                    17,455,395     14,725,823
                                                   ___________     __________
               Total                                71,714,718     61,680,368
     Less:
       Allowance for loan losses                    (1,983,588)    (1,415,131)
       Unearned discount                              (167,662)      (357,139)
                                                    ___________    ___________

               Loans, net                          $ 69,563,468    59,908,098
                                                     ==========    ==========


   At December 31, 1992 and 1991, the Bank had discontinued the accrual of interest on loans aggregating approximately $1,513,000 and $2,158,000, respectively. Net interest income for 1992 and 1991 would have been higher by approximately $167,000 and $206,000, respectively, had interest been accrued at contractual rates on these nonperforming loans.

   On July 19, 1991, the Bank purchased a pool of loans from the Resolution Trust Corporation acting as conservator for the People's Homestead Savings Bank, F.S.B., for $4,273,000.
     The gross amount owed by the borrowers on these loans was $4,649,000. The discount associated with the purchased loans is being amortized on a constant yield basis over each individual loan's contractual term.

   Changes in the allowance for loan losses for the years ended
     December 31, 1992 and 1991, are summarized as follows:

                                                 1992              1991

     Balance, January 1                          $ 1,415,131       1,299,786

        Provision charged to operating expense       710,000         432,000
        Loans charged off                           (217,336)       (406,327)
        Recoveries on loans                           75,793          89,672
                                                 ___________       _________

     Balance, December 31                        $ 1,983,588       1,415,131
                                                 ===========       =========

   During 1992 and 1991, the Bank reduced loans through the repossession of other real estate and assets in the amount of approximately $134,000 and $62,000, respectively. Also during 1990, $927,000 of First Bancorp common stock representing 35,437 shares was received by the Bank in lieu of repayment on a loan. First Bancorp purchased 11,812 shares of this stock from the Bank for $302,000 in each year in the two-year period ended December 31, 1992. First Bancorp anticipates repurchasing the remaining stock from the Bank over the next few years. This stock is reflected as treasury stock in the accompanying First Bancorp balance sheet.

(5)   Premises and Equipment

   Premises and equipment at December 31, 1992 and 1991, are summarized as follows:
                                     Estimated
                                     Useful Life      1992          1991

   Land                                   _           $  424,417      198,417
   Buildings and leasehold
     improvements                     5-40 years       1,593,545    1,127,445
   Furniture, fixtures, and
     equipment                        3-10 years       1,651,808    1,575,634
   Automobiles                        2-3  years         133,154      126,005
                                                      __________    _________
                                                       3,802,924    3,027,501
   Less accumulated depreciation
     and amortization                                 (2,162,625)  (1,935,365)
                                                      __________    __________
     Premises and equipment, net                      $1,640,299    1,092,136
                                                      ==========    =========


(6)   Time Deposits

   Included in time deposits at December 31, 1992 and 1991, are $10,750,000 and $11,421,000, respectively, of certificates of deposits in denominations of $100,000 or more. Interest on certificates of $100,000 or more amounted to $465,000 and $768,000 in 1992 and 1991, respectively.

(7)   Notes Payable

   Notes payable at December 31, 1992 and 1991, consists of the following:

                                                      1992          1991
Note payable to an unaffiliated bank in quarterly
principal installments of $90,000 plus interest
at a New York bank's prime rate plus 1% (7.0% at
December 31, 1992) through 1997                       $1,008,168    1,368,168

Convertible subordinated debentures payable; interest
due semiannually at 10% through 2002                       _        1,000,000

Convertible subordinated debentures payable; interest
due semiannually at 10% through 2002                     850,000         _

Employee Stock Ownership Plan commitment consisting of
a note payable to an unaffiliated bank in quarterly
principal installments of $31,280 through 1997 plus
interest at 97% ofa New York bank's prime rate (5.8%
at December 31, 1992)                                    594,319      719,439
                                                       _________    _________
                                                      $2,452,487    3,087,607
                                                       =========    =========


   The note payable to an unaffiliated bank is collateralized by the common stock of the Bank. The loan agreement places certain restrictions on First Bancorp with respect to dividends, other distributions to stockholders, future borrowings, issuance of bank common stock, and other matters.

   During 1992, First Bancorp repurchased the subordinated debentures which were outstanding at December 31, 1991. In a separate transaction, First Bancorp issued $850,000 in convertible, subordinated debentures to certain directors and officers of the Bank and others. The terms of the new debentures are the same as the original debentures with the exception of a change in the conversion price.

   The holders of subordinated debentures may elect, upon maturity, to convert the debentures into shares of First Bancorp common stock at the conversion price of $26.61 per share or receive cash equal to the principal amount of the debentures plus accrued interest. Also, at the option of the holder, the debentures are convertible into common stock at the conversion price at any time prior to maturity. At the option of First Bancorp, the debentures may be redeemed for cash equal to the principal amount of the debentures plus accrued interest at any time prior to maturity.

(8)   Income Taxes

   Federal income tax expense (benefit) applicable to net income for the years ended December 31, 1992 and 1991, was as follows:


                                                1992           1991

     Current                                   $ 974,028       345,291
     Deferred                                   (376,239)      (40,403)
                                               _________       ________

                                               $ 597,789       304,888

   A reconciliation of the expected federal income tax expense, computed by applying the federal corporate tax rate of 34%, to income before income tax expense, to actual income tax expense follows:

                                                      1992           1991

    Expected federal income tax expense               $ 864,692      456,589
    Tax-exempt income                                  (142,184)    (146,050)
    Utilization of alternative minimum tax credit
      carryforward                                      (116,768)        _
    Other                                                 (7,951)     (5,651)
                                                       _________     _______
    Actual income tax expense                          $ 597,789     304,888
                                                       =========     =======

    Effective tax rate                                      23.5%       22.7
                                                       =========     =======
   The income tax effects of timing differences between financial and taxable income were as follows:

                                                      1992           1991

    Depreciation and amortization                     $  (66,013)        196
    Net accretion of discount on investment
      securities                                            1,947      19,162
    Provision for loan losses                            (193,275)    (39,217)
    Effect of alternative minimum tax                    (116,768)       _
    Other                                                  (2,130)    (20,544)
                                                       __________    _______
     Deferred income tax benefit                        $(376,239)    (40,403)
                                                       ==========     ========

   Current income taxes payable of $74,000 and $160,000 are included in other liabilities at December 31, 1992 and 1991, respectively. Included in other assets are deferred income tax charges of $382,000 and $47,000 at December 31, 1992 and 1991, respectively. The amount of alternative minimum tax credit carryforward for financial reporting purposes was $17,000 at December 31, 1992.

(9)   Employee Benefit Plan

   First Bancorp maintains an Employee Stock Ownership Plan
     (ESOP). The Plan covers substantially all employees who qualify as to age and length of service. Contributions to the ESOP are at the discretion of the Board of Directors of First Bancorp; however, contributions, including dividends received from First Bancorp, must be sufficient to pay any current obligations of the ESOP. Contributions to the ESOP of $135,000 and $154,000 are included in salaries and employee benefits in the consolidated statements of income for the years ended December 31, 1992 and 1991, respectively.

   Depending on the source, the net increase or decrease in Plan assets for the year is allocated to the account of each plan participant either based on the ratio of each participant's account balance at the beginning of the year to the total of all participant account balances at the beginning of the year or in the same proportion that each participant's compensation for the year bears to the total compensation of all participants for the year. A participant's interest in his or her account becomes totally vested after completion of five years of service.

   At December 31, 1992 and 1991, the ESOP had outstanding a note payable to an unaffiliated bank in the amount of approximately $594,000 and $719,000, respectively, which is guaranteed by First Bancorp. Interest on this debt amounted to $41,000 and $69,000 during the years ended December 31, 1992 and 1991, respectively. All interest payments were made by the ESOP. The borrowing is secured by 25,024 shares of First Bancorp's common stock and is payable in quarterly installments of $31,280 through 1997, plus interest at 97% of a New York bank's prime rate (5.8% at December 31, 1992).

   At December 31, 1992 and 1991, the ESOP owned 67,810 and
     75,534 shares, respectively, of First Bancorp common stock.

(10)   Regulatory Matters

   Applicable federal regulations impose restrictions on the amounts of dividends that may be declared by First Bancorp and the Bank. In addition to the formal statutes and regulations, regulatory authorities also consider the adequacy of the Bank's total capital in relation to its assets, deposits, and other such items. Capital adequacy considerations could further limit the availability of dividends from the Bank.

   National banks are required to obtain approval of the Comptroller of the Currency if dividends declared in any year exceed the profits of that year combined with the net retained profits of the preceding two years. During 1992 and 1991, the Bank paid dividends to First Bancorp totaling $850,000 and $1,200,000, respectively. Prior approval of the regulatory authorities will be required during 1993, if the amount to be paid as dividends exceeds profits for the same period plus $1,190,000 available for payment at December 31, 1992.

   The Federal Deposit Insurance Corporation Improvement Act of
     1991 ("FDICIA") was signed into law on December 19, 1991. The prompt corrective actions of FDICIA place restrictions on any insured depository institution that does not meet certain requirements, including minimum capital ratios. The restrictions are based on an institution's FDICIA defined capital category and become increasingly more severe as an institution's capital category declines. In addition to the prompt corrective action requirements, FDICIA includes significant changes to the legal and regulatory environment for insured depository institutions, including reductions in insurance coverage for certain kinds of deposits, increased supervision by the federal regulatory agencies, increased reporting requirements for insured institutions, and new regulations concerning internal controls, accounting, and operations.

   The prompt corrective action regulations define specific capital categories based on an institution's capital ratios. The capital categories, in declining order, are "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized." To be considered "well capitalized," an institution is required to have at least a 5% leverage ratio, a 6% Tier I risk-based capital ratio, and a 10% total risk-based capital ratio. However, the regulatory agencies may impose higher minimum standards on individual institutions or may downgrade an institution from one category because of safety and soundness concerns.

   At December 31, 1992, the Bank's leverage ratio was 8.2%, Tier
     I risk-based ratio was 14.3%, total risk-based ratio was 15.6%, and tangible equity ratio was 8.2%.

(11)   Related Parties

   The Bank enters into various loans and other transactions in the ordinary course of business with its directors, executive officers, and some of their related business interests. The loans and other transactions are made on substantially the same terms as those prevailing at the time for comparable loans and similar transactions with other persons. Certain officers and directors and entities in which these individuals were principals were indebted to the Bank in the aggregate amount (net of participation loans sold) of $1,874,000 and $1,841,000 at December 31, 1992 and
     1991, respectively.

(12)   Supplemental Cash Flow Information

   During 1992 and 1991, First Bancorp paid to depositors and other banks interest payments of $5,548,000 and $6,983,000, respectively. Also during 1992 and 1991, First Bancorp paid to the Internal Revenue Service $1,019,000 and $255,000 in tax payments, respectively.

(13)   Fair Value of Financial Instruments

   Statement of Financial Accounting Standards No. 107,
     "Disclosures about Fair Value of Financial Instruments" requires that First Bancorp disclose estimated fair values for its financial instruments. Fair value estimates, methods, and assumptions are set forth below for First Bancorp's financial instruments.

   Cash and Cash Equivalents and Other Short-Term Investments _
     For those short-term investments, the carrying amount is a reasonable estimate of fair value.

   Investment Securities _ The fair value, which approximates the estimated market values, of longer-term investments and mortgage-backed securities, except certain state and municipal securities, is estimated based on bid prices published in financial newspapers or bid quotations received from securities dealers. The fair value, which approximates the estimated market values, of certain state and municipal securities is not readily available through market sources other than dealer quotations, so fair value estimates are based on quoted market prices of similar instruments, adjusted for differences between the quoted instruments and the instruments being valued.

   Loan Receivables _ Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type such as commercial, commercial real estate, residential mortgage, and consumer. The carrying amount of performing loans that were funded or will mature within three months of the balance sheet date approximate the fair value of those loans. Additionally, the carrying amount of adjustable rate loans that reprice within ninety days also approximate the fair value of those loans. The fair value of the remaining performing and nonperforming loans is calculated by discounting scheduled cash flows through the estimated maturity using estimated market discount rates that reflect the credit and interest rate risk inherent in the loan. The estimate of maturity is based on First Bancorp's historical experience with repayments for each loan classification, modified, as required, by an estimate of the effect of current economic and lending conditions.

   Deposit Liabilities and Repurchase Agreements _ The fair value of deposits with no stated maturity, such as noninterest-bearing demand deposits, savings, NOW accounts, money market accounts, and repurchase agreements is equal to the amount payable as of December 31, 1992. The fair value of certificates of deposit is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities.

   Notes Payable _ The carrying amount of First Bancorp's notes payable approximate fair value as the note payable to a bank and the Employee Stock Ownership Plan commitment adjust for changes in current interest rates. Additionally, the carrying amount of First Bancorp's subordinated debentures also approximate fair value as First Bancorp has determined that the original terms in which the subordinated debentures were issued would not be significantly different from the terms of new debentures if such were to be issued at year end.

   Interest Accruals _ The fair value of First Bancorp's accrued interest receivable and accrued interest payable amounts approximate their carrying value due to the short maturity of these financial instruments.

   The estimated fair values of First Bancorp's financial instruments at December 31, 1992 are as follows:

                                               Carrying            Estimated
                                               Amount              Fair Value
   Financial assets:
      Cash and due from banks                  $ 11,815,310         11,815,310
      Federal funds sold and other
        temporary investments                       825,000            825,000
      Interest-bearing deposits with
        financial institutions                    1,077,474          1,077,474
      Investment securities                      69,215,516         71,527,582
      Loans, net                                 69,563,468         70,090,806
      Accrued interest receivable                 1,518,937          1,518,937

   Financial liabilities:
       Deposits:
         Demand, noninterest-bearing              26,975,743        26,975,743
         Money market and NOW accounts            33,391,507        33,391,507
         Savings                                  11,772,828        11,772,828
         Time                                     68,654,612        68,983,458
       Notes payable                               2,452,487         2,452,487
       Accrued interest payable                      350,295           350,295
       Securities sold under agreements to
         repurchase                                1,700,513         1,700,513

   Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time First Bancorp's entire holdings of a particular financial instrument. Because no market exists for a significant portion of First Bancorp's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

   Fair value estimates are based on existing on- and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments.

(14)   Financial Instruments With Off-Balance Sheet Risk

   The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet. The contractual or notional amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

   The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual or notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

                                                          Contractual or
                                                          Notional Amount
                                                          at December 31, 1992

        Financial instruments whose contract amounts
          represent credit risk:
            Aggregate commitments to extend credit        $ 10,730,000
            Less amounts previously funded                   6,022,000
                                                          ____________
                   Net commitments unfunded               $  4,708,000
                                                          ============

            Standby letters of credit                     $    998,000
                                                          ============

   Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Bank upon extension of credit is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable; inventory; property, plant, and equipment; real estate; and income-producing commercial properties.

   Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private short-term borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank holds collateral supporting those commitments for which collateral is deemed necessary.

(15)   Concentration of Credit Risk

   The Bank grants real estate, commercial, industrial, and agricultural loans to customers primarily in northeast Louisiana. Although the Bank has a diversified loan portfolio, a substantial portion (approximately 58%) of its loans, although not always funded for such purpose, are secured by real estate and its ability to fully collect its loans is dependent upon the real estate market in this region. The Bank typically requires collateral sufficient in value to cover the principal amount of the loan. Such collateral is evidenced by mortgages on property held and readily accessible to the Bank.

FIRST BANCORP OF LOUISIANA, INC. AND SUBSIDIARY
Consolidated Balance Sheets
Unaudited ($ in thousands)


                                                    September 30    September 30
Assets                                                   1993            1992

Cash and due from banks                                  $9,785         $7,907
Federal funds sold and securities purchased
  under agreements to resell                              6,700            300

    Total Cash and Cash Equivalents                     $16,485         $8,207

Interest-bearing deposits with financial institutions     1,077          1,262
Investment securities                                   103,636         68,032
Loans, (net of allowance for loan losses of
   $1,511 and 1,865 at September 30, 1993 and 1992
    respectively)                                        97,719         66,744
Premises and equipment, net                               2,008          1,531
Accrued interest receivable                               2,818          1,903
Real Estate Owned                                           116            151
Other assets                                              2,089          1,674

        Total Assets                                   $224,871       $148,242

Liabilities and Stockholders' Equity

Deposits
  Demand, noninterest bearing                           $28,435        $20,516
  Money Market and NOW accounts                          45,819         30,093
  Savings                                                19,074         10,853
  Time                                                 $101,966        $69,692

       Total Deposits                                  $195,294       $131,154

Notes payable                                             5,800          2,574
FHLB Advances Payable                                     3,920
Federal Funds purchased and securities sold under
  agreements to repurchase                                5,270          2,856
Accrued interest payable                                    829            593
Other Liabilities                                           951            619

        Total Liabilities                              $212,065       $137,796

Stockholders' equity:
  Common stock, par value $5 per share. 1,000,000
   shares authorized; 272,700 shares issued               1,363          1,363
  Capital surplus                                         6,744          6,744
  Retained earnings                                       6,839          4,545
  Treasury stock, 65,088 and 63,081 shares in 1993
  and 1992, respectively, at cost                        (1,639)        (1,580)
  Employee Stock Ownership Plan commitment                 (500)          (626)

          Total Stockholders' Equity                    $12,807        $10,446

Total Liabilities and Stockholders' Equity             $224,871       $148,242


See accompanying notes to consolidated financial statements.

FIRST BANCORP OF LOUISIANA, INC. AND SUBSIDIARY
Consolidated Statements of Income
Unaudited ($ in thousands, except per share data)

                                      3 months ended     9 months ended
                                       September 30      September 30
                                       1993    1992      1993    1992

Interest Income                        $1,917  $1,575    $5,192  $4,676
  Loans, including fees
  Investment securities:
  US goverment and agency obligations     558     613     1,533   1,889
   Mortgage-backed                        409     433     1,184   1,298
   Obligations of states and political
     subdivisions                         123     137       360     422
   Other                                  180     204       544     606
Deposits with finanacial institutions      25      31        75     104
Federal funds sold and other               72       7       136     125
     Total interest income              3,284   3,000     9,024   9,120

Interest expense
  Deposits:
   Time                                   743     773     2,023   2,703
   Money Market and NOW accounts          265     237       699     752
   Savings                                 95      91       254     279
Notes payable                              50      45       114     145
Other                                      73      27       156      56

 Total interest expense                 1,226   1,173     3,246   3,935

     Net interest income                2,058   1,827     5,778   5,185
Provision for loan losses                (145)    250      (145)    590

     Net interest income after provision
      for loan losses                   2,203   1,577     5,923   5,775


Other operating expenses:
  Customer service charges                197     164       558     484
  Other charges and commissions           157     105       536     485
  Investment securities gains
   (losses), net                           52      24        52      24

     Total other operating income         406     293     1,146     993


Other operating expenses:
   Salaries and employee benefits         770     648     2,056   1,757
   Occupancy and equipment                239     253       708     633
   Other operating rexpenses              558     465     1,557   1,301

     Total other operating expenses     1,567   1,366     4,321   3,691

     Income before income tax expense   1,042     504     2,748   1,897
Income tax expense                        301     136       825     538

Net income                               $741    $367    $1,923  $1,359


Net income per share
   Average common shares outstanding    $3.57   $1.75     $9.22   $6.33
   Average common shares outstanding
     assuming full dilution             $3.12   $1.50     $8.03   $5.33

See accompanying notes to consolidated financial statements.

FIRST BANCORP OF LOUISIANA, INC. AND SUBSIDIARY
Consolidated Statements of Stockholders' Equity
Unaudited ($ in thousands)
                                                 For the 9 months ended
                                                 September 30, 1993 and 1992



                                                  Employee Stock
             Common  Capital  Retained  Treasury  Ownership Plan Stockholders'
             Stock   Surplus  Earnings  Stock     Commitment        Equity

Balance,
December 31,
1992        $1,363   $6,744   $5,020    ($1,585)     ($594)         $10,948

Purchase of
1,536 shares of
common stock as
treasury stock                             (54)                        (54)

Cash dividends
declared                        (104)                                 (104)

Reduction of
commitment to
ESOP                                                  94                94

Net income                     1,923                                 1,923


Balances at
September 30,
1993        $1,363   $6,744   $6,839   ($1,639)     ($500)         $12,807



Balances at
December 31,
1991        $1,363   $6,744   $3,186   ($1,310)     ($720)         $ 9,263

Purchase of
10,814 shares
of common
stock as
treasury stock                            (270)                       (270)

Reduction of commitment to ESOP                        94               94

Net Income                     1,359                1,359


Balances at
September 30,
1992   $1,363      $6,744     $4,545   ($1,580)     ($626)         $10,446

FIRST BANCORP OF LOUISIANA, INC AND SUBSIDIARY
Consolidated Statements of Cash Flows
Unaudited ($ in thousands)
                                                           9 months ended
                                                           September 30
                                                          1993       1992

Operating Activities
  Net Income                                              $1,923     $1,359
  Adjustments to reconcile net income to net cash
  provided by operating activities:
    Provision for loan losses                               (145)       590
    Provision for depreciation and amortization              248        360
    Net amortization of investment securities                 84         20
    Loss (gain) on sales of investment securities            (52)       (24)
    Gains on sales of premises and equipment and
      other asset                                           (115)       (63)
    Decrease (increase) in accrued interest receivable      (342)      (292)
    Decrease (increase) in other assets                      (86)       (51)
    Increase (decrease) in accrued interest payable          239       (313)
    Increase (decrease) in other liabilities                 (48)       255

     Net Cash Provided by Operating Activities             1,706      1,841

Investing Activities

   Net decrease in interest-bearing deposits with
     financial institutions                                    0        876
   Proceeds from sales of investment securities            2,068      1,219
   Proceeds from maturities and principal paydowns of
     investment securities                                14,005     13,515
   Purchases of investment securities                    (16,863)   (17,713)
   Net increase in loans                                  (7,063)    (7,587)
   Proceeds from sales of premises and equipment and
    other assets                                             214        279
   Purchases of premises and equipment                      (170)      (799)

   Cash paid to purchase subsidiary bank,
    net of cash received                                  (2,813)         0

     Net cash used by investing actvities                (10,622)   (10,210)

Financing activities:
   Net increase (decrease) in deposits                     2,322     (4,597)
   Net increase in Federal Funds Purchased
    and obligations under repurchase agreements            3,235      1,637
   Cash dividends paid                                      (104)         0
   Payments to acquire treasury stock                        (54)      (270)
   Proceeds from notes payable                             8,500        850
   Payments on notes payable                              (5,058)    (1,270)
   Net increases in FHLB advances                          3,920          0

      Net cash provided by financing activities           12,761     (3,650)

Increase (decrease) in cash and cash equivalents           3,845    (12,019)
Cash and cash equivlants at beginning of year             12,640     20,226

Cash and cash equivalents at end of year                 $16,485    $ 8,207



See accommpanying notes to consolidated financial statements.

FIRST BANCORP OF LOUISIANA, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
Unaudited ($ in thousands)

NOTE 1 - Income Taxes

Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." As permitted by SFAS No 109, the Company elected not to restate the financial statements of any prior years. The effect of the change on pre-tax income from continuing operations for the none months ended September 30, 1993 was not material, however the cumulative effect of the change increased net income by $49.

        Components of Deferred Tax Assets and Liabilities
                       At January 1, 1993
                         (in thousands)

Deferred Tax Assets

Reserve for loan losses                  449
Depreciation                              68
Foreclosed assets                         14

Total deferred tax assets                531

Deferred tax liabilities

Discount Accretion - Investments          73

Total deferred tax liabilities            73


Total net deferred tax asset            $458



NOTE 2 - Per Share Data and Market Value of Stock

Net income per average share outstanding is calculated based on the weighted average number of shares outstanding during the year. The average number of shares outstanding for the nine months ended September 30, 1993 and 1992 was 208,465 and 214,458, respectively. Net income per average share outstanding assuming full dilution also considers the impact of conversion of First Bancorp's subordinated debentures into common shares as of the beginning of each year. The average number of shares outstanding during the nine months ended September 30, 1993 and 1992 was 240,408 and 254,305 respectively.

There is not an established public trading market for the Company's common stock. However, an annual valuation of the stock is prepared for the Employee Stock Ownership Plan. As of December 31, 1992 the value of the Company's common stock was estimated to be $34.66.


NOTE 3 - Non-Performing Loans

                                September 30                December 31
                               1993      1992             1992       1991


Nonaccrual loans              $  832     $1,787           $1,513     $2,158

Restructured loans               631        954              908        802
                              ______     ______           ______     ______
Total nonperforming loans     $1,463     $2,741           $2,421     $2,960
                              ======     ======           ======     ======

Accruing loans past due
ninety days or more           $  335     $  319           $  324     $   61
                              ======     ======           ======     ======

When the payment of principal or interest on a loan is delinquent for 120 days, or earlier in some cases, the loan is placed on nonaccrual status, unless the loan is in the process of collection and the underlying collateral fully supports the carrying value of the loan. If the decision is made to continue accruing interest on the loan, periodic reviews are made to confirm the accruing status of the loan. When a loan is placed on nonaccrual status, interest accrued during the current year prior to the judgement of uncollectibility is charged to operations. Interest accrued during prior periods is charged to the allowance for loan losses. Generally, any payments received on nonaccrual loans are applied first to outstanding loan amounts and next to the recovery of charged-off loan amounts. Any excess is treated as recovery of lost interest.

Interest income in the amount of $148 would have been recorded on nonaccrual loans during the nine months ended September 30, 1993 if they had been performing in accordance with their contractual terms. During the nine months ended September 30, 1993, the company recorded no interest income on nonaccrual loans.

In addition to the nonperforming loans disclosed above, management has identified loans totalling $292 thousand for which payments are current, but which, in management's opinion, are subject to potential future classification as non-performing or past due.


NOTE 4 - Acquisition

On August 31, 1993, First Bancorp acquired Southern National Bank at Tallulah for $9,156. Assets purchased included $2,366 of cash and due from banks, $33,662 of investment securities, $21,034 of loans, $446 of bank premises, furniture and fixtures, and $1,112 of other assets. Liabilities assumed included $52,177 of deposits, $334 of Federal Funds sold and securities sold under agreements to repurchase and $928 of accrued interest payable and other liabilities. The purchase method of accounting was used to record the acquisition. Operations of Southern National Bank prior to the acquisition are not included in these consolidated financial statements.

FIRST BANCORP OF LOUISIANA, INC. AND SUBSIDIARY
Quarterly Income Results
Unaudited ($ in thousands, except per share amounts)

                                                         1993

                                                   I       II      III      IV

Interest income                                2,863    2,877    3,284
Net interest income                            1,863    1,857    2,058
Net income                                       578      604      741
Net income per share
  Average common shares outstanding            $2.76    $2.89    $3.57
  Average common shares outstanding assuming
   full dilution                               $2.40    $2.51    $3.12





                                                          1992

                                                    I       II     III      IV

Interest income                                $3,054   $3,065   3,000   2,940
Net interest income                             1,596    1,762   1,827   1,882
Net income                                        569      423     367     588
Net income per share
  Average common shares outstanding             $2.60    $1.97   $1.75   $2.80
  Average common shares outstanding assuming
   full dilution                                $2.18    $1.65   $1.50   $2.43





                                                          1991

                                                    I       II      III     IV

Interest income                                $2,786   $2,821   $3,063  $3,202
Net interest income                               995    1,079    1,304   1,521
Net income                                        178      248      284     328
Net income per share
  Average common shares outstanding             $0.79    $1.11    $1.28   $1.49
  Average common shares outstanding assuming
   full dilution                                $0.67    $0.93    $1.10   $1.30



                             ARTHUR ANDERSEN & CO.


                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders and Board of Directors of First Continental Bancshares, Inc.:

We have audited the accompanying consolidated statements of condition of First Continental Bancshares, Inc. (a Louisiana corporation) (the Company) and subsidiary as of December 31, 1993 and 1992, and the related consolidated statements of income
(loss), cash flows and shareholders' equity for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 2, the Company does not currently meet minimum regulatory capital standards. During 1993, the Company was required to submit a capital plan to the Federal Reserve Board (FRB). The plan was submitted in March, 1993, but it was not accepted by the FRB due to capital ratios (as reflected in the plan) remaining below the minimum regulatory guidelines until 1996. As a result, the Company considered other strategic alternatives which ultimately led to an agreement to merge with Hibernia Corporation, as further discussed in Note 1. The merger, which has been approved by the Company's Board of Directors, is subject to, among other things, regulatory and shareholder approval, and if approved, is expected to be completed in 1994. Also, as discussed in Note 2, during 1991 the Company's subsidiary, First National Bank of Jefferson (the
Bank), entered into a Formal Agreement with the Office of the Comptroller of the Currency (the OCC) which requires, among other things, that the Bank not declare or pay dividends without prior approval in writing by the OCC and that the Bank maintain certain minimum capital ratios which it met at December 31, 1993 and 1992.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of First Continental Bancshares, Inc. and subsidiary as of December 31, 1993 and 1992, and the results of their operations and cash flows for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.

As discussed in Notes 3, 7, and 16 to the financial statements, effective January 1, 1993, the Company changed its methods of accounting for investment securities, income taxes, and post-retirement benefits other than pensions.




                                    s/ARTHUR ANDERSEN & CO.
                                    ARTHUR ANDERSEN & CO.

New Orleans, Louisiana
February 14, 1994

First Continental Bancshares, Inc. and Subsidiary
      CONSOLIDATED STATEMENTS OF CONDITION
           December 31, 1993 and 1992


(In Thousands)                                  1993     1992


ASSETS
Cash and Due from Banks                     $ 13,141   $ 16,964
Investment Securities:
  U.S. Treasury Securities
   and Obligations of U.S.
   Government Agencies                        34,223     26,675
  Mortgage-Backed Securities
   (guaranteed by government
   agencies and corporations)                 91,883     70,698
  State and Political Subdivisions               289          -
  Federal Reserve Bank Stock and
   Other Securities                            1,312        705
     Total Investments (fair
       value of approximately
       $128,549 in 1993
       and $100,418 in 1992)                 127,707     98,078

Federal Funds Sold                            22,000     17,200

Loans                                        223,093    232,958
    Reserve for Possible Loan Losses          (6,590)    (6,261)
             Net Loans                       216,503    226,697
Bank Premises and Equipment, Net               6,051      6,193
Accrued Interest Receivable                    1,933      1,970
Other Real Estate and Foreclosed
  Property, Net                                7,630     22,395
Other Assets                                   2,075        824
Goodwill                                       2,872      3,697
          TOTAL ASSETS                      $399,912   $394,018

LIABILITIES
Deposits:
  Interest-Free                             $ 60,999  $  59,946
  Money Market                                52,268     54,053
  Savings & NOW                               85,431     86,844
  Time                                       146,317    145,183
  Interest-Bearing Deposits from
    Affiliated Banks                             335      1,169
     Total Deposits                          345,350    347,195
Short-Term Borrowings                         13,234     14,149
Notes Payable                                  5,884      5,444
Mandatory Convertible Debentures               6,000      6,000
Accrued Interest Payable                       7,379      5,711
Other Liabilities                              4,668      2,569
          TOTAL LIABILITIES                  382,515    381,068
SHAREHOLDERS' EQUITY
Preferred Stock - 500,000 shares
  authorized; 140,000 shares
  designated as Class A Cumulative
  Convertible Preferred Stock
  - par value $1 per share; 135,974
  shares issued and outstanding               11,422    11,422
Common Stock - par value $1 per share,
  5,000,000 shares  authorized;
  2,145,151 shares issued, of which
  17,055 are held as treasury stock
  at December 31, 1993 and 1992                2,145     2,145
Surplus                                        2,741     2,741
Unrealized Gain on Available-For-Sale
  Securities                                     807     -
Accumulated Earnings (Losses)                    400    (3,240)
Treasury Stock                                  (118)     (118)
          TOTAL SHAREHOLDERS' EQUITY          17,397    12,950

TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY                      $399,912  $394,018


The accompanying notes are an integral part of these statements.


       First Continental Bancshares, Inc. and Subsidiary
           CONSOLIDATED STATEMENTS OF INCOME (LOSS)
       For The Years Ended December 31, 1993, 1992 and 1991


(In Thousands Except for Per
  Share Data)                        1993       1992     1991

INTEREST INCOME:
  Interest and Fees on Loans     $ 22,636   $ 24,612   $ 26,672
  Interest on Investments:
    U. S. Government & Agencies     1,846      1,612        967
    Mortgage-Backed Securities      5,044      5,405      4,894
    State and Political
      Subdivisions                     13          2          6
  Interest on Federal Funds
    Sold & Other                      446        549        984
        Total Interest Income      29,985     32,180     33,523
INTEREST EXPENSE:
  Interest on Deposits:
    Money Market                    1,171      1,794      2,677
    Savings and NOW                 1,423      2,359      3,606
    Time                            6,636      8,016     11,362
  Interest on Short-Term
   Borrowings                         289        322        543
  Interest on Note Payable
   and Debentures                   1,753      1,353      1,250
        Total Interest Expense     11,272     13,844     19,438
NET INTEREST INCOME                18,713     18,336     14,085
PROVISION FOR POSSIBLE
  LOAN LOSSES                         725      1,152      1,800
NET INTEREST INCOME AFTER
  PROVISION FOR
  POSSIBLE LOAN LOSSES             17,988     17,184     12,285
OTHER INCOME:
  Service Charges on
    Deposit Accounts                2,755      2,726      2,629
  Other Charges,
    Commissions and Fees            1,580      1,557      1,439
  Other Operating Income              424        592        463
  Security Gains                       24         20        179
        Total Other Income          4,783      4,895      4,710
OTHER EXPENSES:
  Salaries and Employee Benefits    8,087      7,034      6,954
  Net Occupancy Expense             1,472      1,470      1,750
  Litigation Loss (Recovery), Net      92        255       (176)
  Other Real Estate Expenses        5,213      6,554      3,685
  Other Operating Expenses          5,837      6,084      5,310
        Total Other Expenses       20,701     21,397     17,523
INCOME (LOSS) BEFORE
  MINORITY INTERESTS                2,070        682       (528)
Less: Minority Interest               -0-        -0-        311


INCOME (LOSS) BEFORE INCOME TAXES,
  EXTRAORDINARY ITEMS AND CUMULATIVE
  EFFECT OF CHANGE IN ACCOUNTING
  PRINCIPLE                        2,070        682        (839)
Provision for Income Taxes         1,052        232         -0-
Income (Loss) Before
  Extraordinary Items and
  Cumulative Effect of Change
  in Accounting Principle          1,018        450        (839)
Extraordinary Items:
  Gain on Extinguishment of
    Debt, Net of Tax                 -0-     11,345         -0-
  Utilization of Net Operating
    Loss Carryforward                -0-      5,996         -0-
Net Income (Loss) Before
  Cumulative Effect of Change
  in Accounting Principle          1,018     17,791        (839)
Cumulative Effect of Change
  in Accounting Principle -
  (Adoption of SFAS 109)           2,622        -0-          -0-
Net Income (Loss)                  3,640     17,791        (839)
PREFERRED STOCK DIVIDENDS
  AND ACCRUED INTEREST            (2,053)    (1,994)     (2,033)
NET INCOME (LOSS)
  APPLICABLE TO
  COMMON STOCK                  $  1,587   $ 15,797   $ (2,872)


The accompanying notes are an integral part of these statements.

          First Continental Bancshares, Inc. and Subsidiary
       CONSOLIDATED STATEMENTS OF INCOME (LOSS) - (Continued)
        For The Years Ended December 31, 1993, 1992 and 1991


(In Thousands Except for Per Share Data)   1993     1992    1991


PRIMARY EARNINGS (LOSS) PER SHARE:

Earnings (Loss) Per Common Share
  Assuming No Dilution:

Income (Loss) Before Extraordinary
  Items and Cumulative Effect of
  Change in Accounting Principle         $  .48   $  .21  $ (.39)
Extraordinary Items                         -0-     8.15     -0-
Change in Accounting Principle             1.23      -0-     -0-
Preferred Stock Dividends and
  Accrued Interest                         (.96)    (.94)   (.96)
Net Income (Loss) Applicable
  to Common Stock                        $  .75    $7.42  $(1.35)


FULLY-DILUTED EARNINGS PER SHARE:

Earnings Per Common Share Assuming Full Dilution:

Income Before Extraordinary Items and
  Cumulative Effect of Change in
  Accounting Principle                   $ N/A     $ .33   $ N/A
Extraordinary Items                        N/A      4.71     N/A
Change in Accounting Principle             N/A       -0-     N/A
Net Income Applicable to
  Adjusted Common Stock
  Outstanding                            $ N/A     $5.04   $ N/A



The accompanying notes are an integral part of these statements.

               First Continental Bancshares, Inc. and Subsidiary
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
             For The Years Ended December 31, 1993, 1992 and 1991


(In Thousands)                      1993       1992       1991

OPERATING ACTIVITIES:
Net Income (Loss)               $  3,640   $ 17,791    $  (839)
Minority Interest                      -          -        311
Adjustments to Reconcile
  Net Income (Loss) to
  Net Cash Provided by
  Operating Activities:
Gain on Extinguishment of
  Debt, Pretax                         -   (17,190)          -
Cumulative Effect of Change
  in Accounting Principle         (2,622)        -           -
Provision for Possible Loan
  Losses                             725     1,152       1,800
Provision for Other Real
  Estate Losses and Write-Down
  to Market Value                  4,235     5,253       2,736
Depreciation                         371       460         720
Provision for (Recovery
  of) Litigation Loss                 92       255        (176)
Amortization of Purchase
  Adjustments                        825       826         843
Amortization (Accretion)
  of Security
  Premium and Discount               364       452         191
Accretion of Senior
  Debentures and Note
  Payable                            440       392         350
(Gain) Loss on Sale/Valuation
  of Investments                     (24)       57        (179)
(Gain) Loss on Sale of Other
  Real Estate                       (350)     (205)        314
Decrease (Increase) in Accrued
  Interest Receivable                 37       209         580
Increase (Decrease) in Accrued
  Interest Payable                 1,668       540        (516)
Increase (Decrease) in
  Other Liabilities                2,007      (498)     (1,140)
Decrease (Increase) in
  Other Assets                       955       (38)        162
Net Cash Provided by Operating
  Activities                      12,363     9,456       5,157

INVESTING ACTIVITIES:
Proceeds From Sales of
  Investment Securities               15       520      19,669
Proceeds From Maturities and
  Calls of Investment Securities  52,436    36,449       7,144

Purchases of Investment
  Securities                     (81,197)  (44,677)    (49,106)
Net Change in Loan Portfolio       5,458    (5,016)     16,107
Net Change in Federal
  Funds Sold                      (4,800)   (7,200)     (5,000)
Proceeds From Sale of Other
  Real Estate Owned               14,891    11,275       2,354

Net Purchases of Premises
  and Equipment                     (229)     (139)        (48)

Net Cash Provided by (Used in)
  Investing Activities           (13,426)   (8,788)     (8,880)

FINANCING ACTIVITIES:
Net Increase (Decrease)
  in Interest-Free,
  Money Market, Savings
  and NOW Deposits                (2,979)    4,653      13,960
Net Increase (Decrease) in
  Certificates of Deposit          1,134   (18,171)     (7,732)
Net Increase (Decrease) in
  Short-Term Borrowings             (915)    7,289      (3,828)
Proceeds From Issuance of
  Long-Term Debt                       -     5,400           -
Repayment of Long-Term Debt            -    (4,200)          -
Net Cash Provided by (Used in)
  Financing Activities            (2,760)   (5,029)      2,400
NET INCREASE (DECREASE)
  IN CASH AND
  CASH EQUIVALENTS                (3,823)   (4,361)     (1,323)
CASH AND CASH EQUIVALENTS AT
  BEGINNING OF YEAR               16,964    21,325      22,648
CASH AND CASH EQUIVALENTS AT
  END OF YEAR                    $13,141   $16,964     $21,325
Cash Paid During the Year
  for (in thousands):
    Interest                     $ 9,164   $12,914     $19,954
    Income Taxes                     119        81           -


The accompanying notes are an integral part of these statements.



                 First Continental Bancshares, Inc. and Subsidiary
                         CONSOLIDATED STATEMENTS OF CHANGES
                       IN SHAREHOLDERS' EQUITY (DEFICIT)
            For The Years Ended December 31, 1993, 1992 and 1991
                         (In Thousands)


                                                    Unrealized Gain
                                                    on Available-For-
            Preferred Stock  Common Stock   Surplus Sale Securities Treasury Stock     Accumulated
                                                                                         Earnings
            Shares  Amount   Shares  Amount Amount  Amount          Shares  Amount       (Losses)


BALANCE,
12/31/90      136   $11,422  2,145   $2,145 $2,741  $    -         (17)    $(118)     $(20,192)

Net Loss-
1991                                                                                      (839)


BALANCE,
12/31/91
              136    11,422  2,145   2,145  2,741       -         (17)     (118)       (21,031)

Net Income-
1992                                                                                    17,791


BALANCE,
12/31/92      136    11,422  2,145   2,145  2,741       -         (17)     (118)       (3,240)


Net Income-
1993                                                                                    3,640
Unrealized
 Gains                                                807


BALANCE,
12/31/93      136   $11,422 2,145   $2,145 $2,741   $ 807        (17)    $(118)       $   400

The accompanying notes are an integral part of these statements.


               First Continental Bancshares, Inc. and Subsidiary



                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             For The Years Ended December 31, 1993, 1992 and 1991



NOTE 1.  MERGER PLAN.

        On December 4, 1993, First Continental Bancshares, Inc. (the "Company") and Hibernia Corporation ("Hibernia") entered into an Agreement and Plan of Merger (the "Agreement") pursuant to which the Company would merge within and into Hibernia and each outstanding share of the Company's Class A Cumulative Convertible Preferred Stock (see Note 11) would be converted into and become exchangeable for a combination of cash and Hibernia Class A Common Stock ("Hibernia Common Stock") with an aggregate value of approximately $118 per share (as of March 31, 1994) and each outstanding share of the Company's Common Stock would be converted into and become exchangeable for 1.4 to 2 shares of Hibernia Common Stock, depending on the price of Hibernia Common Stock prior to closing, valued at $12 per share. All outstanding Class A and Class B Senior Secured Notes due 1997 (see Note 10) and 12% Mandatory Convertible Subordinated Debentures due November 15, 1996 (see Note 10) of the Company will be redeemed at par plus accrued and unpaid interest, and premiums, if any.

        The merger is subject, among other things, to receipt of regulatory and shareholder approvals, and is currently expected to be completed during the second or third quarter of 1994.

NOTE 2.  REGULATORY MATTERS, CAPITAL AND DIVIDEND RESTRICTIONS.

        The Company and its wholly-owned subsidiary, the First National Bank of Jefferson Parish (the "Bank" or "FNJ") are subject to regulatory risk-based capital guidelines. In the risk-based capital computation, all assets are weighted based upon assigned risk factors, and certain off-balance sheet items are included, such as loan commitments and standby letters of credit. Capital is separated into two categories, Tier 1 and Tier 2, which combine for Total Capital. Tier 1 consists of common stockholders' equity and a portion of the Company's perpetual Preferred Stock. Tier 2 capital consists of portions of the allowance for loan losses and subordinated debt, subject to certain limitations. The regulators have also issued capital leverage guidelines. The leverage ratio consists of Tier 1 capital as a percent of average total assets. Unrealized gain attributable to implementation of Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities," (see Note 3 and Note
7), although included in shareholders' equity, is not included for regulatory capital ratio computation purposes. Additionally, as required, portions of the Company's deferred tax assets have been excluded from the capital ratios reflected below.

        The Company's capital ratios are not in compliance with regulatory requirements, and were as follows at December 31, 1993 and 1992, respectively:

                        Regulatory
                        Requirement
                         12/31/93     12/31/93    12/31/92

Tier 1 Capital            4.00%        1.18%      (0.63%)
Total Capital             8.00%        2.36%      (0.63%)
Leverage Ratio            4.00%         .72%      (0.42%)

Formal Agreement with the OCC

     The Bank and the OCC entered into a Formal Agreement on May 23, 1991, under which the Bank agreed, among other things, that it would not declare or pay any dividends unless the dividend payment is in compliance with applicable laws, has been approved in writing by the OCC and is consistent with the minimum capital levels contained in the Bank's capital plan established pursuant to the Formal Agreement. The Formal Agreement was amended on January 9, 1992 to require the Bank to achieve by March 1, 1992 either Tier 1 capital equal to 5.5% of risk-weighted assets ("Tier 1 Capital Ratio") and 5% of average adjusted total assets ("Leverage Ratio") or alternate capital ratios specified in a capital plan approved by the OCC, and, within 60 days, to develop and submit to the OCC a three-year capital plan.

     The Bank submitted its three-year capital plan in March 1992 and a revised capital plan in early 1993 which reflected capital ratios at December 31, 1992 exceeding those required in the Formal Agreement. The Plan was approved by the OCC in July 1993.

     The Bank's capital ratios required by the Formal Agreement and at December 31, 1993 and 1992, respectively, were:

                       Required
                       by Formal
                       Agreement      12/31/93       12/31/92

Tier 1 Capital           5.5%          12.35%         8.74%
Total Capital            N/A           13.62%        10.00%
Leverage Ratio           5.0%           7.59%         5.72%

The Bank is in substantial compliance with the requirements of the Formal Agreement, as amended.

Examination by the Federal Reserve Board (FRB); Certain
Regulatory Impositions on Company

In November 1992, the FRB conducted an examination of the Company and a copy of the examination report was provided to the Company's Board of Directors in February 1993. In this report, the FRB noted that the consolidated capital levels remain below regulatory minimums and that management should act immediately to rectify this problem. The FRB requested the Company to submit a capital plan by March 31, 1993, that would bring the Company's capital to a satisfactory level. The Company submitted a revised capital plan to the FRB in March 1993. Upon review, the FRB determined that the Plan was unacceptable because the capital ratios remained below the minimum regulatory guidelines until 1996. The Company subsequently retained a consultant to assist in addressing this issue and to review the Company's strategic alternatives. This process ultimately led to the definitive agreement to merge with Hibernia discussed in Note 1.

Because of the Company's financial condition, the FRB requested the Board of Directors to adopt a Board resolution that acknowledged the continuation of the no debt/no dividend letter issued on June 11, 1986 by the FRB and contains, among other things, the following: (i) no additional debt incurrence without FRB approval; (ii) no payment of dividends to shareholders without prior written approval from the FRB, (iii) no Treasury Stock repurchases, (iv) quarterly Company reporting to the FRB,
(v) subsidiary reporting to the FRB, (vi) quarterly written progress reports to the FRB, and (vii) the appointment of a Compliance Committee to ensure all provisions of the request and holding company laws and regulations are complied with in the future. Management believes the Company is in compliance with these requirements.

NOTE 3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES.

The accounting and reporting policies of the Company reflect industry practices and are in accordance with generally accepted accounting principles. The principles and policies which materially affect the determination of results of operations, financial position, and cash flows are summarized below.

Reclassifications

Certain prior year amounts have been reclassified to conform with current year presentation.

Consolidation

The consolidated financial statements include the accounts of the Company and the Bank. All significant intercompany accounts and transactions have been eliminated in consolidation.

Fair Value of Financial Instruments

FASB Statement No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates may not be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. Statement 107 excludes certain financial instruments and all non-financial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

Investment Securities

At December 31, 1993, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities." SFAS No. 115 requires the classification of securities into one of three categories: Trading, Available-for-Sale, or Held-to-Maturity.

Management determines the appropriate classification of debt securities at the time of purchase and re-evaluates this classification periodically. Trading account securities are held for resale in anticipation of short-term market movements. Debt securities are classified as held-to-maturity when the Company has the positive intent and ability to hold the securities to maturity. Securities not classified as held-to-maturity or trading are classified as available-for-sale.

Effective December 31, 1993, there were no trading account securities. Had there been, those securities would have been carried at market value and included in short-term investments. Gains and losses, both realized and unrealized, would have been reflected in earnings. Held-to-maturity securities are stated at amortized cost. Available-for-sale securities are presented at fair value, with unrealized gains and losses, net of tax, reported as a separate component of shareholders' equity. Net unrealized gains of approximately $807,000 were included in shareholders' equity as of December 31, 1993.

The amortized cost of debt securities classified as held-to-maturity or available-for-sale is adjusted for amortization of premiums and accretion of discounts to maturity, or in the case of mortgage-backed securities, over the estimated life of the security. Amortization, accretion and accrued interest are included in interest income on securities. Realized gains and losses, and declines in value judged to be other than temporary, are included in net securities gains. The cost of securities sold is determined based on the specific identification method.

Loans

Loans are stated at the principal amount outstanding less applicable unearned discount. The fair value of loans as disclosed in Note 5 is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturity. Interest on commercial and real estate loans is accrued based on the principal balance outstanding. Unearned discount on consumer installment loans is recognized into income using the sum-of-the-months digits method, which does not differ materially from the interest method. The accrual of interest is discontinued when it appears that collection may be doubtful.

Non-Performing Assets

Non-performing assets include loans 90 days or more past due but still accruing interest, certain renegotiated loans, non-accrual loans and other real estate and collateral acquired as the result of foreclosures. Non-accrual loans are loans on which the accrual of interest income has been discontinued because the borrower's financial condition has deteriorated to the extent that the collection of interest is doubtful. Until the loan is returned to performing status, generally as the result of the full payment of all past due principal and interest, interest income is recorded on the cash basis.

Assets acquired through foreclosure, other than marketable equity securities which are included in investment securities, are recorded at the lower of cost or estimated fair value less selling costs. Estimated fair value is the anticipated sales price of the property, based upon independent appraisals or other relevant factors. The excess of the loan balance over the fair value of the asset at the time of foreclosure is charged to the reserve for possible loan losses. Subsequent declines in market value of the assets below their carrying values are charged against the Other Real Estate Reserve. Such reserve is specifically allocated by property, provisions are added monthly based on historical indices and management review. Gains and losses, those greater than the specific reserve for that particular property, on disposition are reflected in income in the year in which they occur. The amount of provision included in other real estate expenses for the years ended December 31, 1993, 1992 and 1991, respectively, was $4,235,000, $5,253,000 and
$2,736,000.

Reserve for Possible Loan Losses

The determination of the balance in the reserve for possible loan losses is based on an analysis of the relative risks inherent in the loan portfolio and reflects an amount which, in management's judgment, is adequate to provide for potential loan losses. A provision for possible loan losses is charged to operating expenses for the amount required to adjust the reserve to the appropriate balance as determined by management. Ultimate losses may vary from the current estimates. These estimates are reviewed periodically and, as adjustments become necessary, they are reported in earnings in the periods in which they become known.

Bank Premises and Equipment

Bank premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization for book purposes is computed on a straight-line basis over the estimated useful lives of the depreciable property as described in Note 8. Maintenance and repairs are charged to operating expense, and gains or losses on dispositions are reflected currently in the statements of income (loss).

Deposits

The fair value of demand deposits, savings and interest-bearing demand deposits is the amount payable on demand at December 31, 1993. The fair value of fixed maturity certificates of deposit and other time deposits are estimated using the rates currently offered for deposits of similar remaining maturities.

Income Taxes

Effective January 1, 1993, the Company adopted SFAS No. 109, "Accounting for Income Taxes." Under SFAS No. 109, the liability method is used in accounting for income taxes. This method determines deferred tax assets and liabilities based on differences between financial reporting and tax bases of assets and liabilities. The tax effect of these differences is measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse. As permitted by SFAS No. 109, the prior years' financial statements have not been restated, and the impact of adopting SFAS No. 109 as of January 1, 1993 in the amount of $2,622,000 is shown as the cumulative effect of a change in accounting principle in the accompanying consolidated statement of income. Prior to the adoption of SFAS No. 109, income tax expense was determined using the deferred method. Deferred tax expense was based on items of income and expense that were reported in different years in the financial statements and tax returns and was measured at the tax rate in effect in the year the difference originated. Those differences related principally to depreciation expense, provision for possible loan losses and write-downs of other real estate. The Company files a consolidated federal income tax return. In addition, the Company is subject to Louisiana state income tax.

Purchase Accounting Adjustments

The acquisition of the Bank was recorded in 1982 using the purchase method of accounting. Under purchase accounting, the assets and liabilities of FNJ at the date of acquisition were recorded at their fair market values and the excess of the purchase price over the net fair value of FNJ's assets and liabilities was recognized as goodwill of $12,046,000, which is being amortized over 15 years using the straight-line method.
The remaining goodwill at December 31, 1993 is $2,872,000. In connection with the acquisition of the Bank, warrants were issued to individuals who had the option to purchase up to 354,574 shares of the Company's Common Stock at an exercise price of $3.50 per share, which were to expire June 30, 1987. These warrants were purchased by the Company (see Note 13) during 1986 for $2,393,000. At the Bank's acquisition date, no entries were recorded to reflect the issuance of the warrants due to uncertainty in establishing a value for them. During 1986, the Company's purchase of these warrants established a value and, accordingly, the purchase price was recorded as additional goodwill and is being amortized over the remaining original life of the goodwill. Included in other operating expenses for 1993, 1992 and 1991 is goodwill amortization of approximately $826,000, $826,000 and $843,000 for each year, respectively.

Statements of Cash Flows

Cash and cash equivalents include cash and due from banks, deposits in affiliated banks and interest-bearing deposits in banks.


NOTE 4.  CASH AND DUE FROM FINANCIAL INSTITUTIONS.

During 1993 and 1992, FNJ was required by regulation to maintain balances on deposit with the Federal Reserve Bank which averaged approximately $1,284,000 and $1,854,000, for those years, respectively.


NOTE 5.  LOANS AND NON-PERFORMING ASSETS.

Loans

The primary assets of the Company which are subject to asset quality risk are the loan portfolio and other real estate and foreclosed property. The risk elements of a loan portfolio include non-accrual, renegotiated and past due loans and loan concentrations.

The composition of the loan portfolio at the end of 1993 and 1992 was as follows (in thousands):

                                    -------December 31-------

                                       1993               1992

Energy........................... $        -           $  1,676
Marine...........................      1,069              3,682
Other Commercial.................     18,187             23,994
Land and Construction............      2,631              1,365
Residential Real Estate..........     52,815             51,698
Commercial Real Estate...........     67,847             67,977
Installment                           88,966             92,462
  Subtotal                          $231,515           $242,854
Less:  Unearned Discount              (8,422)            (9,896)

Total                               $223,093           $232,958


     Loans had an estimated fair value of approximately
$225,705,000 and $236,743,000 at December 31, 1993 and 1992,
respectively. (See Note 3 regarding the Company's method for estimating the fair value of the loan portfolio.)

     In May 1993, the Financial Accounting Standards Board issued Statement No. 114, "Accounting by Creditors for Impairment of a Loan", which requires that impaired loans that are within the scope of this statement be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or at the loan's market price or the fair value of the collateral if the loan is collateral dependent. Adoption of the new standard is required for fiscal years beginning after December 15, 1994. The standard is to be adopted prospectively with the effect of initially applying the standard to be reflected as an adjustment to the Bank's provision for loan losses in the year of adoption. The effect, if any, the new standard may have on the Bank's financial position and results of operations is not expected to be significant based on the current loan portfolio.

Non-Performing Assets

     Non-accrual loans, loans past due 90 days or more, along with real estate acquired through foreclosure and repossessed personal property, represent non-performing assets. Detail of these elements is as follows:



                                      -------December 31-------
                                           (In Thousands)

                                          1993             1992

Loans:

   90 days or more past due,
     but still accruing interest       $   729          $ 2,027
   Non-accrual                           4,647            7,965

Total Non-Performing Loans             $ 5,376          $ 9,992

Other Real Estate and Foreclosed Property:

Real Estate:
   Residential                         $ 1,587          $ 7,107
   Commercial Buildings                  4,679           11,877
   Raw Land                              5,540            6,271
Other Foreclosed Property                   28              708
                                       $11,834          $25,963

Reserve for Possible Other Real Estate Losses:

   Balance, beginning of year          $ 3,568          $ 1,326
   Provision for possible losses         4,235            5,253
   Losses charged to the reserve        (3,620)          (3,018)
   Recoveries of other real
     estate previously charged
     off                                    21                7
   Balance, end of year                $ 4,204          $ 3,568

Total Non-Performing Assets            $13,006          $32,387

Non-Performing Loans/Total Loans         2.4%             4.3%

Non-Performing Assets/Total Assets       3.3%             8.2%

     Activity in the Reserve for Possible Other Real Estate Losses during 1991 included a beginning balance of $975,000, provision for possible losses of $2,736,000, losses charged to the reserve of $2,506,000 and recoveries of $121,000, resulting in an ending balance of $1,326,000.

     At December 31, 1993, eight properties represent 70% of total other real estate owned; at December 31, 1992, approximately 47% of the Bank's other real estate owned was concentrated in ten properties. There were no loans which had been restructured at December 31, 1993, or December 31, 1992.

     As permitted under current accounting practices, during 1993, the Company revised its policy with respect to accounting for insubstance foreclosures. Currently, the Company considers insubstance foreclosure assets to be loans for which the Company has taken possession of the underlying collateral. There are no loans which meet this criteria as of December 31, 1993 and the total of loans which met this criteria as of December 31, 1992 was $4,187,000. Amounts reported as insubstance foreclosures in 1992 prior to the Company's change in accounting policy were approximately $6,556,000. Therefore, for comparative purposes, approximately $2,369,000 of assets previously reported as insubstance foreclosures have been reclassified from other real estate to loans in the accompanying 1992 financial statements.

     The average balance of loans on a non-accrual basis for 1993 and 1992 was approximately $5,551,000 and $9,483,000, respectively.

Interest income on non-accrual loans, which is recorded only when received, was $422,602, $687,730 and $479,675 in 1993, 1992 and
1991, respectively. Interest income that would have been earned on non-accrual loans had those loans been on accrual status totalled approximately $560,000, $1,005,000 and $924,000 in 1993, 1992 and
1991, respectively.

     Monitoring and resolution of problem loans continue to receive significant Management attention. However, the uncertainty of the energy industry and its related effect on the overall economy could have an adverse effect on the financial condition of the Company's loan customers. In the future it is possible that additional loans to customers could be classified as non-performing or that additional charge-offs and write-downs, as well as higher loan loss provisions, could be incurred.


NOTE 6.  RESERVE FOR POSSIBLE LOAN LOSSES.

     The provision for possible loan losses charged to expense is determined in accordance with the policy described in Note 3.
Transactions in the reserve for possible loan losses during 1993, 1992 and 1991 were as follows (in thousands):

                                  1993         1992         1991

Balance, Beginning of Year     $ 6,261      $ 7,147      $ 9,023
Provision for Possible Loan Losses 725        1,152        1,800
Losses Charged to the Reserve   (2,298)      (3,358)      (4,825)
Recoveries of Loans Previously
  Charged-Off                    1,902        1,320        1,149
Balance, End of Year           $ 6,590      $ 6,261      $ 7,147

     Loans are charged off when the probability of loss is established. In management's opinion, all known losses have been charged to the reserve as of December 31, 1993.


NOTE 7.  INVESTMENT SECURITIES.

     As discussed in Note 3, the Company adopted SFAS No. 115 effective December 31, 1993. Prior to December 31, 1993, the
Company classified all securities as held-to-maturity. A summary of securities classified as available-for-sale and held-to-maturity is presented below (in thousands):


                     --------------December 31, 1993-------------

                                              Gross      Gross
                   Amortized    Estimated  Unrealized  Unrealized
                      Cost      Fair Value    Gains    Losses

AVAILABLE-FOR-SALE

 U. S. Treasury
  Securities and
  Obligations of
  U. S.Government
  Agencies          $ 25,039     $ 25,563    $    544   $   (20)
    Mortgage-Backed
     Securities       68,413       68,650         497       (260)
    Other                381          843         462          -

    Total Available-
      For-Sale      $ 93,833   $   95,056    $  1,503    $  (280)


HELD-TO-MATURITY

 U. S. Treasury
  Securities and
  Obligations of
  U. S. Government
  Agencies          $  8,660   $  8,677    $     17   $        -
    Mortgage-Backed
     Securities       23,233     24,046         939         (126)
    Other                758        770          12            -

    Total Held-To-
     Maturity       $ 32,651   $ 33,493    $    968    $    (126)


                     --------------December 31, 1992-------------

                                              Gross      Gross
                   Amortized    Estimated  Unrealized  Unrealized
                      Cost      Fair Value    Gains    Losses


HELD-TO-MATURITY

 U. S. Treasury
  Securities and
  Obligations of
  U. S. Government
  Agencies         $ 26,675     $ 27,267    $    609   $    (17)
 Mortgage-Backed
  Securities         70,698       72,446       1,890       (142)
 Other                  705          705           -          -

 Total Held-To-
  Maturity         $ 98,078     $100,418    $  2,499   $   (159)

         The amortized cost and estimated fair value of debt securities at December 31, 1993, by contractual maturity, are shown below (in thousands). Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

AVAILABLE-FOR-SALE

                                         Amortized      Estimated

                                            Cost       Fair Value

Due in One Year                         $   4,017        $  4,040
Due After One Year Through Five Years      20,314          20,757
Due After Five Years Through Ten Years     14,136          14,262
Due After Ten Years                        55,365          55,997
Total Available-For-Sale                 $ 93,832       $ 95,056


HELD-TO-MATURITY

                                         Amortized     Estimated
                                            Cost      Fair Value

Due in One Year                           $  8,806      $  8,824
Due After One Year Through Five Years        2,711         2,824
Due After Five Years Through Ten Years       2,765         2,815
Due after ten years                         18,369        19,030
Total Held-To-Maturity                    $ 32,651      $ 33,493

     Mortgage-backed securities are classified according to their contractual maturity without consideration of contractual prepayments or projected prepayments. Securities available for sale at December
31, 1993, include mortgage-backed securities of $1,308,000 due after one year through five years, $12,186,000 due after five years through ten years, and $55,155,000 due after ten years. Held-to-maturity securities at December 31, 1993, include mortgage-backed securities of $2,711,000 due after one year through five years, $2,645,000 due after five years through ten years, and $17,878,000 due after ten years. Contractual maturities on mortgage-backed securities ranged from 2.63 years to approximately 32 years at December 31, 1993. Estimated average life on the portfolio of mortgage-backed securities was 3.31 years at December 31, 1993.

     Proceeds from the sale and call of investment securities during 1993 and 1992 were $515,600 and $520,772, respectively. Gross gains of $23,864 and $20,272 were realized on these transactions in 1993 and 1992 respectively. No losses were realized on sales during the periods.

     Investment securities with a par value of approximately
$28,873,000 and $28,523,000 at December 31, 1993 and 1992, respectively, were pledged to secure public deposits, repurchase agreements and other transactions.

NOTE 8.  PREMISES AND EQUIPMENT.

     Consolidated Company and Bank premises and equipment consists of the following (in thousands):

                                 ----------December 31----------
                                    1993                   1992

Land                              $ 2,499                $ 2,499
Buildings and Leasehold
  Improvements                      9,034                  9,000
Equipment                           8,284                  8,105
    Total                          19,817                 19,604
Accumulated Depreciation
  and Amortization                (13,766)               (13,411)

    Net                           $ 6,051                $ 6,193


         Depreciation and amortization is provided utilizing the straight-line method and estimated useful lives as follows:


                                               Range of
                                             Useful Lives

Buildings and Leasehold Improvements         5 - 50 years

Equipment                                     1 - 5 years


NOTE 9.  INTEREST-BEARING DEPOSITS.

         A summary of interest-bearing deposits is as follows (in thousands):

                                       -------December 31-------
                                         1993              1992

Demand and Savings Deposits          $  85,431          $ 86,844
Money Market Accounts                   52,603            55,222
Certificates of Deposit                146,317           145,183
                                      $284,351          $287,249

     Certificates of deposit had an estimated fair value of approximately $147,894,000 and $146,637,000 at December 31, 1993,
and 1992 respectively. (See Note 3 regarding the Company's method for estimating the fair value of the deposit portfolio.) The carrying value of demand, savings and money market deposits is deemed a reasonable estimate of fair value for those financial instruments.

NOTE 10.  LONG-TERM DEBT.

Senior Secured Notes

     On November 9, 1992, the Company issued an aggregate principal amount of $5.4 million of its 10.75% Class A and Class B Senior
Secured Notes due 1997 ("Notes"). The Company used the proceeds to repurchase certain interests in the Company held by Collecting Bank, N.A. in a debt restructuring transaction and retained sufficient funds to pay the first two years of interest on the Notes. Interest on the Notes is payable quarterly on each January 1, April 1, July 1 and October 1. In addition, under the terms of the Indenture with respect to the Notes, the Class A noteholders earn the right to receive from the Company an additional cash payment (the "Cash Premium") payable not later than the second anniversary of the earlier of maturity or redemption of the Class A Notes (the "Note Payment Date"). The amount of the Cash Premium earned by each Class A noteholder is calculated by multiplying (i)
10% of the principal amount of the Class A Notes held by such Class A noteholder on the Note Payment Date by (ii) the number of years from the date of issuance (including the year the Note Payment Date occurs) during which the Class A Notes have been outstanding (up to a maximum of five years). Cash Premium on the Class A Notes is being recognized (amortized) on a straight-line basis over the five-year life of the Notes.

     Pursuant to the Indenture, each holder of Class A Notes has the option (the "Share Option") to exchange the right to receive the Cash Premium with respect to any or all of their Class A Notes for shares of the Company's Common Stock if holders of a minimum of 25% of the aggregate principal amount of the Notes elect to exercise their Share Option and if certain other conditions provided for in the Indenture (the "Option Conditions") are satisfied. If holders of all of the Class A Notes elect to receive the Share Option and the Option Conditions are satisfied, such Class A noteholders would receive an aggregate of 16.32% of the outstanding shares of Common Stock of the Company after such issuance.

     The Notes are redeemable at the option of the Company, in whole or in part, after November 9, 1994 at the principal amount plus accrued interest and are mandatorily redeemable by the Company in the event of a merger or consolidation of either the Company or the Bank with or into another person or the sale of all or substantially all of the Company's or the Bank's assets to another person (an "Extraordinary Transaction").

     The Agreement with Hibernia discussed in Note 1 constitutes an Extraordinary Transaction with respect to the Notes, and all the Notes will be redeemed pursuant to the Indenture if the merger is consummated. Additionally, each holder of the Class A Notes will be entitled to receive the Cash Premium upon redemption of his Notes on the effective date of the merger. If the Share Option is exercised and the Option Conditions are satisfied, each holder of Class A Notes will be entitled to receive, in lieu of the Cash Premium attributable to his Class
A Notes, approximately 94 shares of Common Stock for each $1,000 principal amount of Class A Note. Each such share of Common Stock will then be converted into shares of Hibernia Common Stock as described in Note
1.

     Currently the best indicator of fair value on the Notes is derived from the terms of the Agreement with Hibernia. Based on those terms, at December 31, 1993, the consideration received by the noteholders could vary depending upon whether the Cash Premium on the Class A Notes was paid in cash or shares were issued pursuant to the Share Option.
The total value would be approximately $6,427,000 if the Class A noteholders receive the Cash Premium and $10,517,000 if the noteholders exercise their Share Option and the Option Conditions are satisfied.

Mandatory Convertible Subordinated Debentures

     In 1986, the Company issued $6 million of 12% Mandatory
Convertible Subordinated Debentures due November 15, 1996 (the "Debentures"), in connection with its retirement of $2 million in existing subordinated Debentures and repurchase of outstanding Common Stock warrants (see Note 13). At maturity, the principal amount of the Debentures will be converted into shares of Company Common Stock at the conversion rate of 78 shares of Common Stock for each $1,000 principal amount of outstanding Debentures. Holders of the Debentures are permitted to convert the Debentures into Common Stock at any time after November
15, 1990 at the same conversion rate. At December 31, 1993, none of the Debentures had been converted. The Debentures are redeemable at the option of the Company, in whole or in part, after November 15, 1993, for the redemption price (expressed as a percentage of principal) of 105%, 103% and 100% for each of the twelve-month periods ending November
15, 1994, 1995 and 1996, respectively, plus accrued interest. However, any such redemption may only be effected with the proceeds realized from the Company's sale of Common Stock or perpetual preferred stock.

     The Company has not paid interest on the Debentures since May
15, 1988 and, based upon the financial condition of the Company, it is not anticipated that the payment of interest on the Debentures will resume in the foreseeable future. Under the terms of the Debenture Agreement, non-payment of interest is not an event of default. Accrued interest as of December 31, 1993 was $4,142,000. The Debentures are subordinate to all Senior Indebtedness of the Company (as defined in the Debenture Agreement) and holders of the Debentures are permitted to declare an event of default and accelerate payment of the principal of the Debentures and accrued interest thereon only in the event of the bankruptcy, insolvency or reorganization of the Company. If the Company were liquidated, Debenture holders would have priority over the holders of the Company's Preferred Stock and Common Stock to the remaining assets of the Company; however, the debenture holders would be in a subordinate position to the holders of Notes.

     The fair value of the Debentures, based on the terms of the Agreement with Hibernia discussed in Note 1, is approximately $10.4 million at December 31, 1993.

NOTE 11.  CUMULATIVE CONVERTIBLE PREFERRED STOCK.

     The Company has 135,974 shares of Class A Cumulative
Convertible Preferred Stock ("Preferred Stock") outstanding with a book value of $11,422,000, upon which the Company has not paid dividends since the last quarter of 1986. The Preferred Stock has an annual dividend rate of $10.92 per share and is redeemable after June 30, 1994 at the option of the Company at $84.00 per share plus accumulated and unpaid dividends and interest thereon. At the option of the holder, the Preferred Stock is convertible into Common Stock at a rate of 1.63 shares of Common Stock for each share of Preferred Stock with all accumulated and unpaid dividends and interest thereon becoming a debt of the Company payable to the Preferred stockholders. Accumulated and unpaid dividends were $10,395,000 at December 31, 1993. Interest on the accumulated and unpaid dividends began to accrue as of January 1, 1989 at The Chase
Manhattan Bank, N.A., prime rate, adjusted quarterly. Accrued interest on the dividends was $2,551,000 at December 31, 1993.

     As reflected in the Agreement with Hibernia discussed in Note
1, if the merger is consummated, each outstanding share of Preferred Stock would receive total consideration valued at approximately $118 (as of March 31, 1994) in the form of cash and Hibernia Common Stock.

NOTE 12.  DEBT SETTLEMENT.

     As reported in the Company's previous Annual Report filings, the Company was the subject of a claimed default of its loan in the principal amount of $16,100,000 from First City National Bank of Houston ("First City") that was payable on the earlier of demand or December 31, 1988.

     In 1990 the Company and the Bank entered into a Settlement
Agreement and Supplemental Settlement Agreement with First City and Collecting Bank, N.A. ("Collecting Bank"), a special purpose bank that had been created by First City and to which the loan had been assigned. Pursuant to the terms of these agreements (i) the parties exchanged releases of all claims and litigation related to the Company's debt; (ii) Collecting Bank delivered to the Company the $16.1 million promissory note, duly cancelled, and all of the FNJ stock which had been pledged to secure the note; (iii) the Company delivered to Collecting Bank 62,685 shares of FNJ Common Stock; (iv) FNJ issued a warrant to Collecting Bank representing an additional 52% of the outstanding
FNJ Common Stock, with FNJ having the right to defer the exercise of the warrant by the Collecting Bank by making annual payments ("Exercise Deferral Payments") in the annual amount of 4.25% of $11.6 million
(the "Repurchase Price") for the period from March 31, 1990 to March 31,
1995 (with the first payment due March 1, 1992 for the period from March
31, 1990 to December 31, 1991) and 10% thereafter, and with FNJ having the right to repurchase the warrant at any time prior to March 31, 1998 for the Repurchase Price plus accrued and unpaid Exercise Deferral
Payments; and (v) the Company issued to Collecting Bank a Senior Debenture in the principal amount of $2 million, bearing interest at the rate of 7% per annum until March 31, 1995, and at the rate of 10% thereafter. The Senior Debenture had no maturity date and was redeemable at the option of the Company within five years for $1 million.

     The accounting for the delivery of the warrant in satisfaction of the indebtedness owed to, Collecting Bank, was treated as a debt-for-debt exchange. A loss on the transaction of $2.8 million was recorded as a result of this transaction; this loss resulted from the following (in thousands):

Investment in Bank at Restructure                 $ 25,099
Percentage Given to First City                        19.9%
                                                     4,994
Fair Value of Stock Given Up
 (315,000 shares @ $35/share x 19.9%)               (2,194)

Resulting Loss on Transfer                        $  2,800


     As a result, minority interest of $3,560,000 was recorded and a writedown of goodwill was realized of $1,434,000. The Note Payable and the Senior Debenture were recorded as follows (in thousands):

Original Note Payable                             $16,100
Interest Payable                                    2,212
         Subtotal                                  18,312
Less: Stock Given Up                               (2,194)
Remaining Debt                                     16,118
Allocation to Senior Debenture                       (500)
Recorded Value of Note Payable                    $15,618

     The Note Payable and the Senior Debenture were being accreted, using the effective interest method, to $17,545,000 (the total of the Exercise Deferral Payments plus the Repurchase Price) and
$2,000,000, respectively.

     At the direction of the Bank's primary regulator in early
1992, the Company began negotiations with the Collecting Bank to rescind the warrant in exchange for a lump sum cash payment. As a result of these negotiations, on November 9, 1992, First Continental Bancshares,
Inc. repurchased from the Federal Deposit Insurance Corporation
("FDIC"), in its capacity as receiver for Collecting Bank, (i) 62,685 shares of Common Stock, $10.00 par value per share, of the Bank, (ii) a warrant to acquire an additional 52% of the outstanding shares of FNJ Common Stock, (iii) a warrant entitling Collecting Bank to maintain its 19.9% ownership interest in FNJ in the event of certain circumstances and
(iv) a senior debenture in the principal amount of $2,000,000
(collectively, the "Collecting Bank Interests"). The repurchase was effected in connection with the settlement of all pending litigation between the Company and FNJ, and Collecting Bank and First City, Texas-Houston,
N.A., ("Debt Settlement").

     The Company made a cash payment of $4.2 million to the FDIC to repurchase the Collecting Bank Interests. A gain on extinguishment
of debt of $17,190,000, pre-tax, resulted from this transaction.   The
Company funded the repurchase by issuing an aggregate principal amount of $5.4 million of 10.75% Class A and Class B Senior Secured Notes due 1997 on November 9, 1992. (See Note 10.) The remainder of the proceeds from the issuance of the Notes are held in escrow to be used by the Company to provide for the first two years of debt service on the Notes and to pay certain expenses of the offering.

     As a result of the repurchase of the Collecting Bank Interests and the settlement of the litigation in 1992, all of the Collecting
Bank Interests were cancelled, the Company now owns 100% of the outstanding shares of FNJ Common Stock (50% plus one share of which has been pledged by the Company to the trustee for the noteholders to secure the Company's obligations under the Notes), and the Company has no further obligation to Collecting Bank.

NOTE 13.  RELATED PARTY TRANSACTIONS.

     In the ordinary course of business, FNJ makes loans to its directors, principal officers and shareholders. These loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other unaffiliated persons. Transactions in loans made to directors, principal officers and shareholders, including their family members and companies in which they have a significant ownership interest, were as follows during 1993 and 1992 (in thousands):

                                          1993        1992

Balance, Beginning of Year              $   379     $   229

Additions                                     1         192

Repayments and Other                       (264)        (42)

Balance, End of Year                    $   116     $   379

     In addition, FNJ has a number of banking relationships with other banks which have certain directors, officers and shareholders in common. The most significant of these relationships relates to loan participations sold to and purchased from the other banks. Total loan participations sold to affiliated banks was approximately $2,149,413 and $551,133 at December 31, 1993 and 1992, respectively. The total of loan participations purchased from these banks amounted to approximately $3,054,456 and $2,009,123 at December 31, 1993 and 1992, respectively. These loan participations sold and purchased are made without recourse, on comparable terms with the original loan, at market rates of interest which provide for reimbursement of loan origination and servicing costs.

     In addition, FNJ has other banking relationships with the aforementioned banks as follows:

     These banks maintain time deposits and demand deposits at FNJ, which totalled approximately $710,815 and $1,355,000 at December 31, 1993 and 1992, respectively, while FNJ maintained no time deposits nor demand deposits at these related banks at those dates.

     In the normal course of business the Company performs services for and receives services from certain related banks. Fees received for services performed totalling $83,000, $149,000 and $222,000 for 1993, 1992 and 1991, respectively, and were included in either other operating income or as a reduction of salaries and employee benefits for the respective years. Fees paid for services received totalling $90,000 for the year ending December 31, 1992, and $164,000 for 1991 were included in other operating expenses for the respective years. No fees were paid in 1993.

     In 1993, the Company and the Bank sold various affiliate bank stocks, which were held as other assets and which represented a book value of $34,200 prior to the bids being requested, to various individuals including directors and principal officers of the Company. The sales were made through a public notification and sealed bid procedure with the highest bidder being awarded the shares. A gain on the sales of $91,498 (net of tax) is reflected in Unrealized Gain on Available-For-Sale Securities in the Company's financial statements as the sales were settled in January 1994.

     During 1986 the Company issued $6,000,000 in mandatory convertible subordinated Debentures to related banks (see Note 10).

Portions of the proceeds were used to retire $2,000,000 in existing subordinated Debentures and to purchase 354,574 outstanding Common Stock warrants for $2,393,000 at a price of $6.75 per warrant (net of the warrants' $3.50 conversion price). The price was based upon an appraisal of the Company's stock at $10.25 per share performed by an independent investment banking firm. Of the 354,574 warrants purchased, 212,742 were purchased from individuals who were either principal shareholders or officers and directors of the Company. This transaction was approved by a majority of the shareholders of the Company.

NOTE 14.  INCOME TAXES.

     Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 109 "Accounting for Income Taxes." Under this new accounting standard, the tax consequences of all temporary differences between the tax bases of the assets or liabilities and their reported amounts in the financial statements represent either tax liabilities to be settled in the future or tax assets that will be realized as a reduction of future taxes. Among other provisions, SFAS No. 109 requires the use of currently enacted tax rates to measure these deferred tax assets and liabilities. The change in the net deferred tax position between periods represents the deferred tax expense or benefit to be recognized in the financial statements.

     The components of income tax expense for the years ended
December 31, 1993, 1992 and 1991 were as follows (in thousands):

                                      1993      1992     1991

Current                              $  125  $   232  $   -
Deferred                                927        -      -
                                     $1,052  $   232  $   -

     Total income tax expense differed from the amount computed by applying the statutory federal income tax rates to pretax income for the years ended December 31, 1993, 1992 and 1991 as follows (in thousands):


                                       1993     1992     1991

Federal Income Tax Expense          $  704    $  232  $  (285)

Increase (Decrease) Resulting From:
  Non-Taxable Interest Income          (78)      (82)    (138)
  Non-Taxable Income and Expense Related to
    Consolidation Adjustments             -     (220)     (313)
  Amortization of Goodwill              281       281      287
  Unused Portion of Book Operating Loss to
    Be Carried Forward                   -         -       432
  Other                                 145        21       17

Actual Income Tax Expense              $1,052  $  232   $    -

     The components of the Company's deferred tax assets and liabilities as of January 1, 1993 and December 31, 1993 and the changes in the respective balances between those periods were as follows (in thousands):


                         January 1,       Net       December 31,
                            1993        Change          1993

Deferred Tax Assets:

  Other Real Estate        $ 3,107     $    806         $ 2,301
  Reserve for Loan Losses      437         (246)            683
  Net Operating Loss
   Carryforwards             2,639          543           2,096
  Other                        400         (250)            650

    Total Deferred
     Tax Assets            $ 6,583     $    853         $ 5,730

Deferred Tax Liabilities:

  Basis Difference in
   Stock of Subsidiary     $(3,044)    $     -          $(3,044)
  Depreciation                (917)          73            (990)
  Basis Difference in
   Investment Securities         -          416            (416)


    Total Deferred
     Liabilities            (3,961)         489          (4,450)

Valuation Allowance              -            -               -

    Net Deferred
     Tax Asset             $ 2,622      $ 1,342          $ 1,280


     As of December 31, 1993, for tax purposes, the Company had net operating loss carryforwards (NOL's) of approximately $6,200,000 available to offset future taxable income which will expire in varying amounts through the year 2006. SFAS No. 109 requires, among other things, recognition of future tax benefits, subject to a valuation allowance based on the likelihood of realizing such benefits. In evaluating the realization of net tax benefits, the Company must determine whether it is "more likely than not" that the Company will realize such benefits and that all negative and positive evidence be considered (with more weight given to evidence that is "objective and verifiable") in making the determination.

     Upon adopting SFAS No. 109, the Company applied the evaluation criteria set forth in the Statement and determined that based on the available evidence at the time of adoption, no valuation reserve for the net deferred tax asset was required. At each reporting period, the Company re-evaluates all available evidence in determining whether realization of deferred tax assets is more likely than not, and, if appropriate, records adjustments to the valuation allowance. Matters considered by the Company in determining the appropriate levels of valuation allowance include (but are not necessarily limited to) historical operating results, current and expected market conditions, future business plans and available tax strategies, as well as current banking laws and regulations.

     As of December 31, 1993, the Company determined that based on available evidence, no valuation reserve for the net deferred tax asset was required.

NOTE 15.  EARNINGS PER SHARE.

     Earnings per share was computed by dividing net income (loss) less Preferred Stock dividends by the weighted average number of outstanding shares of Common Stock. The Preferred Stock and the Debentures are not considered Common Stock equivalents. The weighted average number of outstanding common and common equivalent shares used in computing primary earnings (loss) per share was
2,128,096 during the past three years.   For purposes of computing
fully diluted earnings (loss) per share, the Common Stock conversion attributes of the Preferred Stock, the Debentures, and the premium associated with the Class A Senior Notes were computed and added to Common Stock outstanding as of the beginning of each year. At December 31, 1993 and 1991, the computed Common Stock conversion amounts associated with the Preferred Stock, the Debentures, and the premium associated with the Class A Senior Notes in 1993 were determined to be anti-dilutive in computing fully-diluted earnings per share. At December 31, 1992, the computed Common Stock conversion amounts associated with the Preferred Stock, the Debentures, and the premium associated with the Class A Senior Notes were 221,638, 734,136 and 601,540 shares, respectively. The total weighted average number of shares outstanding used for computing fully diluted earnings per share at December 31, 1992 was 3,685,410.

NOTE 16.  COMMITMENTS AND CONTINGENCIES.

     The Bank is committed under various non-cancellable operating leases for its facilities and for certain equipment leased on a short-term basis. Total rent expense included in the accompanying statements of income (loss) was $266,000, $271,000 and $294,000 in 1993, 1992 and 1991, respectively. The future minimum rental commitments as of December 31, 1993 are as follows (in thousands):


                     1994            $  356,520
                     1995               145,350
                     1996                70,704
                     1997                15,809
                     1998 & After        43,067
                                     $  631,450


     The Company and its subsidiary are defendants in and are threatened with various other legal proceedings arising from their regular business activities, primarily the business of making and collecting loans. To address such exposure, the Company periodically records loss accruals when, in the opinion of management, losses from such litigation become known and probable. Management believes that the amounts accrued for litigation losses as of December 31, 1993 is adequate and in the opinion of management, based upon the advice of legal counsel, the outcome of such litigation will not have a material adverse effect on the Company's financial position or results of operations.

Off-Balance Sheet Instruments

     In the normal course of business, the Bank is a party to financial instruments which are not recorded in the financial statements. These financial instruments include commitments to extend credit and letters of credit.

     Loan commitments and lines of credit represent commitments to lend funds at specific rates, with fixed expiration or review dates and for specific purposes. These commitments are agreements to fund loans if the conditions in the agreements are met. Since many commitments are never actually drawn on, the unfunded amounts do not necessarily represent future funding requirements. The Bank evaluates each customer's credit worthiness on an individual basis.

The amount of collateral obtained, if any, upon extension of credit is based on the credit worthiness of the customer.

     Standby letters of credit obligate the Bank to pay third parties if customers fail to perform under the agreements with those third parties. Letters of credit are subject to credit reviews, collateral requirements and debt covenants similar to those in loan agreements. The credit risk involved in issuing letters of credit is essentially the same as that which is involved in extending loans to customers.

     In the opinion of management, there are no financial instruments which present an unusual risk to the Bank and no material losses are anticipated as a result of these transactions.

     A summary of obligations under financial instruments which are not reflected in the financial statements follows (in thousands):

                                December 31,        December 31,
                                   1993                1992

Commitments to Extend Credit
 for Loans and Leases              13,183             11,215
Standby Letters of Credit             722              1,127


     The fair value of off-balance sheet commitments was immaterial at December 31, 1993 and 1992.

Employee Benefit Plans

     The Company sponsors a welfare benefit plan for retired employees of the Company. To be eligible to participate in this plan, an employee at retirement must accumulate a minimum of 75 points based on age at retirement and years of service with the Company after age 39. Benefits available to eligible retirees include $5,000 of term life insurance and retiree medical coverage.

     Effective January 1, 1993, the Company adopted SFAS No. 106, "Employers' Accounting for Post-Retirement Benefits Other Than Pensions." It is the intent of the Company to amortize its accumulated and post-retirement benefit obligation over a 20-year period as permitted by the Statement.

     The SFAS 106 accumulated post-retirement benefit obligation at January 1, 1993 was $489,072. In fiscal year 1993, the Company recognized a net periodic post-retirement expense of $87,937, $40,114 of which related to interest cost, $23,369 related to service cost attributable to 1993, and $24,454 related to amortization of the initial transition obligation which is being recognized over 20 years.

     The SFAS 106 accumulated post-retirement benefit obligation at December 31, 1993 was $574,327. This will result in the Company recognizing a net periodic post-retirement expense of $74,327 in 1994.

     The discount rate used in calculating the accumulated post-retirement benefit obligation as of December 31, 1993 was 7%. The annual assumed rate of increase in the cost of covered health care benefits through 1995 (the health care trend rate) is 12% for charges covered by Medicare and 14% for charges not covered by Medicare. The annual assumed rate of increase is predicted to decrease gradually in 1% increments every other year until it levels off at 6.5% in 2006.

     Increasing the health care trend rate by one percentage point above the rate disclosed above would result in a change to the accumulated post-retirement benefit of less than one percent.

     In November 1992, the FASB issued SFAS No. 112, "Employers' Accounting for Postemployment Benefits." SFAS No. 112 requires accrual-based accounting for benefits cost relating to former or inactive employees after employment but before retirement and becomes effective January 1, 1994. The effect of adopting SFAS No. 112 is not expected to have a material impact.

     Retention agreements were adopted in 1993 to encourage certain Officers and Executive Officers of the Bank to continue their employment with the Bank in the context of ongoing merger discussions between the Company and certain non-affiliated financial institutions. These agreements were executed primarily to maintain stability within the organization and reduce the risk of loss of key members of management before consummation of any potential merger or acquisition of the Company. These agreements provide that if the Officers and Executive Officers remain with the Bank through the consummation of a merger, and certain other conditions are satisfied, they would receive additional compensation aggregating approximately $1.3 million.

NOTE 17.  PARENT COMPANY FINANCIAL INFORMATION.

     The following is a condensed summary of financial statements as of December 31, 1993 and 1992, and for each of the three years in the period ended December 31, 1993 (in thousands):

                            STATEMENTS OF CONDITION

                                           1993            1992
Cash and Due From Banks                  $  394          $   19
Investments in Securities                   948           1,131
Investment in Subsidiary Bank            33,627          26,763
Other Assets                                  -              83
                                        $34,969         $27,996

Accrued Liabilities                     $ 5,688         $ 3,602
Notes Payable                             5,884           5,444
Mandatory Convertible Debenture           6,000           6,000
Shareholders' Equity                     17,397          12,950
                                       $34,969          $27,996


                          STATEMENTS OF INCOME (LOSS)

                                     1993       1992       1991
Dividends from Subsidiary Bank    $     -   $     -    $     -
Equity in Undistributed Earnings
 of Subsidiary Bank                 6,954      3,028      1,255
Amortization of Purchase
 Adjustments                         (831)      (832)     (848)
Other Income and Expense (Net)       (452)      (280)         4
Interest Expense on Long-Term Debt (1,753)    (1,353)    (1,250)
Net Income (Loss) Before Income Taxes,
  Extraordinary Items and Cumulative Effect
  of Change in Accounting
  Principle                         3,918        563       (839)
Provision (Benefit) for Income Taxes (626)       192          -
Net Income (Loss) Before Extraordinary Items
  and Cumulative Effect of Change in Accounting
  Principle                         4,544        371       (839)
Extraordinary Items:
  Gain on Extinguishment of
  Debt, Net of Tax                      -     11,345         -
Utilization of Net Operating
  Loss Carryforward                     -      6,075         -
 Net Income (Loss) Before Cumulative Effect of
  Change in Accounting Principle    4,544     17,791       (839)
Cumulative Effect of Change in Accounting
  Principle - (Adoption of SFAS 109) (904)         -         -
Net Income (Loss)                 $ 3,640    $17,791    $  (839)

   Under the terms of resolutions approved by the Board of Directors of the Bank, prior approval of the OCC is required before any dividends can be paid to First Continental Bancshares, Inc. for purposes of debt service, preferred dividends, or other corporate purposes.

                           STATEMENTS OF CASH FLOWS


                                     1993       1992       1991
OPERATING ACTIVITIES:

Net Income (Loss)                 $ 3,640    $17,791    $  (839)

Adjustments to Reconcile Net Income (Loss) to Net
  Cash Used in Operating Activities:

Gain on Extinguishment of
 Debt, Pre-Tax                          -   (17,190)
      -
Cumulative Effect of Change
 in Accounting Principle              904         -            -
Equity in Undistributed (Earnings)
 Loss of Subsidiary                (6,954)   (3,028)      (1,255)
Amortization of Organization Costs     83        16           16
Amortization of Purchase Adjustments  831       832          848
Accretion of Senior Debentures
 and Note Payable                     440       392          350
Adjustment to Market Value of
 Equity Securities                      -        40            -
Increase in Accrued Interest Payable  793       961          900
Increase in Accounts Payable          355        66           23
Net cash Provided By (Used In)
 Operating Activities                  92      (120)          43


INVESTING ACTIVITIES:

Purchase of Securities               (540)    (1,104)          -
Sales and Maturities of
 Investment Securities                823          -           -
Net Cash Provided By (Used In)
 Investing Activities                 283     (1,104)          -

FINANCING ACTIVITIES:

Proceeds From Issuance of
 Long-Term Debt                         -      5,400           -
Repayment of Long-Term Debt             -     (4,200)          -
Net Cash Provided by
 Financing Activities                   -      1,200           -

   INCREASE (DECREASE) IN CASH AND
    CASH EQUIVALENTS                  375        (24)         43

   CASH AND CASH EQUIVALENTS AT
    BEGINNING OF YEAR                  19         43           -
   CASH AND CASH EQUIVALENTS AT
    END OF YEAR                   $   394   $     19    $     43

NOTE 18.  BANK ONLY FINANCIAL INFORMATION.

     The statements of condition of First National Bank of Jefferson Parish as of December 31, 1993 and December 31, 1992, and the related statements of income and changes in shareholders' equity for each of the three years in the period ended December 31, 1993, follow (in thousands):


                            STATEMENTS OF CONDITION


                                              1993          1992

ASSETS

Cash and Due from Banks                    $ 13,141     $ 16,960
Investment Securities:
  United States Government and Agencies      33,557       25,578
  Mortgage-Backed Securities                 91,883       70,698
  State and Political Subdivisions              289            -
  Federal Reserve Bank Stock and
    Other Securities                          1,030          670
    Total Investments (fair value
      of approximately $127,598 in 1993
      and $99,282 in 1992)                  126,759       96,946

Federal Funds Sold                           22,000       17,200

Loans                                       223,093      232,958
    Reserve for Possible Loan Losses         (6,590)      (6,261)
      Net Loans                             216,503      226,697
Bank Premises and Equipment, Net              5,803        5,939
Accrued Interest Receivable                   1,933        1,970
Other Real Estate and Foreclosed
  Property, Net                               7,630       22,395
Other Assets                                  3,435          742
          TOTAL ASSETS                     $397,204     $388,849


LIABILITIES

Deposits:
  Interest-Free                            $ 61,087     $ 59,951
  Money Market                               52,574       54,063
  Savings & NOW                              85,431       86,844
  Time                                      146,317      145,183
  Interest-Bearing Deposits
    From Affiliated Banks                       335        1,169
       Total Deposits                       345,744      347,210
Short-Term Borrowings                        13,234       14,149
Accrued Interest Payable                      3,092        2,216
Other Liabilities                             4,627        2,461
          TOTAL LIABILITIES                 366,697      366,036



SHAREHOLDERS' EQUITY
  Common Stock                                3,150        3,150
  Surplus                                     7,600        7,600
  Unrealized Gain on Available-For-
    Sale Securities                             740            -
  Undivided Profits                          19,017       12,063
          TOTAL SHAREHOLDERS' EQUITY         30,507       22,813
          TOTAL LIABILITIES AND
            SHAREHOLDERS' EQUITY           $397,204     $388,849


                             STATEMENTS OF INCOME


                                  1993       1992      1991

INTEREST INCOME:
  Interest and Fees on Loans      $ 22,636   $ 24,612  $ 26,672
  Interest and Dividends on
    Investment Securities:
      United States Government
        & Agencies                   1,809      1,612       691
     Mortgage-Backed Securities      5,044      5,405     5,170
     State and Political
       Subdivisions                     13          2         6
     Federal Reserve Bank Stock
       and Other Securities             19         19        20
  Interest on Federal Funds Sold
    and Securities
        Purchased Under Agreements
          to Resell                    426        530       956
  Interest on Deposits in Banks          -          -         8
        Total Interest Income       29,947     32,180    33,523
INTEREST EXPENSE:
  Interest on Deposits:
    Money Market                     1,174      1,807     2,677
    Savings and NOW                  1,423      2,359     3,606
    Time                             6,636      8,016    11,362
  Interest on Short-Term
    Borrowings                         289        322       543
        Total Interest Expense       9,522     12,504    18,188
NET INTEREST INCOME                 20,425     19,676    15,335
PROVISION FOR POSSIBLE LOAN
  LOSSES                               725      1,152     1,800
NET INTEREST INCOME AFTER
  PROVISION FOR
  POSSIBLE LOAN LOSSES              19,700     18,524    13,535
OTHER INCOME:
  Service Charges on
    Deposit Accounts                 2,755      2,726     2,629
  Other Charges, Commissions
    and Fees                         1,580      1,555     1,439
  Other Operating Income               464        592       442
  Security Gains                         8         20       179
        Total Other Income           4,807      4,893     4,689
OTHER EXPENSES:
  Salaries and Employee Benefits     8,087      7,034     6,954
  Net Occupancy Expense              1,466      1,464     1,746
  Litigation Loss (Recovery)            92        255      (176)
  Other Real Estate Expenses, Net    5,213      6,554     3,685
  Other Operating Expense            4,543      4,962     4,448
        Total Other Expenses        19,401     20,269    16,657
INCOME BEFORE INCOME TAXES,
  EXTRAORDINARY ITEMS AND
  CUMULATIVE EFFECT OF CHANGE
  IN ACCOUNTING PRINCIPLE            5,106      3,148     1,567
Provision for Income Taxes           1,678      1,070         -
Income Before Extraordinary
  Items and Cumulative
  Effect of Change in
  Accounting Principle               3,428      2,078     1,567
Extraordinary Item:
  Utilization of Net Operating
    Loss Carryforward                    -        950         -
Net Income Before Cumulative
  Effect of Change
  in Accounting Principle            3,428      3,028     1,567
Cumulative Effect of Change
  in Accounting Principle -
  (Adoption of SFAS 109)             3,526          -         -
NET INCOME                       $   6,954 $    3,028  $  1,567


                       STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY




                                                                            Unrealized
                                                                             Gain on
                                Alternative                     Undivided        Available-For-Sale
         ---Common Stock---     --Warrant--   ---Surplus---     --Profits--     --Sale Securities--


         Shares      Amount        Amount        Amount            Amount            Amount


BALANCE,
  DECEMBER 31, 1990     3,150       $3,150        $5,458        $7,600            $ 2,010           $     -

  Net Income                                                                        1,567
  Accretion on
    Alternative Warrant                            1,174                           (1,174)


BALANCE,
  DECEMBER 31, 1991     3,150        3,150         6,632         7,600              2,403                 -

  Net Income                                                                        3,028
  Reversal of Accretion
    on Alternative
    Warrant and
    Alternative Warrant                           (6,632)                           6,632



BALANCE,
  DECEMBER 31, 1992     3,150        3,150             -        7,600              12,063                -


  Net Income                                                                        6,954
  Unrealized Gain                                                                                      740


BALANCE,
  DECEMBER 31, 1993     3,150       $3,150      $      -       $7,600             $19,017             $740


NOTE 19.  OTHER OPERATING INCOME AND EXPENSES.

     Other Charges, Commissions and Fees included the following amounts of Trust Income: $611,000 in 1993; $577,000 in 1992; and
$490,000 in 1991.

     Other operating expenses consisted of the following for the years ended December 31, 1993, 1992 and 1991 (in thousands):

                                      1993     1992     1991

Amortization of Purchase
  Adjustments                         $  831   $  832   $  848
Legal and Professional                 1,313    1,342      968
Data Processing                          755      756      675
FDIC Assessment                          984      816      726
Note Offering Expenses                     -      237        -
Other                                  1,954    2,101    2,093
                                      $5,837   $6,084   $5,310



NOTE 20.  SUPPLEMENTAL SCHEDULE OF NONCASH FINANCING ACTIVITIES.

     As discussed in Note 12, the Company restructured its note payable to First City during 1990. The following noncash transactions were recorded (in thousands):

Discount on Note Payable                            $   482
Forgiveness of Accrued Interest Payable               2,212
Transfer of 19.9% of Investment in
  Subsidiary Bank                                    (3,560)
Issuance of Senior Debenture                           (500)
Write-Off of Goodwill, Net                           (1,434)
  Loss on Transfer of Assets                        $(2,800)


     As is also discussed in Note 12, in 1992, the Company again restructured its debt with the then current holder of the note, the FDIC. Pursuant to this restructure, there were certain non-cash transactions recorded. Those transactions were as follows (in thousands):

Forgiveness of Debt Associated With Note Payable
  Including Accrued Interest                      $12,532
Release of Senior Debenture and
  Related Accretion                                   720
Release of Minority Interest Position               3,938

Gain on Extinguishment of Debt                    $17,190